UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Yum China Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This document shall also serve as a circular to holders of the common stock of Yum China Holdings, Inc. for the purposes of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”) (the “Hong Kong Listing Rules”).

Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution when dealing in the securities of Yum China Holdings, Inc. If you are in doubt about any of the contents of this document, you should obtain independent professional advice.

Hong Kong Exchanges and Clearing Limited and the Hong Kong Stock Exchange take no responsibility for the contents of this circular, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.

PRELIMINARY PROXY STATEMENT DATED AUGUST 15, 2022

SUBJECT TO COMPLETION

Yum China Holdings, Inc.

(NYSE TRADING SYMBOL: YUMC; HONG KONG STOCK CODE: 9987)

7100 Corporate Drive Plano, Texas 75024 United States of America	Yum China Building 20 Tian Yao Qiao Road Shanghai 200030 People’s Republic of China

August [    ], 2022

Dear Fellow Stockholders:

We are pleased to invite you to attend a Special Meeting of Stockholders of Yum China Holdings, Inc. (the “Special Meeting”), which will be held on Tuesday, October 11, 2022, at 8:00 a.m. Beijing/Hong Kong time (Monday, October 10, 2022, at 8:00 p.m. U.S. Eastern time). The Special Meeting will be held entirely online due to the COVID-19 pandemic and related travel restrictions, in order to support the health and well-being of our partners, employees, and stockholders.

The common stock of Yum China Holdings, Inc. (the “Company,” “Yum China,” “we,” “us” or “our”) currently trades on the New York Stock Exchange (the “NYSE”), where it is primarily listed, and the Hong Kong Stock Exchange, where it is secondary listed. On August 15, 2022, the Company announced that it has received the acknowledgment from the Hong Kong Stock Exchange for its application for a voluntary conversion of the listing status of the Company’s common stock listed on the Main Board of the Hong Kong Stock Exchange from a secondary listing status to a primary listing status (the “Primary Conversion”). Following the Primary Conversion, the Company’s common stock will be dual primary listed on the Hong Kong Stock Exchange and the New York Stock Exchange.

The Company considers it in the best interest of its stockholders to pursue the Primary Conversion. Therefore, in view of the Hong Kong Listing Rules applicable to issuers which have a primary listing status on the Hong Kong Stock Exchange, the Board of Directors of the Company (the “Board”) considers it in the best interest of the Company’s stockholders to call the Special Meeting for the following purposes (“Items of Business”):

1.

To approve the Board’s continuing authority to approve the Company’s issuance of shares of its common stock or securities convertible into common stock in an amount not to exceed 20% of the total number of outstanding shares of common stock of the Company as of the date of the Special Meeting, and effective from the effective date of the Primary Conversion (the “Primary Conversion Effective Date”) until the earlier of the date the next annual meeting is held or June 26, 2023;

2.

To approve the Board’s continuing authority to approve the Company’s repurchase of shares of its common stock in an amount not to exceed 10% of the total number of outstanding shares of common stock of the Company as of the date of the Special Meeting, and effective from the Primary Conversion Effective Date until the earlier of the date the next annual meeting is held or June 26, 2023; and

3.	To approve the Yum China Holdings, Inc. 2022 Long Term Incentive Plan (the “2022 LTIP”).

Stockholder approval for all the Items of Business is a condition to the Primary Conversion. The Primary Conversion shall not become effective if stockholders fail to approve any of the Items of Business described above for which the Special Meeting is called.

You may attend the Special Meeting via the Internet at www.virtualshareholdermeeting.com/YUMC2022SM. To participate in the Special Meeting, you will need the 16-digit control number which appears on your proxy card or the instructions that accompanied your proxy materials. The attached notice of Special Meeting and proxy statement contain details of the Items of Business to be conducted at the Special Meeting and the detailed procedures for attending, submitting questions and voting at the Special Meeting.

Your vote is important. We encourage you to vote promptly, whether or not you plan to attend the Special Meeting. You may vote your shares over the Internet or via telephone, or you may complete, sign, date and mail the proxy card in the postage-paid envelope provided.

Sincerely,

Joey Wat

Chief Executive Officer

Yum China Holdings, Inc.

Notice Of Special Meeting

Of Stockholders

Time and Date:	8:00 a.m. Beijing/Hong Kong time on Tuesday, October 11, 2022 / 8:00 p.m. U.S. Eastern time on Monday, October 10, 2022.

Location:	Online at www.virtualshareholdermeeting.com/YUMC2022SM

Items of Business:

(1) To approve the Board’s continuing authority to approve the Company’s issuance of shares of its common stock or securities convertible into common stock in an amount not to exceed 20% of the total number of outstanding shares of common stock of the Company as of the date of the Special Meeting, and effective from the Primary Conversion Effective Date until the earlier of the date the next annual meeting is held or June 26, 2023.

(2) To approve the Board’s continuing authority to approve the Company’s repurchase of shares of its common stock in an amount not to exceed 10% of the total number of outstanding shares of common stock of the Company as of the date of the Special Meeting, and effective from the Primary Conversion Effective Date until the earlier of the date the next annual meeting is held or June 26, 2023.

(3) To approve the 2022 LTIP.

Pursuant to the Company’s Amended and Restated Bylaws, only business within the purpose or purposes described in this Notice of Special Meeting of Stockholders (the “Notice”) may be conducted at a special meeting. Accordingly, the only matters that will be brought before the Special Meeting are those described above.

Who Can Vote:	You can vote if you were a stockholder of record as of the close of business on August 24, 2022.

Attending the Meeting:

Stockholders of record as of the close of business on August 24, 2022 and the general public will be able to attend the Special Meeting by visiting our Special Meeting website at www.virtualshareholdermeeting.com/YUMC2022SM. To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The Special Meeting will begin promptly at 8:00 a.m. Beijing/Hong Kong time on Tuesday, October 11, 2022 / 8:00 p.m. U.S. Eastern time on Monday, October 10, 2022. Online check-in will begin 15 minutes prior to the start of the meeting, and you should allow ample time for the online check-in procedures.

How to Vote:

You may vote over the Internet or via telephone by following the instructions set forth in the accompanying proxy statement. You may also vote by completing, signing, dating and returning the proxy card. If you attend the Special Meeting using your 16-digit control number, you may vote during the Special Meeting. Your vote is important. Whether or not you plan to attend the Special Meeting, please vote promptly.

Date of Mailing:

For the Special Meeting, we have elected to utilize the “full set delivery” option under the rules of the Securities and Exchange Commission (the “SEC”), thus we are delivering paper copies of all proxy materials to each stockholder, as well as providing access to those proxy materials on a publicly-accessible website.

This Notice, the accompanying proxy statement and the form of proxy are first being mailed to stockholders on or about [        ], 2022.

By Order of the Board of Directors,

Joseph Chan

Chief Legal Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 11, 2022 / OCTOBER 10, 2022:

The Notice of Special Meeting of Stockholders and Proxy Statement are available at http://www.proxyvote.com.

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders, Banks and Brokers

Call Toll Free:

866-316-3922

International Number:

781-575-2137

PROXY STATEMENT – TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

The Board of the Company solicits the enclosed proxy for use at the Special Meeting to be held at 8:00 a.m. Beijing/Hong Kong time on Tuesday, October 11, 2022 / 8:00 p.m. U.S. Eastern time on Monday, October 10, 2022. The Special Meeting will be held in a virtual-only format, through a live audio webcast. The Special Meeting will only be conducted via webcast; there will be no physical meeting location. This proxy statement contains information about the matters to be voted on at the Special Meeting and the voting process.

Why has the Board of Directors called a Special Meeting?

The Board called the Special Meeting in order to seek stockholder approval of certain matters to facilitate a voluntary conversion of the Company’s listing status from secondary to primary listing on the Hong Kong Stock Exchange (the “Primary Conversion”). On September 10, 2020, the Company’s shares of common stock began trading on the Hong Kong Stock Exchange as a secondary-listed company, while also concurrently being primary listed and traded on the NYSE. The Board has determined that the Primary Conversion will provide strategic benefits to the Company, including enhancing our stock trading on an exchange that is closer to where we operate, and thus, to our employees, customers and other stakeholders, further broadening our shareholder universe and increasing liquidity.

In addition, our Board considered that the Primary Conversion will mitigate the delisting risk that the Company faces on the NYSE pursuant to the SEC’s implementation of the Holding Foreign Companies Accountable Act (the “Act”), which was signed into law on December 18, 2020. The Act requires the SEC to prohibit the securities of any “covered issuer,” including the Company, from being traded on any of the U.S. securities exchanges, including the NYSE, or traded “over-the-counter,” if the auditor of the covered issuer’s financial statements is not subject to inspection by the Public Company Accounting Oversight Board for three consecutive years, beginning in 2021. On December 2, 2021, the SEC adopted final rules implementing the Act, pursuant to which the SEC will identify companies subject to the Act, known as “Commission-Identified Issuers,” as early as possible after the filing of their next annual report, and implement the trading prohibition as soon as practicable after they have been conclusively identified as Commission-Identified Issuers for three consecutive years.

Pursuant to the Act and the final rules adopted by the SEC, in March 2022, the Company was conclusively identified as a Commission-Identified Issuer by the SEC. In view of such identification, the Company’s shares of common stock may be delisted from the NYSE in early 2024, or in early 2023, if pending legislation passes reducing the number of consecutive non-inspection years required to trigger a trading prohibition under the Act. The Primary Conversion would provide a primary market for the trading of the Company’s shares if they are ultimately delisted from the NYSE in accordance with the Act and would facilitate the orderly transition of trading to the Hong Kong Stock Exchange in that event. Specifically, by initiating the Primary Conversion now, the Company is undertaking a voluntary conversion in order to be proactive and prepared in the event that the Company’s shares are ultimately delisted from the NYSE.

In view of the rationale described above, the Board determined that it is in the best interests of the Company and its stockholders to apply for the Primary Conversion.

YUM CHINA – Proxy Statement	1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

On August 15, 2022, the Company received the acknowledgement from the Hong Kong Stock Exchange for the Company’s application for Primary Conversion.

As a secondary-listed issuer on the Hong Kong Stock Exchange under Chapter 19C of the Hong Kong Listing Rules, the Company has been and is currently exempt from certain provisions of the Hong Kong Listing Rules, including, among others, rules on share issuance, repurchases, notifiable transactions, connected transactions, share option schemes and content of financial statements, as well as certain other continuing obligations. As a secondary-listed issuer, the Company was also granted a number of waivers and/or exemptions from strict compliance with the applicable Hong Kong laws and regulations.

From the Primary Conversion Effective Date, the Company will have a primary listing status on the Hong Kong Stock Exchange and the Company will be subject to the full regime of the applicable Hong Kong laws and regulations, unless specific waivers have been obtained from the Hong Kong Stock Exchange or the Securities and Futures Commission of Hong Kong.

The Board of Directors called the Special Meeting in order to obtain, in accordance with the Hong Kong Listing Rules, stockholder approval with regard to the three Items of Business set forth below. Under Delaware law and NYSE listing rules, the Company and the Board are not required to obtain stockholder approval with respect to the first two Items of Business (subject to applicable restrictions). The Company is seeking approval of the first two Items of Business described below solely to comply with the Hong Kong Listing Rules, as described in more detail below. Stockholder approval of all the proposals is a condition to the completion of the conversion to primary listing on the Hong Kong Stock Exchange.

Subject to receiving stockholder approval of all proposed items at the Special Meeting and obtaining the necessary approvals from the Hong Kong Stock Exchange, the Primary Conversion Effective Date is expected to be October 24, 2022.

The Company believes that the continuing authority of the Board to issue shares, repurchase shares and grant equity awards under the 2022 LTIP as contemplated by these proposals is critical to the Company’s business and operations. If stockholders fail to approve any of the Items of Business for which the Special Meeting is called, the Primary Conversion shall not become effective.

IN THE EVENT THAT THE PRIMARY CONVERSION DOES NOT BECOME EFFECTIVE, THE COMPANY AND ITS BOARD WILL RETAIN THE ABILITY TO AUTHORIZE AND CARRY OUT STOCK ISSUANCES AND STOCK REPURCHASES TO THE FULL EXTENT PERMITTED UNDER APPLICABLE U.S. FEDERAL LAW, DELAWARE LAW, THE NYSE LISTING STANDARDS, AND THE COMPANY’S ORGANIZATIONAL DOCUMENTS.

•

Proposal 1: The Hong Kong Listing Rules permit primary-listed companies to issue shares subject to certain restrictions. Among such restrictions, the Hong Kong Listing Rules require that all share issuances must be approved in advance by stockholders, either by way of a “general issuance mandate” or by specific approval of a particular transaction. At the Special Meeting, Yum China stockholders will vote to approve the Board’s continuing authority to approve the Company’s issuance of shares of its common stock or securities convertible into common stock in an amount not to exceed 20% of the total number of outstanding shares of common stock of the Company as of the date of the Special Meeting, effective from the Primary Conversion Effective Date until the earlier of the date the next annual meeting is held or June 26, 2023, unless earlier revoked or modified by a duly adopted resolution of the stockholders. This approval will operate as a general issuance mandate under the Hong Kong Listing Rules.

•

Proposal 2: The Hong Kong Listing Rules permit primary-listed companies to repurchase their shares subject to certain restrictions. Among such restrictions, the Hong Kong Listing Rules require that all repurchases of shares must be approved in advance by stockholders, either by way of a “general repurchase mandate” or by specific approval of a particular transaction. At the Special Meeting, Yum China stockholders will vote to approve the Board’s continuing authority to approve the Company’s repurchase of

2	YUM CHINA – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

shares of its common stock in an amount not to exceed 10% of the total number of outstanding shares of common stock of the Company as of the date of the Special Meeting, effective from the Primary Conversion Effective Date until the earlier of the date the next annual meeting is held or June 26, 2023, unless earlier revoked or modified by a duly adopted resolution of the stockholders. This approval will operate as a general repurchase mandate under the Hong Kong Listing Rules.

•	Proposal 3: Approval of the 2022 LTIP.

Pursuant to the Company’s Amended and Restated Bylaws, only business within the purpose or purposes described in the notice of special may be conducted at a special meeting. Accordingly, the only matters that will be brought before the Special Meeting are those described in the Notice.

Why am I receiving these materials?

You received these materials because our Board of Directors is soliciting your proxy to vote your shares at the Special Meeting. As a stockholder of record as of the close of business on August 24, 2022, you are invited to attend the Special Meeting and are entitled to vote on the Items of Business described in this proxy statement.

How do I attend the Special Meeting?

The Special Meeting will be held in a virtual-only format, through a live audio webcast. The Special Meeting will only be conducted via webcast; there will be no physical meeting location. Stockholders of record as of the close of business on August 24, 2022 and the general public will be able to attend the Special Meeting by visiting our Special Meeting website at www.virtualshareholdermeeting.com/YUMC2022SM. To participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

The Special Meeting will begin promptly at 8:00 a.m. Beijing/Hong Kong time on Tuesday, October 11, 2022 / 8:00 p.m. U.S. Eastern time on Monday, October 10, 2022. Online check-in will begin 15 minutes prior to the start of the meeting, and you should allow ample time for the online check-in procedures. We encourage our stockholders to access the meeting prior to the start time.

May stockholders ask questions?

Yes. Stockholders will have the ability to submit questions during the Special Meeting via the Special Meeting website. As part of the Special Meeting, we will hold a live Q&A session, during which we intend to answer all questions submitted during the meeting in accordance with the Special Meeting’s Rules of Conduct which are pertinent to the Company and the meeting matters, as time permits.

YUM CHINA – Proxy Statement	3

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

What if I have technical difficulties or trouble accessing the Special Meeting?

Beginning 30 minutes prior to the start of and during the Special Meeting, you may contact the technical support number posted on the virtual meeting platform for assistance in accessing the Special Meeting.

Who may vote?

You may vote if you owned any shares of Company common stock as of the close of business on the record date, August 24, 2022. Each share of Company common stock

is entitled to one vote. As of August 24, 2022, there were [            ] shares of Company common stock outstanding.

What am I voting on?

You will be voting on the following three Items of Business at the Special Meeting:

1.

To approve the Board’s continuing authority to approve the Company’s issuance of shares of its common stock or securities convertible into common stock in an amount not to exceed 20% of the total number of outstanding shares of common stock of the Company as of the date of the Special Meeting, effective from the Primary Conversion Effective Date until the earlier of the date the next annual meeting is held or June 26, 2023;

2.

To approve the Board’s continuing authority to approve the Company’s repurchase of shares of its common stock in an amount not to exceed 10% of the total number of outstanding shares of common stock of the Company as of the date of the Special Meeting, effective from the Primary Conversion Effective Date until the earlier of the date the next annual meeting is held or June 26, 2023; and

3.	To approve the 2022 LTIP.

Pursuant to the Company’s Amended and Restated Bylaws, only business within the purpose or purposes described in the notice of special meeting may be conducted at a special meeting. Accordingly, the only matters that will be brought before the Special Meeting are those described in the Notice.

THE PRIMARY CONVERSION SHALL NOT BECOME EFFECTIVE IF STOCKHOLDERS FAIL TO APPROVE ANY OF THE ITEMS OF BUSINESS FOR WHICH THE SPECIAL MEETING IS CALLED.

4	YUM CHINA – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•

FOR the approval of the Board’s continuing authority to approve the Company’s issuance of shares of its common stock or securities convertible into common stock in an amount not to exceed 20% of the total number of outstanding shares of common stock of the Company as of the date of the Special Meeting, effective from the Primary Conversion Effective Date until the earlier of the date the next annual meeting is held or June 26, 2023;

•

FOR the approval of the Board’s continuing authority to approve the Company’s repurchase of shares of its common stock in an amount not to exceed 10% of the total number of outstanding shares of common stock of the Company as of the date of the Special Meeting, effective from the Primary Conversion Effective Date until the earlier of the date the next annual meeting is held or June 26, 2023; and

•	FOR the approval of the 2022 LTIP.

How do I vote before the Special Meeting?

There are three ways to vote before the meeting:

•	By Internet—we encourage you to vote online at www.proxyvote.com by following instructions on the proxy card;

•	By telephone—you may vote by making a telephone call to 1 (800) 690-6903 (toll-free in the U.S.); or

•	By mail—if you received your proxy materials by mail, you may vote by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 a.m. Beijing/Hong Kong time on October 10, 2022 / 11:59 p.m. U.S. Eastern time on October 9, 2022. Proxies submitted by mail must be received prior to the meeting.

If you hold your shares in the name of a bank, broker, or other nominee, your ability to vote before the Special Meeting depends on their voting processes. Please follow the directions of your bank, broker, or other nominee carefully.

Can I vote during the Special Meeting?

Yes. To vote during the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. Even if you plan to attend the Special Meeting, we encourage you to vote your shares by proxy. You may still vote your shares during the Special Meeting even if you have previously voted by proxy.

If you hold your shares in the name of a bank, broker, or other nominee, your ability to vote during the Special Meeting depends on their voting processes. Please follow the directions of your bank, broker, or other nominee carefully.

YUM CHINA – Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the Special Meeting. You may do this by:

•	signing another proxy card with a later date and returning it to us for receipt prior to the Special Meeting;

•	voting again through the Internet or by telephone prior to 11:59 a.m. Beijing/Hong Kong time on October 10, 2022 / 11:59 p.m. U.S. Eastern time on October 9, 2022;
•	giving written notice to the Corporate Secretary of the Company prior to the Special Meeting; or

•	voting again during the Special Meeting.

Taking the above steps will result in the revocation of your prior vote or votes.

If you hold your shares in the name of a bank, broker, or other nominee, your ability change your vote depends on their voting processes. Please follow the directions of your bank, broker, or other nominee carefully.

Who will count the votes?

Representatives of Broadridge Financial Solutions will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board set forth on page [    ].

What does it mean if I receive more than one proxy card?

If you received more than one proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our U.S. transfer agent is Computer-

share Trust Company, N.A., which may be reached at 1 (877) 854-0865 (U.S.) and 1 (781) 575-3102 (International). Computershare Investor Services Limited, which can be reached at 852-2862-8500 (Hong Kong), acts as our co-transfer agent to maintain the Hong Kong share register.

Will my shares be voted if I do not provide my proxy?

The matters to be voted on at our Special Meeting are not considered “routine” under applicable rules. When a matter is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that matter, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Because there are no routine matters on which brokerage firms can vote without instruction, no broker non-votes are expected at the Special Meeting.

6	YUM CHINA – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

How many votes must be present to hold the Special Meeting?

Your shares are counted as present at the Special Meeting if you attend the Special Meeting via webcast using your 16-digit control number or if you properly submit a proxy by Internet, telephone, or mail. In order for us to conduct our Special Meeting, a majority of the shares of Company common stock outstanding as of August 24, 2022 must be present via webcast or represented by proxy at the Special Meeting. This is referred to as a “quorum.” Abstentions will be counted for purposes of establishing a quorum at the Special Meeting.

How many votes are needed to approve the proposals?

Proposals 1, 2, and 3 must receive the “FOR” vote of a majority of the shares of our common stock, present via webcast or represented by proxy, and entitled to vote at the Special Meeting. For each of the proposals, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions will be counted as shares present and entitled to vote at the Special Meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” proposals 1, 2, and 3. Because matters to be voted on at our Special Meeting are not considered “routine,” broker non-votes will not be counted as shares present and entitled to vote with respect to any particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of these proposals.

When will the Company announce the voting results?

The Company will announce the voting results of the Special Meeting on a Current Report on Form 8-K filed with the SEC within four business days of the Special

Meeting. The voting results will also be filed with Hong Kong Stock Exchange simultaneously.

What if other matters are presented for consideration at the Special Meeting?

The Company knows of no other matters to be submitted to the stockholders at the Special Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the

Special Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

How are dollar values indicated in this proxy statement?

In this proxy statement, the Company uses “$” to refer to U.S. dollars, and “HK$” to refer to Hong Kong dollars.

YUM CHINA – Proxy Statement	7

MATTERS REQUIRING STOCKHOLDER ACTION

ITEM 1.    Authorization to Issue Shares up to 20% of Outstanding Shares.

Prior to the Primary Conversion Effective Date, the Board’s authority includes the ability to issue shares. Such authority is generally on par with other NYSE-listed U.S. companies. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with acquisitions and raising capital. However, under the Hong Kong Listing Rules, a primary-listed company must have authority from its stockholders to issue any shares, including shares that are part of the company’s authorized but unissued share capital, unless they are offered to existing stockholders pro-rata to their existing holdings. Granting the Board this authority is an annual, routine matter for primary-listed companies on the Hong Kong Stock Exchange and is consistent with market practice. Approval of this proposal will permit the Board the authority to authorize the Company to issue shares in compliance with the Hong Kong Listing Rules to the same extent already authorized under our Amended and Restated Certificate of Incorporation. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares, nor does the Board have any current plans to issue shares pursuant to this authorization.

In addition, we note that, because the Company is listed on the NYSE, our stockholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares without stockholder approval in specified circumstances. Furthermore, we note that this authorization is required solely to comply with the Hong Kong Listing Rules and is not otherwise required for us to comply with the rules of the NYSE.

In accordance with the Hong Kong Listing Rules, it is a customary practice for primary-listed companies on the

Hong Kong Stock Exchange to seek stockholder authority to issue up to 20% of a company’s outstanding shares and for such authority to be effective until the next annual meeting, unless otherwise earlier revoked or modified by a duly adopted resolution of the stockholders. June 26, 2023 is the thirteen-month anniversary of the 2022 Annual Meeting and reflects the end date of the authorization, after which the authorization cannot extend. Therefore, consistent with this market practice, and as allowed under the Hong Kong Listing Rules, we are seeking approval for continuing authority for the Board to authorize the Company to issue common stock or securities convertible into common stock up to a maximum of 20% of our outstanding shares as of the date of the Special Meeting, for a period from the Primary Conversion Effective Date until the earlier of the 2023 Annual Meeting of Stockholders or June 26, 2023. We expect to propose a renewal of this authorization at our 2023 Annual Meeting of Stockholders, and then annually thereafter. Pursuant to this proposal, assuming for illustrative purposes that our outstanding shares remain unchanged from August 24, 2022 to the date of the Special Meeting, the Company will be allowed to issue a maximum of [             ] shares of common stock.

The approval of this proposal is a condition for the Primary Conversion to become effective.

In the event that the Primary Conversion does not become effective, the Company and its Board will retain the ability to authorize and carry out stock issuances to the full extent permitted under applicable U.S. federal law, Delaware law, the NYSE listing standards, and the Company’s organizational documents notwithstanding the outcome of this vote.

8	YUM CHINA – Proxy Statement

MATTERS REQUIRING STOCKHOLDER ACTION

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Special Meeting:

To approve the Board’s continuing authority to approve the Company’s issuance of shares of its common stock or securities convertible into common stock in an amount not to exceed 20% of the total number of outstanding shares of common stock of the Company as of the date of the Special Meeting, effective from the Primary Conversion Effective Date until the earlier of the date the next annual meeting is held or June 26, 2023.

For clarity, this authority will include the authority to issue securities convertible into shares of common stock, or options, warrants or similar rights to subscribe for shares of common stock or such convertible securities of the Company and to make or grant offers, agreements and/or options (including bonds, warrants and debentures convertible into shares of common stock), subject to the limitations described in the resolution set forth above.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present via webcast or represented by proxy and entitled to vote at the Special Meeting.

The Board of Directors recommends that stockholders vote FOR the approval of this proposal.

YUM CHINA – Proxy Statement	9

MATTERS REQUIRING STOCKHOLDER ACTION

ITEM 2.    Authorization to Repurchase Shares up to 10% of Outstanding Shares.

This section serves as a reference to the explanatory statement pursuant to Rule 10.06(1)(b) of the Hong Kong Listing Rules to provide information for our stockholders to make a reasonably informed decision on whether to vote for or against the resolution with respect to the authorization to repurchase shares to be proposed at the Special Meeting.

We have historically used share repurchases as a means of returning cash to stockholders. The Board believes that, after we become a primary-listed company on the Hong Kong Stock Exchange it is in the best interests of the Company and our stockholders to continue have a general authority from our stockholders to enable our Company to purchase shares of common stock in the markets. Further, the Company prioritizes the equality of our stockholders, regardless of the exchange on which the shares they hold trade. After we become a primary-listed company on the Hong Kong Stock Exchange, our goal is to maintain that priority and ensure that our stockholders holding our shares that trade on the Hong Kong Stock Exchange are also allowed the benefit of our share repurchase program.

The Company first adopted a share repurchase program in the U.S. in 2017 (the “U.S. Repurchase Program”) and has increased the authorization thereunder from time to time. The Company has also adopted plans in compliance with Rule 10b5-1 and/or Rule 10b-18 of the Securities Exchange Act of 1934 (the “Exchange Act”) to effect repurchases under the U.S. Repurchase Program. After we become a primary-listed company on the Hong Kong Stock Exchange, we intend to carry on the U.S. Repurchase Program. It is also anticipated that we will adopt a share repurchase program in Hong Kong which is analogous to the U.S. Repurchase Program after the Primary Conversion.

Under the Hong Kong Listing Rules, a primary-listed company must obtain authority from its stockholders to repurchase its shares on the Hong Kong Stock Exchange if it wishes to conduct share repurchases on the Hong Kong Stock Exchange. Granting the Company this authority is a routine matter for primary-listed companies on the Hong Kong Stock Exchange and is consistent with market practice. After we become a primary-listed company on the Hong Kong Stock Exchange, we expect to propose a renewal of this authorization during our 2023 Annual Meeting of Stockholders and annually thereafter. Without this authority, the Company’s ability to repurchase shares would be limited to the repurchase of shares that trade on the NYSE and would not include repurchases on the Hong Kong Stock Exchange. Granting the Company this authority will ensure continuous parity between investors who hold our shares that trade on the NYSE and investors that hold our shares on the Hong Kong Stock Exchange. Any repurchases made in Hong Kong or the United States will reduce the available authority under the repurchase mandate and the repurchase authorization.

In connection with the authorizations established by the Board regarding our share repurchase programs, these repurchases would be made only at price levels that the Company would consider to be in the best interests of the stockholders generally, after taking into account the Company’s overall financial position. Our Board of Directors has authorized an aggregate of $2.4 billion for our share repurchase program, including its most recent increase in authorization in March 2022. As of June 30, 2022, approximately $1.2 billion remained available under that program. As a Delaware corporation, we are bound by the requirements the Delaware General Corporation Law, which prohibits a corporation from purchasing its shares of capital stock when the purchase would cause any impairment of our capital, as well as applicable SEC and NYSE requirements.

Share Capital

As of August 24, 2022, the total number of outstanding shares of common stock of the Company was [             ]. Pursuant to this proposal, and assuming for illustrative purposes that our outstanding shares remain unchanged from August 24, 2022 to the date of the Special Meeting, we are seeking continuing authority to repurchase up to a maximum of [                    ] shares of common stock, representing 10% of our outstanding shares as of the date

10	YUM CHINA – Proxy Statement

MATTERS REQUIRING STOCKHOLDER ACTION

of the Special Meeting. The authority will be effective for a period from the Primary Conversion Effective Date until the earlier of the 2023 Annual Meeting of Stockholders or June 26, 2023, unless earlier revoked or modified by a duly adopted resolution of the stockholders. As noted, June 26, 2023 is the thirteen-month anniversary of the 2022 Annual Meeting and reflects the end date of the authorization, after which the authorization cannot extend.

Funding of Repurchase

The repurchases may depend on market conditions and funding arrangements at the time and will be made only when the Company believes that such repurchases will benefit the Company and our stockholders. Repurchases of shares of common stock will be funded out of funds legally available for such purposes in accordance with the Company’s Amended and Restated Bylaws, the Hong Kong Listing Rules, applicable U.S. federal law, Delaware law, the NYSE listing standards, and other applicable laws and regulations in U.S. and Hong Kong.

Impact of Repurchases

The repurchase of common stock pursuant to this proposal may have a material adverse impact on the working capital or leverage of the Company as compared with the position as at June 30, 2022 in the event that the proposed repurchases were to be carried out in full at any time during proposed repurchase period. However, our directors are subject to fiduciary duties to the Company and are bound by the requirements the Delaware General Corporation Law, which prohibits a corporation from purchasing its shares of capital stock when the purchase would cause any impairment of our capital.

The Code on Takeovers and Mergers (the “Takeovers Code”)

If, as a result of a repurchase pursuant to the authorization to repurchase shares, a stockholder’s proportionate interest in the voting rights of our Company increases, such increase will be treated as an acquisition of voting rights for the purposes of the Takeovers Code. Accordingly, a stockholder, or a group of stockholders acting in concert (within the meaning under the Takeovers Code), depend-

ing on the level of increase in the stockholder’s interest, could obtain or consolidate control of our Company and thereby become obliged to make a mandatory offer in accordance with Rule 26 of the Takeovers Code.

As of August 24, 2022, to the best knowledge and belief of our Board of Directors, our largest stockholder beneficially owned 40,727,617 shares of common stock, representing approximately [    ]% of our outstanding shares, based on Amendment No. 3 to the Schedule 13G filed on February 10, 2022 with the SEC by the stockholder. In the event that our Board of Directors should exercise in full the authorization to repurchase shares, the shareholding of our largest stockholder will be increased to approximately [    ]% of our outstanding shares.

To the best knowledge and belief of our Board of Directors, such increase would not give rise to an obligation to make a mandatory offer under the Takeovers Code. Our Board of Directors has no present intention to repurchase the shares of common stock to the extent that will trigger the obligations under the Takeovers Code for our largest stockholder to make a mandatory offer. Our Board of Directors is not aware of any other consequences which may arise under the Takeovers Code as a result of a repurchase pursuant to the authorization to repurchase shares. The Hong Kong Listing Rules prohibit a company from buying back shares on the Hong Kong Stock Exchange if the result of the repurchases would be that less than 25% (or such other prescribed minimum percentage as determined by the Hong Kong Stock Exchange) of our outstanding shares would be in public hands. Our Board of Directors does not propose to repurchase shares which would result in less than the prescribed minimum percentage of shares of common stock in public hands.

Market Prices of Shares

This section includes information required to be provided pursuant to Rule 10.06(1)(b) of the Hong Kong Listing Rules. While our shares are primary listed on the NYSE, the information set forth below relates exclusively to our secondary listing on the Hong Kong Stock Exchange and is therefore provided in Hong Kong dollars. The below values do not represent trading prices of our shares on the NYSE.

YUM CHINA – Proxy Statement	11

MATTERS REQUIRING STOCKHOLDER ACTION

The shares of common stock were listed on the Hong Kong Stock Exchange on September 10, 2020. The following table sets forth the highest and lowest prices at which the shares of common stock traded on the Hong Kong Stock Exchange during each month during the previous twelve months and until July 2022:

Yum China’s Highest and Lowest Monthly Close Price (July 2021 – July 2022)

	Share price
	Highest	Lowest
	(HK$)	(HK$)
2021
July	514.5	467.8
August	480.2	453.0
September	498.2	416.4
October	473.8	450.0
November	449.8	390.2
December	407.0	366.6

2022
January	390.4	348.8
February	412.8	347.4
March	416.4	290.0
April	355.4	313.2
May	360.2	292.8
June	385.2	320.4
July	392.2	358.2

Repurchases of Shares

For the year ended December 31, 2021 and the six months ended June 30, 2022, we repurchased approximately 1.3 million shares and 9 million shares of our common stock in open market transactions for a total cost of approximately $75 million and $400 million, respectively.

The approval of this proposal is a condition for the Primary Conversion to become effective.

In the event that the Primary Conversion does not become effective, the Company and its Board will retain the ability to authorize and carry out stock repurchases to the full extent permitted under applicable U.S. federal law, Delaware law, the NYSE listing standards, and the Company’s organizational documents, notwithstanding the outcome of this vote.

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Special Meeting:

To approve the Board’s continuing authority to approve the Company’s repurchase of shares of its common stock in an amount not to exceed 10% of the total number of outstanding shares of common stock of the Company as of the date of the Special Meeting, effective from the Primary Conversion Effective Date until the earlier of the date the next annual meeting is held or June 26, 2023.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present via webcast or represented by proxy and entitled to vote at the Special Meeting.

The Board of Directors recommends that stockholders vote FOR the approval of this proposal.

12	YUM CHINA – Proxy Statement

MATTERS REQUIRING STOCKHOLDER ACTION

ITEM 3.    Approval of Yum China Holdings, Inc. 2022 Long Term Incentive Plan.

On August 15, 2022, the Board approved the Yum China Holdings, Inc. 2022 Long Term Incentive Plan (the “2022 LTIP”), subject to approval by our stockholders at the Special Meeting. Following approval by our stockholders at the Special Meeting, the 2022 LTIP will become effective upon consummation of the Primary Conversion in accordance with its terms.

If the 2022 LTIP is approved by stockholders, the 2022 LTIP will replace the Yum China Holdings, Inc. Long Term Incentive Plan (the “2016 LTIP”), which was adopted in connection with our spin-off from Yum! Brands, Inc. (“YUM”). No new awards will be granted under the 2016 LTIP after the 2022 LTIP becomes effective, but the 2016 LTIP will continue to govern awards granted under the 2016 LTIP prior to the effectiveness of the 2022 LTIP. After the 2022 LTIP becomes effective upon consummation of the Primary Conversion, we will be able to make awards of long-term equity incentives under the 2022 LTIP, which we believe are critical for attracting, motivating, rewarding and retaining a talented team who will contribute to our success.

If the 2022 LTIP is not approved by our stockholders or the Primary Conversation does not become effective, the Company will continue to operate the 2016 LTIP pursuant to its current provisions and grant awards under the 2016 LTIP.

The 2022 LTIP is largely based on the 2016 LTIP, but with updates to conform to the Hong Kong Listing Rules, to delete provisions relating to our spin-off that are no longer applicable and to make certain other administrative changes. The 2022 LTIP will be subject to the requirements under Chapter 17 of the Hong Kong Listing Rules, as amended, supplemented or otherwise modified from time to time.

Equity Grant Practices

We attempt to manage our long-term shareholder dilution by limiting the number of equity incentive awards we grant annually. The Compensation Committee carefully monitors our annual burn rate, total dilution, and equity expense in order to maximize shareholder value by granting only the number of equity incentive awards that it believes is necessary to attract, reward, and retain employees.

As of August 24, 2022, there were [             ] shares of Company common stock subject to restricted stock unit (“RSU”) and performance stock unit (“PSU”) awards granted and outstanding under the 2016 LTIP (assuming achievement of the target vesting level for the outstanding PSUs). Under the terms of the award agreements, the vesting levels for PSU awards may range from 0% to 200% of target (or, in some cases, 240% of target), depending on achievement against the applicable performance goals with respect to such awards. As of August 24, 2022, there were [             ] shares of Company common stock subject to stock options and stock appreciation rights (“SARs”) outstanding under the 2016 LTIP. As of that date, the weighted average base price of our outstanding SARs and stock options was $[             ], and the weighted average remaining contractual term for the outstanding SARs and stock options was [    ] years. As of August 24, 2022, there were [             ] shares of Company common stock that remained available for future issuances under the 2016 LTIP (assuming outstanding performance awards are counted at the maximum vesting level and applying the two-for-one fungible share ratio applicable to RSU and PSU awards). If our stockholders approve the 2022 LTIP, then after the 2022 LTIP becomes effective upon consummation of the Primary Conversion, we will not make any additional awards under the 2016 LTIP.

YUM CHINA – Proxy Statement	13

MATTERS REQUIRING STOCKHOLDER ACTION

Burn rate is a measure of the number of shares subject to equity awards that we grant annually, which helps indicate the life expectancy of our equity plans and is a measure of stockholder dilution. We determine our burn rate by dividing the aggregate number of shares subject to awards granted during the year by the weighted average number of shares outstanding during the year. Our burn rate for the past three fiscal years has been as follows:

		Full Value Awards				Weighted Average Number of Ordinary Shares Outstanding
	SARs Granted	RSUs Granted	PSUs Granted(1)	Direct Stock Issuances Granted	SARs + Full Value Awards		Burn Rate

2021	1,171,030	460,785	135,241	31,182	1,798,238	422,540,478	0.43%

2020	1,313,547	103,913	1,110,091	54,757	2,582,308	389,907,587	0.66%

2019	1,468,569	284,076	47,700	60,419	1,860,764	377,361,406	0.49%

(1)	Our annual PSU grants have a three-year period and cliff vest following the expiration of the three-year performance period.

Our three-year average burn rate is 0.53%. Applying the two-for-one fungible share ratio applicable to full value awards granted under the 2016 LTIP would result in a three-year average burn rate of 0.72%.

Certain Corporate Governance Features of the 2022 LTIP

The following features of the 2022 LTIP are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the 2022 LTIP and our stockholders’ interests:

•

Awards will be subject to a one-year minimum vesting period, subject to limited exceptions set forth in the 2022 LTIP as described below and the Committee’s (as defined below) ability to provide for accelerated exercisability or vesting of any award in cases of retirement, separation, retention, death, disability or a change in control, as set forth in the terms of the award agreement or otherwise;

•	Full Value Awards (as defined below) reduce the available share pool on a two-for-one basis, while stock options and SARs reduce the share reserve on a one-for-one basis;

•	No discounting of stock options or SARs;

•	No repricing or replacement of underwater stock options or SARs without stockholder approval;
•	No dividend equivalents on stock options or SARs;

•	No dividends or dividend equivalents paid on unearned awards;

•	Annual non-employee director compensation limit;

•	During any five calendar-year period, no individual may receive stock options and SARs with respect to more than 9,000,000 shares or Full Value Awards with respect to more than 3,000,000 shares;

•	No “liberal” change in control definition under the 2022 LTIP;

•	No automatic single trigger vesting upon a change in control; and

•	Awards granted under the 2022 LTIP will be, unless otherwise specified by the Committee, subject to our compensation recovery, clawback and recoupment policies as in effect from time to time.

Purposes of the 2022 LTIP

Equity-based compensation is a significant component of our compensation program and the 2022 LTIP is intended to serve the following purposes:

•	Attract and retain persons eligible to participate in the 2022 LTIP;

14	YUM CHINA – Proxy Statement

MATTERS REQUIRING STOCKHOLDER ACTION

•	Motivate participants, by means of appropriate incentives, to achieve long-range goals;

•	Provide incentive compensation opportunities that are competitive with those of other similar companies; and

•	Align the interests of participants with those of the Company’s stockholders.

Under the 2022 LTIP, the Company may grant:

•	Non-qualified stock options;

•	Incentive stock options (within the meaning of Section 422 of the Internal Revenue Code);

•	SARs;

•	“Full Value Awards” (including restricted stock, RSUs, performance shares and performance units); and

•	Cash incentive awards.

Description of the 2022 LTIP

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix A and incorporated into this proxy statement by reference.

Administration

The 2022 LTIP is administered by a “Committee” selected by the Board consisting of two or more non-employee members of the Board or, if no Committee is selected or for any other reason determined by the Board, the Board may take any action under the 2022 LTIP that would otherwise be the responsibility of the Committee. The Compensation Committee currently serves as the “Committee” under the 2016 LTIP and is expected to serve as the “Committee” under the 2022 LTIP. The members of the Compensation Committee meet the independence requirements of the NYSE.

Subject to the express provisions of the 2022 LTIP, the Committee has the authority and discretion to, among other items, (a) select from among the eligible individuals those persons who will receive awards under the 2022 LTIP, (b) determine the time or times of receipt, (c) determine the types of awards and the number of shares covered by the awards, (d) establish the terms, conditions, performance targets, restrictions and other provisions of such awards, and, subject to the terms and conditions of the 2022 LTIP, cancel or suspend awards or accelerate the exercisability or vesting of any award, (e) to the extent that the Committee determines that the restrictions imposed by the 2022 LTIP preclude the achievement of the material purposes of the awards in jurisdictions outside the United States, modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States, (f) conclusively interpret the 2022 LTIP, (g) establish, amend and rescind any rules and regulations relating to the 2022 LTIP, (h) determine the terms and provisions of any award agreement made pursuant to the 2022 LTIP and (i) make all other determinations that may be necessary or advisable for the administration of the 2022 LTIP.

Except to the extent prohibited by applicable law or the applicable rules of a stock exchange on which shares of the Company’s common stock are listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.

Available Shares

Subject to the capitalization adjustment provisions included in the 2022 LTIP, the maximum number of shares of Company common stock that may be delivered to participants and their beneficiaries in respect of all awards to be granted under the 2022 LTIP will be the lower of (i) 32,000,000 shares and (ii) 10% of the total number of shares of Company common stock outstanding as of the date of the Special Meeting (the “10% Limit”), reduced by the number of shares (or, with respect to Full Value Awards, two times the number of shares) subject to any grants that occur under the 2016 LTIP between August 24, 2022 and the effectiveness of the 2022 LTIP. The number of shares that may be delivered to participants and their beneficiaries under the 2022 LTIP may be increased by our stockholders in a general meeting after

YUM CHINA – Proxy Statement	15

MATTERS REQUIRING STOCKHOLDER ACTION

three years from the date of their approval of the previous increase (or the date of the adoption of the 2022 LTIP). Additional increases within any three-year period must be approved by our independent stockholders in a manner compliant with Chapter 17 of the Hong Kong Listing Rules in force from time to time. Any increase to the share limit under the 2022 LTIP may not result in the number of shares of Company common stock that may be delivered to participants and their beneficiaries under the 2022 LTIP exceeding 10% of the total number of shares outstanding as of the date our stockholders approve such increase. On the record date, the closing sales price per share of Company common stock as reported on the NYSE was $[            ]. Shares available under the 2022 LTIP will be authorized but unissued shares.

To the extent shares subject to an award granted under the 2022 LTIP were not issued or delivered by reason of (i) lapse of awards due to termination, expiration or forfeiture of such award, (ii) the settlement of such award in cash, or (iii) the withholding of such shares by the Company to satisfy the applicable tax withholding obligation or exercise price (by way of net settlement or net exercise), in each case, then such shares will not reduce the number of shares remaining available for issuance under the 2022 LTIP. Only the shares subject to a stock-settled SAR that are issued to a participant upon exercise of such stock-settled SAR will reduce the number of shares remaining available for issuance under the 2022 LTIP. In addition, subject to the 10% Limit, (x) shares withheld by the Company after August 24, 2022 to pay the withholding taxes related to an outstanding award granted under the 2016 LTIP and (y) shares subject to awards granted under the 2016 LTIP between August 24, 2022 and the date of the Special Meeting which are not delivered to a participant or beneficiary because they have lapsed in accordance with the terms of the 2016 LTIP, including due to forfeiture, termination, or expiration of the award, in each case, will also become available for grant under the 2022 LTIP.

The 2022 LTIP uses a fungible share counting method, such that Full Value Awards reduce the 2022 LTIP’s share reserve at a ratio of two shares for every share subject to the Full Value Award and stock options and SARs will reduce the share reserve on a one-for-one basis.

Other Share Limits

Under the terms of the 2022 LTIP, (i) the number of shares initially available for grants of incentive stock options under the 2022 LTIP equals 32,000,000, subject to any lower limits imposed under the Hong Kong Listing Rules or the rules of the NYSE; (ii) the maximum number of shares that may be covered by stock options or SARs granted to any one individual during any five calendar-year period will be 9,000,000; (iii) for Full Value Awards, no more than 3,000,000 shares may be subject to Full Value Awards granted to any one individual during any five-calendar-year period; and (iv) a non-employee director may not be granted during any calendar year an award or awards having a value determined on the grant date in excess of $1,500,000.

In addition, to the extent any grant of an award to any one individual would result in the shares issued or to be issued in respect of all awards granted to such individual (excluding any awards that have been forfeited or lapsed in accordance with the terms of the 2022 LTIP) in the 12-month period up to and including the date of such grant representing in the aggregate more than the limit set out in the Hong Kong Listing Rules (currently 1% of the shares of the Company issued as of such date), then such grant must be separately approved by our stockholders in accordance with the Hong Kong Listing Rules. Pursuant to the Hong Kong Listing Rules, if (i) a grant of an award (excluding options and SARs) (the “Other Equity Awards”) to any one of our directors whose role is executive in nature or our Chief Executive Officer or any of their associates would result in the shares issued and the shares to be issued in respect of all Other Equity Awards granted (excluding the awards lapsed in accordance with the 2022 LTIP) in the 12-month period up to and including the date of such grant representing in aggregate over 0.1% of the total issued shares on the date of such grant, or (ii) a grant of an award (including options, SARs and any other types of share awards) to any one of our independent directors or substantial shareholder of the Company or any of their associates would result in the shares issued and the shares to be issued in respect of all awards (excluding the awards lapsed in accordance with the 2022 LTIP) in the 12-month period up to and including the date of such grant representing in aggregate over 0.1% of the total issued shares on

16	YUM CHINA – Proxy Statement

MATTERS REQUIRING STOCKHOLDER ACTION

the date of such grant, such further grant exceeding the 0.1% limit must be approved by our stockholders.

Change in Control

Unless otherwise provided in the 2022 LTIP or an award agreement, in the event a participant’s employment is involuntarily terminated by the Company other than for cause on or within two years following a change in control of the Company, then (i) all outstanding options (regardless of whether in tandem with SARs) will become fully exercisable, (ii) all outstanding SARs (regardless of whether in tandem with options) will become fully exercisable, and (iii) all Full Value Awards will become fully vested and the Committee will determine the extent to which any applicable performance conditions have been met in accordance with the terms of the 2022 LTIP and the applicable award agreement. In no event will the application of this provision cause the vesting period of any award held by a participant who is not an Employee Participant (as defined below) to be less than 12 months.

Under the terms of the 2022 LTIP, a change in control is generally defined as (i) a change in our Board resulting in the incumbent directors ceasing to constitute at least a majority of our Board, (ii) certain acquisitions of 35% or more of the Company’s then outstanding securities eligible to vote for the election of our Board, or (iii) the consummation of certain mergers or consolidations involving the Company or any of its subsidiaries.

No Repricing

Other than pursuant to the adjustment provisions described below or as approved by the Company’s stockholders, the exercise price for any outstanding option or SAR may not be decreased and no outstanding option or SAR may be surrendered to the Company in exchange for a replacement option or SAR with a lower exercise price or a Full Value Award. Except as approved by the Company’s stockholders, no option or SAR may be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the exercise price of the option or SAR is greater than the then current fair market value of a share of Company common stock.

Restrictions, Misconduct and Recoupment

The Committee, in its discretion, may impose such restrictions on shares of stock acquired pursuant to the 2022 LTIP, whether pursuant to the exercise of a stock option or SAR, settlement of a Full Value Award or otherwise, as it determines to be desirable, including restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, stock ownership by the participant, conformity with our recoupment, compensation recovery or clawback policies and such other factors as the Committee determines to be appropriate.

If the Committee determines that a present or former employee has (a) used for profit or disclosed to unauthorized persons, confidential or trade secrets of the Company or our subsidiaries, (b) breached any contract with or violated any fiduciary obligation to the Company or our subsidiaries, or (c) engaged in any conduct which the Committee determines is injurious to us or our subsidiaries, the Committee may cause that employee to forfeit his or her outstanding awards under the 2022 LTIP. This provision does not apply during any period where there is a potential change in control in effect or following a change in control.

Effective Date, Termination and Amendment

The 2022 LTIP will become effective upon consummation of the Primary Conversion and will terminate on the ten-year anniversary of its approval by our stockholders. Subject to applicable law and the listing rules of the NYSE and the Hong Kong Stock Exchange, the Board may, at any time, amend or terminate the 2022 LTIP (and the Committee may amend any award agreement). However, no amendment or termination of the 2022 LTIP or amendment of any award agreement may, in the absence of written consent to the change by the affected participant or beneficiary, if applicable, adversely affect in any material way the rights of any participant or beneficiary under any award granted under the 2022 LTIP prior to the date of such amendment or termination, unless the Committee expressly reserved the right to do so at the time the award was granted. Adjustments pursuant to corporate transactions and restructurings are not subject to the foregoing limitations. In addition, all material amendments to the 2022 LTIP, including but not limited to amendments to

YUM CHINA – Proxy Statement	17

MATTERS REQUIRING STOCKHOLDER ACTION

the provisions of the 2022 LTIP that prohibit the repricing of stock options and SARs, amendments expanding the group of eligible individuals, or amendments increasing the aggregate number of shares reserved under the 2022 LTIP, the shares that may be issued in the form of incentive stock options, the individual limits on awards and the limitations on awards, will not be effective unless approved by our stockholders, in each case, to the extent required by applicable law. In addition, no amendment will be made to the 2022 LTIP, applicable award agreements or the terms of award granted under the 2022 LTIP without the approval of our stockholders, the Board, the independent directors of the Board or the Committee, as applicable, if such approval is required by law or the rules of any stock exchange on which shares of the Company common stock are listed, including the rules of the NYSE and the Hong Kong Stock Exchange. Further, the amended Plan or the amended award agreement must still comply with the relevant applicable laws or applicable rules of any stock exchange on which the Stock is listed. Upon termination of the 2022 LTIP, no further award will be offered but the provisions of the 2022 LTIP will remain in full force and effect with respect to awards granted prior to the termination of the 2022 LTIP, and termination of the 2022 LTIP will not affect the terms or conditions of any award granted prior to termination. Awards granted prior to such termination will continue to be valid and exercisable in accordance with the 2022 LTIP.

Eligibility

Participants in the 2022 LTIP will consist of such officers, directors or other employees of the Company, its subsidiaries or its associated companies in which the Company has an equity interest and persons who are expected to become officers, employees or directors of the Company or a subsidiary or an associated company in which the Company has an equity interest, as may be selected by the Committee. Grants of awards under the 2022 LTIP will be made based on the basis of the contributions of participants to the development and growth of the Company, as determined by the Company and, except as required by applicable law, the participant is not required to pay any amount in order to apply or accept an award.

As of July 31, 2022, approximately 400,000 employees, including ten executive officers, and nine non-employee directors would be eligible to participate in the 2022 LTIP if selected by the Committee.

Performance Measures

Performance measures used with respect to performance-based awards granted under the 2022 LTIP may include any one or more of the following corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; sales; revenues; stock price; total shareholder return; customer satisfaction metrics; restaurant unit development; and such other goals as the Committee may determine whether or not listed in the 2022 LTIP, or any combination of the foregoing.

Minimum Vesting Conditions

Notwithstanding any other provision of the 2022 LTIP to the contrary, awards granted under the 2022 LTIP (other than cash-based awards) will vest no earlier than the first anniversary of the date on which the award is granted; provided, that the following awards granted to directors, officers or other employees of the Company or any of its subsidiaries and persons who are expected to become directors, officers or other employees of the Company or any of its subsidiaries (“Employee Participants”) will not be subject to the foregoing minimum vesting requirement: any (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries, (ii) shares subject to a minimum holding period of 12 months which are delivered to an Employee Participant under his or her compensation arrangements with the Company (including shares of Company common stock delivered to non-employee directors in respect of their annual retainers), (iii) awards to non-employee directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) additional awards the Committee may grant, up to a maximum of five percent (5%) of the available share reserve authorized for issuance under the 2022 LTIP (subject to adjustment under the corporate

18	YUM CHINA – Proxy Statement

MATTERS REQUIRING STOCKHOLDER ACTION

capitalization provisions under the 2022 LTIP) in respect of (A) sign-on or make-whole grants to new Employee Participants, (B) grants of awards with performance-based vesting conditions, (C) grants of awards that are made in batches for administrative or compliance reasons, (D) grants of awards that vest evenly over a period of 12 months or more and (E) grants of awards with a total vesting and holding period of more than 12 months.

The Board and the Committee believe that the types of awards described in clauses (i) to (iv) in the previous paragraph are appropriate and align with the purposes of the 2022 LTIP (i.e., to attract and retain individuals to the Company, motivate performance, provide competitive incentive opportunities and align the interests of participants with those of our stockholders). In clause (i), in the context of an acquisition of a target, the transaction may involve the assumption of equity awards granted to the target’s employees. Because the equity awards with respect to the target would represent a contractual arrangement between the target and the participant, the Company would not be able to unilaterally change the terms in a way that would be adverse to the interests of the participant. As such, the Company needs flexibility to grant equity awards with vesting schedules of less than one year to the extent the corresponding award of the target had a vesting schedule of less than one year. In clause (ii), the equity granted would not be a new compensation arrangement but would rather be a settlement of compensation that had already been earned by the participant. To require the Company to include an additional vesting condition of at least 12 months would impair the Company’s ability to stock-settle fully earned awards when the circumstances warranted it and would be unfair to the participants who had already earned such retainer or payment. In the case of awards described in clause (iii), the Committee believes that such awards are appropriate and align with the purposes of the 2022 LTIP as such grants would coincide with the directors’ term in office generally. The exception in clause (iii) would allow the award to vest if the next annual meeting at which directors are elected falls short of the 12-month anniversary of the date of grant, which happens on occasion. In such instance, any director that does not stand for re-election would still vest in his/her award since they served the full term, provided that the annual meeting occurs at least 50 weeks following the prior annual meeting. Clauses (iv)(A)-(iv)(E) provide the Board and the Committee with the flexibility to grant awards from a limited pool of shares. Sign-on and make-whole grants assist the Company in attracting key talent; and awards with performance-based vesting conditions align the interests of participants with those of our stockholders and provide competitive incentive compensation opportunities. The 12-month minimum vesting requirement does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award in cases of retirement, separation, retention arrangements, death, disability or a change in control, to the extent set forth in the terms of the award agreement or otherwise. The Committee believes that its ability to provide for the accelerated exercisability or vesting of an award in such cases allows it to attract and retain individuals to provide services to the Company and its subsidiaries, and to provide for succession planning and the effective transition of employee responsibilities.

Stock Options and SARs

The 2022 LTIP provides for the grant of stock options and SARs. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) cash or shares of Company common stock with an aggregate value equal to the difference between the fair market value of the shares of Company common stock on the exercise date and the exercise price of the SAR.

The Committee will determine the conditions to the exercisability of each option and SAR. Each option and SAR will be exercisable for no more than ten (10) years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction (subject to approval, waiver, confirmation or otherwise as applicable from the Hong Kong Stock Exchange), the exercise price of an option or SAR will not be less than the higher of (i) the fair market value of a share of Company common stock on the date of grant (which must be a NYSE trading day) and (ii) the average fair market value of a share of Company common stock for the five NYSE trading days immediately preceding the date of grant (or, if greater, the par value of a share of Company common stock on such date(s)).

YUM CHINA – Proxy Statement	19

MATTERS REQUIRING STOCKHOLDER ACTION

The exercise price of each option or SAR will be established or determined by a method established by the Committee at the time of grant, subject to the restrictions described above.

Notwithstanding anything in the award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of Company common stock subject to such option or SAR.

Full Value Awards and Cash Incentive Awards

A “Full Value Award” is a grant of one or more shares of Company common stock or a right to receive one or more shares of Company common stock in the future (including restricted stock, restricted stock units, performance shares and performance units) that is contingent on continuing service, the achievement of performance objectives during a specified performance period or other restrictions as determined by the Committee. The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee. Except as otherwise provided in the 2022 LTIP, no award under the 2022 LTIP will confer upon its holder any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and shares are registered in his or her name.

A “Cash Incentive Award” is the grant of a right to receive a payment of cash (or in the discretion of the Committee, shares of stock having value equivalent to the cash otherwise payable) that is contingent on achievement of performance objectives over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

Grants of Full Value Awards will be made based on the basis of their contributions to the development and growth of the Company and its subsidiaries, as determined by the Company, and the participant is not required to pay any purchase price of shares of Company common stock awarded under the Full Value Award and the Cash Incentive Award.

Lapse and Cancellation of Awards

Unless otherwise set forth in the award agreement or determined by the Committee, awards will cease to vest upon a termination of the participant’s employment or service with the Company or the participant ceasing to be an eligible individual under the 2022 LTIP. In the event an option or SAR expires without being exercised during the exercise period or an award does not vest, such award will lapse automatically and be forfeited and cancelled by the Company without action on the part of the participant and for no consideration and the Company will owe no liability to any participant for the lapse of any award under this paragraph.

Rights as Stockholders

The shares of Company common stock to be allotted and issued upon settlement or exercise of an award will rank pari passu in all respects with other fully-paid shares of Company common stock in issue as of the date of allotment. No participant will have any right as a stockholder of the Company with respect to any shares of Company common stock unless and until such participant becomes a stockholder of record with respect to such share of Company common stock. Once a participant becomes a stockholder of record with respect to the share of Company common stock subject to the award, the participant will have all rights as a stockholder, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all stockholders.

Transferability of Awards

An award will not be transferable except as designated by the participant by will or by the laws of descent and distribution or, if provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Internal Revenue Code and applicable rules thereunder), in each case, to the extent permitted by applicable law. To the extent that a participant who receives an award under the 2022 LTIP has the right to exercise such award, the award may be exercised during the lifetime of the participant only by the participant. Notwithstanding the foregoing, if provided by the Committee and subject to approval, waiver, confirmation or otherwise (as

20	YUM CHINA – Proxy Statement

MATTERS REQUIRING STOCKHOLDER ACTION

applicable) from the Hong Kong Stock Exchange, awards may be transferred to or for the benefit of the participant’s family (including, without limitation, to a trust or partnership for the benefit of a participant’s family), subject to such procedures as the Committee may establish. In no event will an incentive stock option be transferable to the extent that such transferability would violate the requirements applicable to such option under Section 422 of the Internal Revenue Code.

Effect of Capitalization Adjustments

In the event of a capitalization issue, rights issue, subdivision or consolidation of shares or reduction of capital, the Committee will make such equitable adjustments, in accordance with Section 409A of the Internal Revenue Code and the Hong Kong Listing Rules to the extent applicable and as it determines are necessary and appropriate, in: (i) the number and class of securities available under the 2022 LTIP; (ii) the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the exercise price or base price per share); and (iii) the terms of each outstanding Full Value Award (including the number and class of securities subject thereto). Only where approval, waiver, confirmation or otherwise as applicable from the Hong Kong Stock Exchange is obtained, in the event of any other equity restructuring event as defined under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard, or any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In case of an adjustment pursuant to the adjustment provisions of the 2022 LTIP, the decision of the Committee regarding any such adjustment will be final, binding and conclusive.

New Plan Benefits

The 2022 LTIP does not provide for set benefits or amounts of awards and the Committee has not approved any awards that are conditioned on shareholder approval. The Committee has the discretion to grant awards under the

2022 LTIP and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by participants under the 2022 LTIP. Information regarding awards granted in 2021 under the 2016 LTIP to the named executive officers is provided in the “2021 Summary Compensation Table” and the “2021 Grants of Plan-Based Awards” table. Information regarding awards granted in 2021 under the 2016 LTIP to non-employee directors is provided in the “2021 Director Compensation” table.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2022 LTIP. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2022 LTIP that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2022 LTIP. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation’s chief executive officer, the corporation’s chief financial officer and certain other current and former executive officers of the corporation.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will

YUM CHINA – Proxy Statement	21

MATTERS REQUIRING STOCKHOLDER ACTION

be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of (1) the lesser of the amount realized upon that disposition and the fair market value of those shares on the date of exercise over (2) the exercise price, and the Company will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company will be entitled to a corresponding deduction, subject to the deduction limits under Section 162(m) of the Internal Revenue Code.

Full Value Awards

The U.S. federal income tax consequences of a Full Value Award will depend on the type of award. The tax treatment of the grant of shares of Company common stock depends on whether the shares are subject to a substantial risk of forfeiture (as determined under the Internal Revenue Code) at the time of the grant. If the shares are subject to a substantial risk of forfeiture, the participant will not recognize taxable income at the time of the grant (and the

Company will not be entitled to a tax deduction) and when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture), the participant will recognize ordinary taxable income in an amount equal to the fair market value of the shares at that time less the price paid, if any, for such shares. If the shares are not subject to a substantial risk of forfeiture or if the participant elects to be taxed at the time of the grant of such shares under Section 83(b) of the Internal Revenue Code, the participant will recognize taxable income at the time of the grant of the shares in an amount equal to the fair market value of such shares at that time, determined without regard to any of the restrictions, less the price paid, if any, for such shares.

If the shares are forfeited before the restrictions lapse, the participant will not be entitled to any deduction on account of such forfeiture. The participant’s tax basis in the shares is the amount recognized by him or her as income attributable to such shares plus the amount, if any, that the participant paid for such shares.

In the case of RSUs or PSUs, the participant generally will not have taxable income upon the grant of the award. Participants will generally recognize ordinary income when the award is settled. At that time, the participant will recognize taxable income equal to the cash or the then fair market value of the shares issuable in settlement of such award, and such amount will be the tax basis for any shares received.

Cash Incentive Awards

A participant generally will not recognize income at the time a Cash Incentive Award is granted. When a Cash Incentive Award vests and is paid, the participant will recognize ordinary income in an amount equal to the cash paid. The Company will generally be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary income.

The Board of Directors recommends that stockholders vote FOR the approval of the Yum China Holdings, Inc. 2022 Long Term Incentive Plan.

22	YUM CHINA – Proxy Statement

STOCK OWNERSHIP INFORMATION

Who are our largest stockholders?

The following table sets forth the number of shares of Company common stock beneficially owned as of August 24, 2022, except as otherwise noted, by (i) beneficial owners of more than 5% of the outstanding shares of Company common stock, (ii) each of the Company’s named executive officers, (iii) each of the Company’s directors and (iv) all of the Company’s directors and executive officers as a group.

In accordance with SEC rules, beneficial ownership includes all shares the stockholder actually owns beneficially or of record, all shares over which the stockholder has or shares voting or dispositive control and all shares the stockholder has the right to acquire within 60 days of August 24, 2022. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares owned beneficially by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares(1)

More Than 5% Owners

Invesco Ltd.	40,727,617	(2)	[ ]	%
1555 Peachtree Street NE, Suite 1800
Atlanta, GA 30309

BlackRock, Inc.	32,413,842	(3)	[ ]	%
55 East 52nd Street
New York, NY 10055

Named Executive Officers
Joey Wat	[ ]		[ ]
Andy Yeung	[ ]		[ ]
Joseph Chan	[ ]		[ ]
Johnson Huang	[ ]		[ ]
Aiken Yuen	[ ]		[ ]
Danny Tan	[ ]		[ ]

Non-Employee Directors

Peter A. Bassi	[ ]		[ ]

Edouard Ettedgui	[ ]		[ ]

Cyril Han	[ ]		[ ]

Louis T. Hsieh	[ ]		[ ]

Fred Hu	[ ]		[ ]

Ruby Lu	[ ]		[ ]

Zili Shao	[ ]		[ ]

William Wang	[ ]		[ ]

Min (Jenny) Zhang	[ ]		[ ]

Ownership of all directors and executive officers as a group (18 total)	[ ]		[ ]

(1)	Percentage ownership is determined based on a total of [ ] shares of Company common stock outstanding as of August 24, 2022.

YUM CHINA – Proxy Statement	23

STOCK OWNERSHIP INFORMATION

(2)

Based on Amendment No. 3 to the Schedule 13G filed by Invesco Ltd. on February 10, 2022, which indicated that, as of December 31, 2021, Invesco Ltd. had sole voting power over 40,684,815 shares of Company common stock and sole dispositive power over 40,727,617 shares of Company common stock.

(3)

Based on Amendment No. 6 to the Schedule 13G filed by BlackRock, Inc. on February 3, 2022, which indicated that, as of December 31, 2021, BlackRock, Inc. had sole voting power over 27,828,370 shares of Company common stock and sole dispositive power over 32,413,842 shares of Company common stock.

24	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (our “CD&A”) provides an overview of our executive compensation programs for 2021, the context under which our executive compensation decisions were determined, and how we performed within that environment.

Our named executive officers (“NEOs”) consist of our Chief Executive Officer, our Chief Financial Officer, our

three other most highly compensated executive officers who were serving as executive officers at the end of 2021, and our former Chief Supply Chain Officer. References to “continuing NEOs” in this CD&A refer to the NEOs other than our former Chief Supply Chain Officer.

For 2021, our NEOs were:

Name	Title
Joey Wat	Chief Executive Officer (“CEO”)
Andy Yeung	Chief Financial Officer (“CFO”)
Joseph Chan	Chief Legal Officer
Johnson Huang	General Manager, KFC
Aiken Yuen	Chief People Officer
Danny Tan*	Former Chief Supply Chain Officer

*	Mr. Tan resigned as Chief Supply Chain Officer of the Company, effective November 8, 2021.

This CD&A is divided into four sections:

Executive Summary	• Context for Determining Executive Compensation Decisions

• 2021 Business Overview and Performance Highlights

• Company Total Shareholder Return Performance

• Recent Compensation Highlights

• Alignment of Executive Compensation Program with Business Performance

• Pay Components

• Executive Compensation Practices

• Stockholder Engagement

Elements of the Executive Compensation Program	• Base Salary
• Annual Performance-Based Cash Bonuses

• Long-Term Equity Incentives

• 2021 Chairman Grants

• 2022 Lavazza ESOP Grants

YUM CHINA – Proxy Statement	25

EXECUTIVE COMPENSATION

• Other Elements of Executive Compensation Program

• 2021 NEO Compensation and Performance Summary

How Compensation Decisions Are Made	• Executive Compensation Philosophy
• Role of the Compensation Committee

• Role of the Independent Consultant

• Competitive Market Review

Compensation Policies	• Compensation Recovery Policy
• Equity-Based Awards Grant Policy

• Stock Ownership Guidelines and Retention Policy

• Hedging and Pledging of Company Stock

Executive Summary

Context for Determining Executive Compensation Decisions

A unique feature of the Company is that while it is incorporated in Delaware and listed on the NYSE and Hong Kong Stock Exchange, substantially all of its operations are located in China, with 11,788 restaurants in over 1,600 cities across China at the end of 2021. Our operating environment and regulatory requirements are complex and our leadership must be capable of adapting our businesses, and supporting our growth goals, amid these complexities. As a result, the operating environment and competitive market in China are significant factors in the Compensation Committee’s decision-making process and the design of our compensation program. In making compensation decisions, the Compensation Committee considers our performance in the context of the Chinese operating environment, the restaurant industry in China and our China-based peers, as well as our performance against our U.S. peers. Importantly, because our operating environment and the restaurant industry in China may be uniquely, or more significantly, impacted by certain factors than on our U.S. peers, the Compensation Committee seeks to maintain flexibility to design and refine the Company’s executive compensation program to be responsive to our operating environment even if that results in a compensation program that differs from our U.S. peers.

In addition, as a Delaware-incorporated company listed on both the NYSE and Hong Kong Stock Exchange, our leadership team must also possess, in addition to deep knowledge of the U.S. and Hong Kong governance requirements, the global perspectives and expertise required to resolve many novel and complex issues amid the evolving global regulatory landscape, including geo-political challenges. Because the Company is designing an executive compensation program that attracts, retains and incentivizes global talent but with specific knowledge of the evolving Chinese regulatory and operating environment, including the challenges and complexities of managing the extensive supply chain and store operations, the Company’s executive compensation program may differ from our U.S. peers to reflect the competitive market in China, the need to attract a global skillset with deep knowledge of both U.S. and Chinese regulatory regimes and the Company’s desire to incentivize an entrepreneurial mindset to encourage actions that support our long-term growth and strategy. For these reasons, the Compensation Committee looked at the totality of factors the Company faces when it considers and determines executive compensation.

•

Operating Environment: The COVID-19 pandemic continued to present significant volatility to the Company’s operations in 2021. In the first half of 2021, the COVID-19 situation was relatively stable. However, multiple waves of Delta-variant outbreaks started in late July 2021 and spread to nearly all provinces in China. These widespread outbreaks resulted in stringent preventive public health measures across China, which included the lockdowns of several major cities, closures of many tourist locations resulting in substantially

26	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

lower travel volume, cancelled summer holiday trips and fewer social activities. Eastern China, the most vibrant economic region and the most important market for us, was significantly impacted during the summer, our peak trading period. According to government statistics, the restaurant industry in China was considerably impacted in August 2021 with a revenue decline of approximately 10% compared to August 2019. At the peak of the outbreak in August 2021, more than 500 of our stores in 17 provinces were closed or offered only takeaway and delivery services. In the fourth quarter 2021, total revenues of the restaurant industry in China declined year-over-year, a significant divergent trend comparing to the performance of the U.S. restaurant industry. The graph below shows China’s 2021 restaurant industry monthly revenue growth compared to that of 2020:

China Restaurant Industry Monthly

Revenue Growth, 2021 vs. 2020

Source: National Bureau of Statistics of China

•

Competitive Market: Knowledge and expertise of U.S., China and Hong Kong regulatory regimes and business practices are required for many of the Company’s executive officers. In addition, because our executive team is located in China, we are required to compete in the Chinese market for executive talent with this unique skillset. Given the unique skillset of our executives, the Company is increasingly competing for executive talent against China-based companies with, or planning for, listing outside of China. These competitors often offer compensation packages with significant one-time equity grants, which is a common practice in the Chinese executive compensation market. In determining executive compensation decisions, the Compensation Committee considers this increased competition and the related new-hire offers of significant one-time equity grants, coupled with an already challenging local market for international executive talent, and the Company’s need to retain and motivate the Company’s global and visionary leadership team.

YUM CHINA – Proxy Statement	27

EXECUTIVE COMPENSATION

•

Peer Company Performance Comparisons: In assessing the performance of the Company and our executive team, the Compensation Committee considers performance against U.S. peers as well as peers in China, which allows the Compensation Committee to assess performance in the context of the operating market in China which can vary significantly as compared to the U.S. operating market as was the case in 2021. Accordingly, in approving incentive compensation, the Compensation Committee considers the performance of restaurant companies in China and seeks to reward performance that reflects the Company’s operating performance, as opposed to just a comparison to the Company’s U.S. peers, which often are subject to a different operating environment than the Company. In terms of the total shareholder return (“TSR”) performance, the MSCI China Index was down approximately 22% in 2021, while the S&P 500 Index was up approximately 27%. In particular, the MSCI China Consumer Discretionary Index was down approximately 36% in 2021, while the Company’s TSR declined by approximately 12%.

•

Support Long-Term Strategy: Despite the enormous challenges to drive sales and protect profits in the short-term, the Company is also committed to building core capabilities to achieve long-term sustainable growth. To support the Company’s long-term growth, the Compensation Committee has sought to design a compensation program aligned with our long-term strategy, including accelerating store network development, expanding to new categories, growing emerging brands and reinforcing strategic capabilities. This desire to incentivize performance to achieve the Company’s growth initiatives resulted in the inclusion of performance goals relating to delivery sales and member sales in the 2021 annual incentive program, as well as the granting of equity awards with respect to the joint venture (the “Lavazza Joint Venture”) established by the Company and Lavazza Luigi S.p.A. (“Lavazza Group”). This Lavazza Joint Venture was established to explore and develop the Lavazza coffee shop concept in China, as part of the Company’s strategy of making coffee a meaningful part of its business. The Compensation Committee believes that it is important to approach compensation in a way that supports a founder’s mentality and the execution of goals linked to our long-term strategy, which will allow the Company to emerge from the pandemic even stronger than before.

•

Annual Incentive Program Adjustments. In September 2021, in light of the changes in operating environment and the significant impact of the Delta-variant outbreaks on the Company’s operating and financial performance since July 2021, the Compensation Committee considered potential real-time actions to help manage the immediate challenges, retain talent and motivate performance. While the Compensation Committee’s practice has generally been to establish and communicate goals at the beginning of each year, the Compensation Committee also retains flexibility to modify the Company’s executive compensation program when circumstances warrant, in order to continue to incentivize actions to drive operational performance and long-term strategies. Considering the significant impact of the COVID-19, and that the Company’s incentive program targets were set in early 2021 based on the then operating environment with sequential improvement in operating results, the Compensation Committee determined to keep the original goals but that, instead of measuring performance with respect to the Adjusted Operating Profit Growth and Same Store Sales Growth over one performance period covering the entire fiscal year, it would instead measure performance with respect to these team performance measures over three separate performance periods: the first half of 2021 (weighted 50%); the third quarter of 2021 (weighted 25%); and the fourth quarter of 2021 (weighted 25%). The performance targets for each of these three distinct performance periods were derived from the performance goals established in early 2021, with the only difference being the segregation of performance into the three distinct performance periods. This change retained the same performance targets and performance-based program design, but helped in executive motivation, retention and business focus.

2021 Business Overview and Performance Highlights

As noted above, the COVID-19 pandemic continued to significantly impact the Company’s operations in 2021.

28	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

Our management team undertook immediate and strategic actions to drive sales and protect profits. These actions included:

•

We continue to prioritize the safety and health of our employees and customers. In 2021, we enhanced the medical insurance coverage for our restaurant general managers, restaurant management team and service team leaders. The enhanced benefits are expected to cover around 100,000 front-line employees and their family members.

•

We drove traffic and sales by delivering good food and great value. Leveraging our innovation capabilities, we launched over 500 new or upgraded products and expanded product categories, such as beef burgers and whole chicken, in 2021. We built on a well-established promotion mechanism to offer effective value promotions while minimizing margin impact.

•

To capture the shift to off-premise demand, we quickly adjusted operations and marketing offers. We also increased store density to improve our coverage and better serve the customers. Delivery sales grew 60% in 2021 compared to 2019 and contributed to approximately 32% of Company sales for 2021. Combined with takeaway, off-premise services presented more than half of Company sales in 2021.

•

Leveraging our vast member platform, we engaged with members to drive repeat purchases. We continued to improve the digital experience for our customers, including refining our apps for more convenient ordering and allowing for more personalization, while broadening our member base. Our loyalty program grew 20% in the past year to over 360 million members at the end of 2021, with member sales accounting for approximately 60% of our system sales in 2021. In addition, digital sales exceeded $7 billion, or over 85% of Company sales, in 2021.

•

We proactively managed costs to alleviate cost pressures and continued to improve labor productivity and operating efficiency using technology and automation. For example, we have adopted AI-enabled technology to analyze and forecast transaction volume so that we can improve labor scheduling and inventory management. We have also upgraded our rider management platform to help optimize delivery order queuing, trade zone and rider routing.

•	We strengthened our market leadership with record openings of 1,806 gross new stores, or 1,282 net new stores during the year and remodeled 842 stores.

With the tremendous effort from all of the employees led by the management team and despite the continued negative impact on our business as a result of the COVID-19 pandemic, the Company delivered substantial profits in 2021. Our 2021 performance highlights include the following:

•	Total revenues increased 19% year-over-year to $9.85 billion from $8.26 billion (a 12% increase excluding foreign currency translation (“F/X”)).

•	Total system sales increased 10% year-over-year, excluding F/X.

•

Operating Profit increased 44% to $1.39 billion from $961 million, with the year-over-year increase primarily due to the re-measurement gain of the Hangzhou KFC joint venture acquisition and a year-over-year increase of 5% in Adjusted Operating Profit from $732 million to $766 million, despite that we received approximately $90 million less in one-time relief from the government and landlords comparing to 2020.

•

Net Income increased 26% to $990 million from $784 million in the prior year, primarily due to the increase in Operating Profit. Adjusted Net Income declined 15% to $525 million from $615 million in the prior year (a 7% increase excluding the net loss of $52 million in 2021 and the $75 million net gain in 2020 from mark-to-market investments).

•

Diluted Earnings Per Common Share increased 17% to $2.28 from $1.95 in the prior year, and Adjusted Diluted Earnings Per Common Share decreased 21% to $1.21 from $1.53 in the prior year (a 1% decrease excluding the net loss in 2021 and the net gain in 2020, respectively, from mark-to-market investments). Approximately 41.9 million shares of common stock were issued as a result of the secondary listing in

YUM CHINA – Proxy Statement	29

EXECUTIVE COMPENSATION

Hong Kong in September 2020. On a year over year basis, the dilution impact from the weighted average share count was 7% in 2021.

See the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for a reconciliation of the most directly comparable GAAP financial measures to the non-GAAP adjusted financial measures.

Company Total Shareholder Return Performance

The Board and the Compensation Committee believe that the leadership provided by the Company’s management team was key to the Company’s strong performance in delivering multi-year shareholder returns. The graph below shows our TSR as the cumulative return to stockholders over the past five years. As illustrated, a $100 investment in our common stock on December 31, 2016 would have grown to $198 on December 31, 2021, with dividends reinvested. The Company’s shareholder return significantly outperformed that of the China market as measured by the MSCI China Index, which covers approximately 85% of the China equity market, and approximately 28% of its constituent companies are in the China Consumer Discretionary sector.

Recent Compensation Highlights

Although the key features of our executive compensation program are substantially unchanged, the Compensation Committee implemented several enhancements and changes to our executive compensation program, as set forth below. In approving these changes, the Compensation Committee considered our strategic priorities, stockholder feedback, market practices in both the U.S. and China, input from the Compensation Committee’s compensation consultant, and the operating environment in China, as described further above.

•

LTI (Annual PSU) Grants—In early 2021, in response to the uncertainty and challenges presented by the COVID-19 pandemic with respect to setting targets for the annual PSU grants (the “Annual PSU Awards”), the Compensation Committee determined to grant the Annual PSU Awards in two equally weighted grants, with the first grant occurring in February 2021 and vesting based on the Company’s achievement of performance goals relating to relative total shareholder return (“rTSR”) and the second grant occurring in May 2021 and vesting based on the Company’s achievement of performance goals relating to growth in adjusted total revenue (“Adjusted Total Revenue Growth”) and growth in adjusted diluted earnings per common share (“Adjusted Diluted Earnings Per Common Share Growth”). In particular, the Compensation Committee elected to include rTSR as an absolute goal, weighted 50% of the Annual PSU Awards, as compared to its prior practice of including rTSR as a payout modifier in recognition of the difficult and volatile operating environment due to the continuing COVID-19 pandemic. Given the uncertainty presented by the continuing COVID-19 pandemic, the Compensation Committee considered a number of options to design the Annual PSU Awards in a manner that served as an appropriate

30	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

incentive vehicle while also aligning the long-term interests of recipients with our stockholders, including the possibility of setting annual performance goals for each year in the three-year performance period with respect to the Adjusted Total Revenue Growth and Adjusted Diluted Earnings Per Common Share Growth performance goals. In order to align the Annual PSU Awards with the long-term interest of the stockholders, the Compensation Committee ultimately decided to approve a three-year performance period, as compared to three annual performance periods. To obtain greater clarity on the operating environment and assess the rigor of these three-year performance goals, the Compensation Committee delayed the grant date by three months until May 2021 for the Annual PSU Awards with vesting tied to these two performance goals. Consistent with the Company’s usual practice of granting annual LTI awards in February, the number of shares subject to the May 2021 portion of the PSU grant was determined based on the February 2021 stock price rather than the stock price on the grant date in May 2021.

•

Annual Incentive Program Metrics—To support key objectives linked to the Company’s long-term strategy, the Compensation Committee added delivery sales growth and member sales as performance goals to be used to determine payouts under the 2021 annual incentive program. To incentivize the achievement of these goals relating to the Company’s long-term strategy, the Compensation Committee reduced its historical weightings assigned to the adjusted operating profit growth and same store sales growth goals and eliminated the customer satisfaction goal. As a result of this change, for 2021, annual incentive program payouts were determined based on adjusted operating profit growth, same store sales growth, delivery sales growth, system gross new builds, and member sales. These goals were designed to measure our success in the execution of both our annual and long-term operating plan.

•

Annual Incentive Program Adjustments—The team factor targets were set at the beginning of 2021 when the COVID-19 situation was relatively stable. However, multiple waves of Delta-variant outbreaks persisted throughout the second half of 2021. In September 2021, in light of the changes in operating environment and the significant impact of the Delta-variant outbreaks on the Company’s operating and financial performance since July 2021, the Compensation Committee adjusted the performance periods for measuring performance with respect to the Adjusted Operating Profit Growth and Same Store Sales Growth over one performance period covering the entire fiscal year, it would instead measure performance with respect to these team performance measures over three separate performance periods: the first half of 2021 (weighted 50%); the third quarter of 2021 (weighted 25%); and the fourth quarter of 2021 (weighted 25%). The performance targets for each of these three distinct performance periods were derived from the performance goals established in early 2021, with the only difference being the segregation of performance into the three distinct performance periods. This change retained the same performance targets and performance-based program design, but helped to achieve executive motivation, retention and drive business focus. For details, see “Executive Summary—Context for Determining Executive Compensation Decisions—Annual Incentive Program Adjustments” and “Elements of the Executive Compensation Program—Annual Performance-Based Cash Bonuses—Team Performance Factors.” When approving the final team factor for Company performance, the Compensation Committee applied discretion to reduce the result from 112% to 105%.

•

2021 Chairman Grants—As disclosed in last year’s CD&A, in February 2021, the Compensation Committee awarded three-year cliff-vesting RSU awards to select Company executive officers and employees (the “2021 Chairman Grants”). These awards are intended to provide recognition for exemplary individual leadership demonstrated by select executives and employees during 2020, in particular in resolving many novel and complex regulatory issues to execute the Company’s secondary listing on the Hong Kong Stock Exchange, which was viewed as a transformative step for the Company, and navigating the Company through the COVID-19 crisis. While in the midst of the constraints of a global pandemic, we completed the listing on an accelerated timeframe, resulting in the Company being the first Delaware and non-TMT company to qualify as an innovative company and successfully list on the Hong Kong Stock Exchange. The secondary listing on

YUM CHINA – Proxy Statement	31

EXECUTIVE COMPENSATION

the Hong Kong Stock Exchange raised net proceeds of $2.2 billion and expanded the Company’s stockholder base in China and Asia. Among the NEOs, our CEO, CFO and Chief Legal Officer were selected as recipients of the Chairman long-term equity grant. While these awards were granted in recognition of the significant individual achievements and leadership displayed by recipients during 2020, the Compensation Committee elected to deliver the 2021 Chairman Grants as stock-settled RSUs that cliff-vest on the third anniversary of the grant date to align their long-term interests with those of stockholders. While these awards are not a component of the Company’s annual executive compensation program, the Compensation Committee determined that the 2021 Chairman Grants were appropriate to recognize the listing on the Hong Kong Stock Exchange and to incentivize similar actions that required significant efforts and innovativeness by select executives. The Compensation Committee believes that an equitable administration of the Company’s compensation programs entails the periodic use of grants similar to the 2021 Chairman Grants, when warranted by facts and circumstances, so as to accomplish the Company’s compensation objectives and support the execution of key business initiatives.

•

Incorporated ESG Metrics into 2021 Annual Incentive Program—Management and the Board have engaged in extensive discussions regarding how to further incentivize and assess performance with respect to specific ESG, Sustainability and Human Capital Management initiatives. Beginning with the 2021 annual incentive program, ESG measures have been incorporated into the key performance indicators that are used to determine the individual performance factor for each leadership team member. ESG performance goals are tailored for each member of the leadership team based on their roles and responsibilities and the Compensation Committee will assess their performance in these areas. ESG, Sustainability and Human Capital Management goals included goals relating to the publication of the Company’s sustainability report, goals relating to climate, the Company’s supply chain and environmental impact, initiatives relating to customer awareness of environmental goals, plastic reduction initiatives, goals relating to the KFC Food Banks, employee satisfaction and gender equality. As such, the NEOs’ performance on ESG-related areas could significantly impact payouts under the Company’s 2021 annual incentive program.

•

Adopted Severance Plan for Termination without Cause—In September 2021, the Compensation Committee adopted a severance plan (“Executive Severance Plan”) to provide severance benefits to certain key management employees, including each of the NEOs, upon an involuntary termination by the Company without cause or, for participants subject to the PRC law, termination for statutory reasons and subject to severance pay under PRC law, absent a change in control.

The Executive Severance Plan aids in recruitment and retention and promotes smooth succession planning, while providing transitional pay for a limited period of time to executives whose employment is involuntarily terminated. Payments are conditioned upon the executive’s execution of a release of claims in favor of the Company and compliance with restrictive covenants. Severance benefits payable under the Executive Severance Plan are equal to two times the sum of annual base salary plus annual target bonus for the CEO and one time the sum of annual base salary plus target annual bonus for the other NEOs, will be in lieu of any cash severance benefits under any other arrangement with the participant and are subject to recoupment in the event the executive violates his or her restrictive covenants with the Company.

•

2022 Lavazza ESOP Grants—As previously disclosed, the Company and Lavazza Group established the Lavazza Joint Venture to explore and develop the Lavazza coffee shop concept in China. In order to support a founder’s mentality and to incentivize the efforts of employees of the Company, Lavazza Group and the Lavazza Joint Venture to execute on the Lavazza Joint Venture’s business plan, including the target to open 1,000 Lavazza stores in China by 2025, the Lavazza Joint Venture established equity plans (the “JV Equity Plans”) allowing for the grant of equity awards with respect to the Lavazza Joint Venture to key employees of the Lavazza Joint Venture, Lavazza Group and the Company. In February 2022, the Lavazza Joint Venture and the Compensation Committee approved equity awards under the applicable JV Equity Plan to certain

32	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

employees of the Company, including the continuing NEOs, in the form of performance stock units. Under the JV Equity Plans, up to 15% of the equity in the Lavazza Joint Venture may be granted as equity awards under the JV Equity Plans, with employees and other eligible participants of the Lavazza Joint Venture eligible to receive up to 80% of the JV Equity Plan shares, or 12% of the equity in the Lavazza Joint Venture. The remaining JV Equity Plan shares will be allocated to the employees of the Company and Lavazza Group in accordance with their respective equity interest in the Lavazza Joint Venture, or up to 2% and 1%, respectively, of the equity in the Lavazza Joint Venture. The performance stock unit awards granted to the continuing NEOs are subject to both performance-based vesting conditions and the occurrence of a liquidity event, including an initial public offering of the Lavazza Joint Venture which must occur within seven years of the grant date. As discussed above, the JV Equity Plans and related grants to key contributors were adopted in order to help execute the Company’s strategy for the Lavazza Joint Venture by aligning their interests to the success of the Lavazza Joint Venture.

•

Stock Ownership Guidelines and Retention Policy. In January 2021, the Compensation Committee modified the Company’s stock ownership guidelines to require stock retention of 50% of the after-tax value of shares until the guideline is met during the five-year compliance period to comply with the guidelines and 100% retention after the five-year compliance period has elapsed.

Alignment of Executive Compensation Program with Business Performance

Our pay-for-performance incentive compensation programs are designed to align the long-term interests of our executives with those of our stockholders and to attract and retain top talent in a competitive market. The Company’s executive compensation program is structured to support the long-term sustainable growth of the Company and create value for stockholders by aligning our executives with business performance goals and motivating entrepreneurial and innovative thinking. As such, the Compensation Committee reviews and endorses performance goals that are deemed central to the Company’s business performance, long-term strategy and stockholder value creation. Specifically, the Compensation Committee has selected performance goals under the Company’s 2021 incentive programs that are based on metrics such as operating profit, same store sales, delivery sales, new builds, member sales, rTSR, adjusted total revenue growth, adjusted diluted earnings per share growth, and other key performance indicators described in greater detail below. These performance goals comprise an overall executive compensation program that the Compensation Committee believes appropriately reflects the Company’s emphasis on increasing profitability and revenue, enhancing customer experience, supporting an entrepreneurial mindset, creating stockholder value, while at the same time supporting key ESG initiatives.

While the Compensation Committee’s practice has generally been to establish and communicate goals at the beginning of each year, the Compensation Committee also retains flexibility to modify the Company’s executive compensation program when circumstances warrant, in order to continue to incentivize actions to drive operational performance and long-term strategies. For 2021, in light of the changes in operating environment and the significant impact of the Delta-variant outbreaks on the Company’s operating and financial performance since July 2021, the Compensation Committee adjusted the 2021 annual incentive program to measure performance with respect to the Adjusted Operating Profit Growth and Same Store Sales Growth, using the same performance goals as established at the beginning of the year, over three separate performance periods covering the first half of 2021, the third quarter of 2021 and the fourth quarter of 2021. The Compensation Committee believes that maintaining this flexibility allows the Company to appropriately reward performance in areas deemed critical to the Company’s long-term strategy.

The following chart provides an overview of the 2021 target total direct compensation program applicable to our CEO, consisting of base salary, annual performance-based cash incentives (i.e., short-term incentives, or “STI”), and long-term equity incentives (“LTI”). As demonstrated by the following chart, 2021 compensation for our CEO was heavily weighted toward variable pay elements, and such elements represented approximately 87% of the 2021 annual target compensation for Ms. Wat

YUM CHINA – Proxy Statement	33

EXECUTIVE COMPENSATION

(consisting of the target payout opportunity under the cash bonus plan, target annual PSUs and SARs). For purposes of this calculation, we have excluded the 2021 Chairman

Grants described below, as such grants do not represent a component of the Company’s annual executive compensation program.

2021 CEO Target Compensation Mix

Pay Components

The Company’s executive compensation program has three primary pay components: (i) base salary; (ii) annual performance-based cash bonuses (i.e., short-term incentives);

and (iii) long-term equity awards. We believe that these key elements are aligned with the Company’s compensation philosophy and objectives, as illustrated in the following table.

Objective	Base Salary	Annual Performance- Based Cash Bonuses	Long-Term Equity Incentives

Attract and retain the right talent to achieve superior stockholder results — Competitive total reward program structure that enables pay to vary based on role, responsibility, experience, market value and future potential of talent in order to drive superior results year-over-year.

	X	X	X

Reward performance — Motivate both short-term and long-term performance through annual and long-term equity programs. A majority of NEO annual target compensation is performance-based or variable and, therefore, at-risk.

		X	X

Emphasize long-term value creation — The Company’s belief is simple: if it creates long-term value for stockholders, then it shares a portion of that value with those responsible for the results. SARs and PSUs focus on the long-term performance of the Company and directly align the interests of the recipients with those of the Company’s stockholders.

X
Drive ownership mentality — We require executives to invest in the Company’s success by owning a substantial amount of Company stock.			X

34	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

Executive Compensation Practices

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation philosophy and objectives:

Our Executive Compensation Practices
✓

We deliver a significant percentage of annual target compensation in the form of variable compensation tied to performance, with 87% of Ms. Wat’s 2021 annual target compensation in the form of variable pay elements

✓	We deliver a significant portion of total compensation in the form of equity

✓	Maximum payout opportunity for STI and PSUs

✓	We have multi-year vesting periods for equity awards

✓	We perform market comparisons of executive compensation against a relevant peer group, recognizing the different geographic regions where executives are sourced and recruited

✓	The vesting of the rTSR portion of the PSU awards will be capped at target if our TSR performance is negative over the performance period

✓	We use an independent compensation consultant reporting directly to the Compensation Committee

✓	We have double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plan

✓	We maintain stock ownership guidelines, which includes a retention requirement until the guideline is achieved

✓	We maintain a compensation recovery policy

✓	We maintain an equity-based awards grant policy specifying pre-determined dates for annual equity grants

✓	We hold an annual “say on pay” vote

✓	We maintain an annual stockholder engagement process
✓	Our Compensation Committee regularly meets in executive session without any members of management present

X	We do not pay dividends or dividend equivalents on PSUs unless and until they vest

X	We do not allow repricing of underwater SARs under our long-term incentive plan without stockholder approval

X	We do not allow hedging, short sales or pledging of our securities

X	We do not allow backdating of SARs

X	We do not provide for tax gross-ups relating to a change in control

Stockholder Engagement

In its compensation review process, the Compensation Committee focuses on structuring the executive compensation program to serve the interests of our stockholders. In that respect, as part of its ongoing review of our executive compensation program, the Compensation Committee considered the approval by approximately 93% of the votes cast for the Company’s “say on pay” vote at our 2021 Annual Meeting of Stockholders. Although the Compensation Committee was pleased with this favorable outcome and interpreted this level of support as an endorsement by our stockholders of our executive compensation program and policies, the Compensation

YUM CHINA – Proxy Statement	35

EXECUTIVE COMPENSATION

Committee continuously evaluates program design and considers adjustments to the Company’s compensation program based on stockholder feedback, market practices, operating environment and other considerations in order to deliver a program designed to be aligned with our business strategy, the creation of long-term value and our stockholders’ interests.

During 2021, the Company reached out to its 25 largest stockholders and select stockholders who previously indicated interest for having engagement calls (which represented more than 50% of the Company’s outstanding shares) to solicit feedback on a variety of corporate governance matters (including with respect to executive compensation), and the Company held discussions with all stockholders who accepted an invitation. Management shared this stockholder feedback with the Compensation Committee for its consideration in designing the Company’s executive compensation program.

Based on feedback received during the Company’s stockholder engagement efforts over the past several years, the Compensation Committee has approved changes to its compensation program, including the incorporation of ESG measures and targets into the key performance indicators that are used to determine the individual performance factor under the 2021 annual incentive program for each leadership team member.

Elements of the Executive Compensation Program

The Company’s 2021 executive compensation program consists of three primary pay components: (i) base salary; (ii) annual performance-based cash bonuses (i.e., short-term incentives); and (iii) long-term equity awards. The following charts demonstrate that 2021 annual target compensation for Ms. Wat, our CEO, and the continuing NEOs was heavily weighted toward variable pay elements. Such elements represented approximately 87% of the 2021 annual target compensation for Ms. Wat and, on average, 72% of the 2021 annual target compensation for our other NEOs (consisting of the target payout opportunity under the cash bonus plan and target annual equity grants and excluding the 2021 Chairman Grants and all other compensation reported in the 2021 Summary Compensation Table).

2021 CEO Target Compensation Mix	2021 Other NEOs Average Target Compensation Mix

36	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

Base Salary

The Company provides a fixed level of cash compensation to attract and retain high-caliber talent. Base salary in the form of cash compensates executives for their primary roles and responsibilities. An executive’s actual salary is dependent on factors such as the executive’s role (including the market value of the role), level of responsibility, experience, individual performance and future potential. The Compensation Committee annually reviews salary levels of the Company’s executive officers to maintain market competitiveness and reflect their evolving responsibilities.

Annual Performance-Based Cash Bonuses

The principal purpose of our cash-based annual incentive program is to motivate and reward short-term team and individual performance. The following is the formula used to calculate 2021 annual performance-based cash bonuses:

Base Salary	×	Target Bonus Percentage (As a % of Base Salary)	×	Team Performance Factor (0%-200%)	×	Individual Performance Factor (0%-150%)	=	Final Individual Performance Bonus Payout

Team Performance Factors

The Compensation Committee reviewed the performance measures used in the annual incentive plan to assess the program’s alignment of the incentive payouts with key performance measures of the Company’s overall business and operating segments. The Compensation Committee established the initial team performance measures, targets and weights for the 2021 bonus program at the beginning of the year after receiving input and recommendations from management and the Compensation Committee’s compensation consultant. The team performance objectives and targets in 2021 were developed through the Company’s annual financial planning process, which took into account growth strategies, historical performance, and the existing and expected future operating environment of the Company.

At the time the targets were set, the performance targets were designed to be challenging but achievable given the operating environment at the time and with strong management performance. A leverage formula for each team performance measure magnifies the potential impact that performance above or below the performance target will have on the calculation of the annual bonus. This leverage increases the payouts when targets are exceeded and reduces payouts when performance is below target, with a threshold level of performance required in order for any bonus associated with such metric to be paid and a cap on bonus payments.

The team performance targets and weights for each measure established at the beginning of 2021 for the Company’s NEOs are outlined below. The Company’s performance metrics were established as growth rate goals with 2020 as the base line measure. This methodology required performance better than in 2020 in order to receive a target payout.

Team Performance Measures	Target	Weighting
Adjusted Operating Profit Growth*	10%	40%
Same Store Sales Growth**	6.8%	15%
Delivery Sales Growth	20%	15%
System Gross New Builds	1,100	20%
Member Sales***	61.5%	10%

YUM CHINA – Proxy Statement	37

EXECUTIVE COMPENSATION

The incentive targets for the Team Performance Factor were set based on the operating environment at the beginning of 2021 when the COVID-19 situation was relatively stable. However, multiple waves of Delta-variant outbreaks persisted, and our business was significantly affected, in the second half of the year. For details, see “Executive Summary—Context for Determining Executive Compensation Decisions—Operating Environment.”

In light of the changes in operating environment and the significant impact of the Delta-variant outbreaks on the Company’s operating and financial performance since July 2021, in September 2021, the Compensation Committee determined to measure performance with respect to the Adjusted Operating Profit Growth and Same Store

Sales Growth team performance measures over three separate performance periods: the first half of 2021 (weighted 50%); the third quarter of 2021 (weighted 25%); and the fourth quarter of 2021 (weighted 25%). The performance targets for each of these three distinct performance periods were derived from the performance goals established in early 2021, with the only difference being the segregation of performance into the three distinct performance periods. This change retained the same performance-based program design and kept the original goals, but helped address the volatility associated with the COVID-19 pandemic. The team performance targets, actual results, weights and overall performance for each measure following the adjustments described above are outlined below.

Team Performance Measures	Target	Actual	Earned As a % of Target	Weighting	Final Team Performance
Adjusted Operating Profit Growth*
First Half of 2021	67%	132%	200%	20%	40
Third Quarter of 2021	-7%	-52%	0%	10%	0
Fourth Quarter of 2021	-31%	-92%	0%	10%	0
Same Store Sales Growth**
First Half of 2021	8.1%	7.8%	97%	7.5%	7
Third Quarter of 2021	6.9%	-7.1%	0%	3.75%	0
Fourth Quarter of 2021	6.8%	-10.7%	0%	3.75%	0
Delivery Sales Growth	20%	18%	82%	15%	12
System Gross New Builds	1,100	1,806	200%	20%	40
Member Sales***	61.5%	62.1%	129%	10%	13

FINAL COMPANY TEAM FACTOR					112

*

Adjusted Operating Profit Growth as a team performance measure is the adjusted operating profit growth, excluding the effects of RMB to USD translations (either positive or negative) because we believe that changes in the foreign exchange rate can cause Operating Profit Growth to appear more or less favorable than business results indicate. If measured on a full-year basis, actual result would be -2%.

**	If measured on a full-year basis, actual result would be -0.9%.

***	Member Sales refers to member sales for the KFC and Pizza Hut brands as a percentage of total system sales.

As noted above, a team factor of 112% was achieved based on the five performance measures set out above with the performance periods for the performance measures of Adjusted Operating Profit Growth and Same Store Sales Growth being segregated into three distinct performance periods. With Adjusted Operating Profit Growth and Same Store Sales Growth measured on a full-year basis as established in early 2021, the team factor would have been 65% due to the volatility of COVID-19 on the Company’s performance during 2021. Although the strong performance, particularly in the first half of 2021, and the extraordinary effort of the management team in containing cost and delivering positive profit amid the severe impact of COVID-19 in the second half of 2021, would have resulted in a team factor of 112%, the Compensation Committee applied discretion to reduce the result from 112% and approved a final team factor of 105% for Company performance.

38	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

Individual Performance Factors

In February 2021, the Compensation Committee approved the performance goals that would be used to determine the Individual Performance Factor for the CEO and provided input on the performance goals recommended by the CEO for the other NEOs, which would subsequently be used by the CEO to recommend to the Compensation Committee the Individual Performance Factor for each NEO. As part of the Company’s annual performance evaluation process, the CEO, after having received input from the Compensation Committee and after consultation with each NEO, establishes that NEO’s performance objectives for the coming year, which are ultimately approved by the Compensation Committee. These performance objectives are not intended to be rigid or formulaic, but rather to serve as the framework upon which the CEO evaluates the NEO’s overall performance.

These annual performance goals generally fell within the performance categories of mitigating the impact of the COVID-19 pandemic, increasing stockholder returns, accelerating the growth of our brands, driving new business initiatives, and ESG objectives. Under each performance goal category, each NEO has a number of underlying pre-established goals against which the NEO’s performance is assessed to determine whether the NEO has achieved the overall performance goal. The evaluation of an executive’s performance relative to these goals is inherently subjective, involving a high degree of judgment based on the CEO’s observations of, and interactions with, the executive throughout the year. As an additional input to the evaluation of an executive’s performance, the CEO assesses the overall performance of the Company in light of the dynamics of the China market. As a result, no single performance goal or group of goals is determinative for the CEO’s evaluation of the executive’s performance.

The above evaluation provides the basis for the CEO’s recommendation to the Compensation Committee for the executive’s Individual Performance Factor. The Compensation Committee then meets with the CEO and discusses the CEO’s recommendations and meets separately in executive session to discuss the CEO’s recommendations and make a determination of the Individual Performance Factor for the NEOs, excluding the CEO.

The Compensation Committee applies similar factors in determining the Individual Performance Factor for the CEO. The Compensation Committee meets in executive session to discuss the CEO’s individual performance and then consults with the Chairman of the Board for their collective determination of the CEO’s Individual Performance Factor. The evaluation of the CEO’s overall performance relative to these factors is also inherently subjective, involving a high degree of judgment. The Compensation Committee and the other independent directors assess the overall performance of the Company in light of the dynamics of the China market in which the Company operates. As a result, no single performance goal or group of goals is determinative for the evaluation of the CEO’s performance.

The use of Individual Performance Factors provides the Company with a degree of flexibility (applied reasonably and in moderation by the Compensation Committee) to reward contributions to strategic business initiatives and the building of organizational capabilities supportive of the creation of long-term value.

Based on the foregoing, the Compensation Committee assigned 2021 Individual Performance Factors for the NEOs ranging from 100% to 130%, as described below under “2021 NEO Compensation and Performance Summary.”

Long-Term Equity Incentives

The Company provides long-term equity compensation to its executives to encourage decision-making that creates long-term sustainable stockholder value. In determining the size of the annual equity awards, the Compensation Committee considers the following:

•	Prior year individual and team performance;

•	Expected contributions in future years;

•	The market value of the executive’s role compared with similar roles in the Company’s peer group, based on compensation survey data; and

•	Achievement of the Company’s stock ownership guidelines.

YUM CHINA – Proxy Statement	39

EXECUTIVE COMPENSATION

Consistent with the 2020 annual equity grants, the 2021 annual equity grants consisted of SARs and PSUs, equally weighted. The entire portion of the annual equity grant is considered by the Compensation Committee to be performance-based as the PSUs will vest based only on the Company’s achievement of performance goals relating to rTSR, Adjusted Total Revenue Growth and Adjusted Diluted Earnings Per Common Share Growth, and the SARs will realize value only to the extent the Company’s stock price increases from the date of grant.

The SARs vest annually in equal installments of 25%, beginning on the first anniversary of the grant date and generally subject to continued employment through the applicable vesting date. The exercise price of each SAR grant is based on the closing market price of the underlying Company stock on the date of grant.

The Annual PSU Awards are designed to incentivize each NEO’s performance over the performance period from January 1, 2021 to December 31, 2023 and to further align their interests with the interests of our stockholders. In early 2021, in response to the challenges presented by the COVID-19 pandemic with respect to setting targets for the Annual PSU Awards, the Compensation Committee determined to grant the Annual PSU Awards in two equally weighted grants, with the first grant occurring in February 2021 and to vest based on the Company’s achievement of rTSR performance goals and the second grant occurring three months later in May 2021 and to vest based on the Company’s achievement of performance goals relating to Adjusted Total Revenue Growth (weighted 50%) and Adjusted Diluted Earnings Per Common Share Growth (weighted 50%). Given the uncertainty presented by the continuing COVID-19 pandemic, the Compensation Committee considered a number of options to design the Annual PSU Awards in a manner that served as an appropriate incentive vehicle while also aligning the long-term interests of recipients with our stockholders, including the possibility of setting annual performance goals for each year in the three-year performance period with respect to the Adjusted Total Revenue Growth and Adjusted Diluted Earnings Per Common Share Growth performance goals. In order to align the Annual PSU Awards with the long-term interest of the stockholders, the Compensation Committee ultimately decided to approve a three-year performance period from January 1, 2021 to

December 31, 2023, as compared to three annual performance periods. To obtain greater clarity on the operating environment and assess the rigor of these three-year performance goals, the Compensation Committee delayed the grant date by three months until May 2021 for the Annual PSU Awards with vesting tied to these two performance goals. Consistent with the Company’s usual practice of granting annual LTI awards in February, the number of shares subject to the May 2021 portion of the PSU grant was determined based on the February 2021 stock price rather than the stock price on the grant date in May 2021. This resulted in larger grant date fair value as compared to the grant level approved in February 2021 due to higher stock price in May 2021.

The rTSR performance goal for the 3-year performance period from January 1, 2021 to December 31, 2023 is measured as achievement compared against constituents of the MSCI China Index. The vesting is capped at target if TSR performance is negative over the performance period. For Company performance at the 30th percentile, threshold shares (50% of target) would be earned, at the above median 55th percentile 100% of target shares would be earned, and at the 80th percentile or greater, maximum shares (200% of target) would be earned. The Adjusted Total Revenue Growth and Adjusted Diluted Earnings Per Share Growth goals use the 2020 results as a baseline from which to measure growth. Given the Company’s performance in 2020 (and the first quarter of 2021 with respect to the Adjusted Total Revenue Growth and Adjusted Diluted Earnings Per Share Growth performance goals) and the Company’s operating plan over the three-year performance period, the performance goals applicable to the Annual PSU Awards were designed to be challenging but achievable with strong management performance.

2021 represented the final year of the 2019-2021 performance period for PSUs granted in 2019. Under the 2019 PSU program, Ms. Wat’s 2019 PSUs would be settled in shares of our common stock based on our rTSR performance over the 2019-2021 performance period relative to 143 of the 149 companies in the MSCI International China Index as of January 1, 2019 and that were still active as of December 31, 2021. Under the program, payout would be capped at target if the Company’s TSR was negative over the three-year performance period.

40	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

		Threshold	Target	Maximum
TSR Percentile Rank Achieved	<30%	30%	55%	85%
Proportion of Target Award Vesting*	0%	35%	100%	200%

*	Vesting proportion for performance between performance levels would be determined based on linear interpolation.

Based on the Company’s 45.71% TSR performance during the three-year performance period, the Company ranked at the 72nd percentile as compared to the TSR performance of the active constituents of the MSCI International China Index at the end of the performance period, resulting in 157.43% of the target PSUs and dividend equivalents vesting, or 67,686 shares of our common stock.

2021 Chairman Grants

In February 2021, the Compensation Committee awarded the 2021 Chairman Grants to select Company executive officers and employees. Among the NEOs, Ms. Wat and Messrs. Yeung and Chan were selected as recipients of the Chairman long-term equity grant. These awards are intended to provide recognition for exemplary individual leadership demonstrated by select executives and employees during 2020, in particular in resolving many novel and complex regulatory issues to execute the Company’s secondary listing on the Hong Kong Stock Exchange and navigating the Company through the COVID-19 crisis. The Company considers it important to retain the flexibility to make long-term equity awards to specifically reward demonstrated individual leadership actions and behaviors that are not factored into the corporate performance goals underlying the equity awards made to our entire management team, but which still recognize individual actions and behaviors that the Company wants to encourage and foster. While these awards were granted in recognition of the significant individual achievements and leadership displayed by recipients during 2020, the Compensation Committee elected to deliver the 2021 Chairman Grants as RSUs that cliff-vest on the third anniversary of the grant date to incentivize retention over this three-year period. Factors considered in awarding the Chairman Awards included:

•	Listing on the Stock Exchange of Hong Kong—Management assumed a significant amount of addi-

tional duties to resolve many novel and complex regulatory issues to execute the Company’s secondary listing on the Hong Kong Stock Exchange on an accelerated timeframe in the midst of the global pandemic to become the first Delaware and non-TMT company to qualify as an innovative company and successfully list on the exchange. The secondary listing on the Hong Kong Stock Exchange raised net proceeds of $2.2 billion and expanded the Company’s stockholder base in China and Asia.

•

COVID-19 Responsiveness—The management team led the implementation of key actions that we undertook to protect our employees, serve our customers, drive stockholder value-creation and give back to the community in connection with the COVID-19 pandemic, all of which we believe have contributed to our ability to navigate the pandemic in 2020. These actions included: implementing stringent health measures at our restaurants and workplaces and providing extended healthcare and other support to employees; keeping majority of our stores open even at the peak of the outbreak; launching contactless delivery, takeaway and corporate catering to support businesses during the time of reduced dine-in traffic; and addressing operational complexities and challenges in response to changes in regulatory requirements imposed by governmental authorities. Throughout the pandemic in 2020, management demonstrated their commitment to our long-term success by taking actions that were key to the Company’s ability to effectively navigate the pandemic and emerge even stronger, even if such actions entail certain additional costs. For example, while many of our competitors elected to lay-off employees during the pandemic, we kept employees on our payroll to allow us to recall employees as soon as possible once restrictions eased and it was appropriate to open stores. Actions such as this allowed us to nimbly respond to changing circumstances and foster goodwill among our employees. During 2020, sales and traffic recovered

YUM CHINA – Proxy Statement	41

EXECUTIVE COMPENSATION

sequentially since the first quarter of 2020. The Company also served over 170,000 free meals to 1,450 hospitals and medical centers.

•

Strong Execution Against the Company’s Strategic Operating Plan—In the context of a challenging year without precedent, the Company delivered strong results, including the opening of 1,165 new stores, bringing total store count to over 10,500 across more than 1,500 cities in China. The KFC and Pizza Hut loyalty programs exceeded 300 million members combined, with member sales accounted for approximately 60% of system sales in 2020. Leveraging its digital and delivery capabilities, the Company continued to capture dine-in and off-premise opportunities. These priorities were aligned with the Company’s strategic operating plan in order to position the Company as a strong market leader.

The grants to Ms. Wat and Messrs. Yeung and Chan have a grant date fair value of $2,500,000, $1,600,000 and $1,500,000, respectively, and will cliff-vest on the three-year anniversary of the grant date based on continued service through the vesting date. The Compensation Committee elected to deliver the 2021 Chairman Grants as RSUs rather than as cash bonuses in order to further incentivize the retention of these key contributors over the applicable vesting period and to further align their interests with the interests of our stockholders. While these awards are not a component of the Company’s annual executive compensation program, the Compensation Committee determined that the 2021 Chairman Grants were appropriate to recognize the listing on the Hong Kong Stock Exchange and to incentivize similar actions that required significant efforts and innovativeness by our select executives.

2022 Lavazza ESOP Grants

As previously disclosed, the Company and Lavazza Group established the Lavazza Joint Venture to explore and develop the Lavazza coffee business in China. In order to incentivize the efforts of employees of the Company, Lavazza Group and the Lavazza Joint Venture to execute on the Lavazza Joint Venture’s business plan, including the target to open 1,000 Lavazza stores in China by 2025, the Lavazza Joint Venture established the JV

Equity Plans allowing for the grant of equity awards with respect to the Lavazza Joint Venture to key employees of the Lavazza Joint Venture, as well as select employees of Lavazza Group and the Company. Under the JV Equity Plans, up to 15% of the equity in the Lavazza Joint Venture may be granted as equity awards under the JV Equity Plans, with employees and other eligible participants of the Lavazza Joint Venture, including general restaurant managers, eligible to receive up to 80% of the JV Equity Plan shares, or 12% of the equity in the Lavazza Joint Venture. The remaining JV Equity Plan shares will be allocated to the employees of the Company and Lavazza Group in accordance with their respective equity interest in the Lavazza Joint Venture, or up to 2% and 1%, respectively, of the equity in the Lavazza Joint Venture. The Compensation Committee has discretion to award the portion of the JV equity pool allocated to the Company to employees of the Company who have been key contributors to the efforts of the Lavazza Joint Venture and are deemed to be essential to the successful execution of the Lavazza Joint Venture’s business plan. The JV Equity Plans and related grants were adopted in order to support entrepreneurial and innovative thinking and leadership through a compensation structure linked to brand expansion and our long-term strategy.

After considering the input of the Compensation Committee’s compensation consultant with respect to form and amount of equity awards to be granted to Company employees, on February 10, 2022, the Lavazza Joint Venture and the Compensation Committee approved equity awards under the applicable JV Equity Plan to certain employees of the Company, including the continuing NEOs, in the form of PSUs. The PSUs are subject to both performance-based vesting conditions and the occurrence of a liquidity event. The performance-based vesting conditions relate to the Lavazza Joint Venture’s performance with respect to revenue, store-level profitability, brand-level profitability and store count, each equally weighted, with performance to be measured on a rolling four-consecutive quarter basis over a four-year performance period. The liquidity event vesting condition, which includes the occurrence of an initial public offering of the Lavazza Joint Venture, must occur within seven years of the grant date. Any portion of the award that does not vest, either based on the achievement of the applicable performance-based vesting conditions or the non-occurrence of

42	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

the liquidity event, will be forfeited in their entirety. To recognize the efforts of each of the continuing NEOs with respect to the Lavazza Joint Venture and to incentivize and galvanize their continued focus on the success of the Lavazza Joint Venture, the Compensation Committee granted PSUs with the following grant date fair values to each of the continuing NEOs: Ms. Wat, $1,000,000; Mr. Yeung, $200,000; Mr. Chan, $200,000; Mr. Huang, $200,000 and Mr. Yuen, $200,000.

Other Elements of Executive Compensation Program

As with all Company employees, Company executive officers receive certain employment benefits. We believe the benefits we offer are an important part of retention and capital preservation for all levels of employees. Our benefits are designed to protect against unexpected catastrophic losses of health and earnings potential and provide a means to save and accumulate assets for retirement.

Post-Termination and Change in Control Compensation.

The Company provides certain post-termination and change in control compensation to help accomplish the Company’s compensation philosophy of attracting and retaining executive talent.

Change in Control Severance Plan. The Company maintains a change in control severance plan that covers all NEOs. Severance benefits are payable only upon a qualifying termination, which is defined as a termination by the Company without cause or by the participant due to good reason, within 24 months following the consummation of a change in control of the Company. The Compensation Committee believes change in control compensation promotes management independence and helps retain, stabilize, and focus the executive officers in the event of a change in control.

Executive Severance Plan. As noted above, in September 2021, the Compensation Committee adopted the Executive Severance Plan to provide severance benefits to certain key management employees of the Company and its affiliates who are selected by the Compensation Committee to participate in the plan, including each of the NEOs.

The Executive Severance Plan aids in recruitment and retention and promotes smooth succession planning, while providing transitional pay for a limited period of time to executives whose employment is involuntarily terminated. Payments are conditioned upon the executive’s execution of a release of claims in favor of the Company and compliance with restrictive covenants. Severance benefits payable under the Executive Severance Plan are equal to two times the sum of annual base salary plus annual target bonus for the CEO and one time the sum of annual base salary plus target annual bonus for the other NEOs, will be in lieu of any cash severance benefits under any other arrangement with the participant and are subject to recoupment in the event the executive violates his or her restrictive covenants with the Company.

The terms of the Change in Control Severance Plan and Executive Severance Plan were determined after considering market data and the input of the compensation consultant. The award agreements with respect to the Company’s outstanding equity awards also provide for pro-rata vesting in the event of certain qualifying terminations of employment, as described below.

Please see the “Potential Payments upon a Termination or a Change in Control” section below for a quantification of the amounts that would be payable to each of the continuing NEOs in connection with a termination of employment or change in control as of December 31, 2021.

Retirement Plans. The Company offers certain executives working in China retirement benefits under the Bai Sheng Restaurants China Holdings Limited Retirement Scheme (“BSRCHLRS”). Under the BSRCHLRS, executives may make personal contributions, and the Company provides a company-funded contribution ranging from 5% to 10% of a participating executive’s base salary. During 2021, all of our NEOs were participants in the BSRCHLRS, and each NEO received a company-funded contribution.

Medical, Dental, and Life Insurance and Disability Coverage. The Company provides benefits such as medical, dental, and life insurance and disability coverage to its executive officers through the same benefit plans that are provided to all eligible China-based employees.

YUM CHINA – Proxy Statement	43

EXECUTIVE COMPENSATION

Perquisites. Certain perquisites are provided to certain Company executive officers relating to overseas assignments. These perquisites are governed by the Company’s formal mobility policy, are offered on a case-by-case basis and reflect each executive’s particular circumstances while also generally reflecting market practices for similarly situated, globally mobile executives working in international companies based in mainland China. For example, the Company may offer perquisites such as housing cost subsidies, dependent education, and home leave payments to executives performing services in China. These perquisites are considered to be a necessary component of the Company’s executive compensation program in order to attract and retain high-performing executives from different countries who have the skill sets and experience to successfully manage and lead the Company in mainland China.

Prior to our spin-off from YUM, certain of our NEOs were offered tax equalization benefits as an element of their compensation. These tax equalization benefits represent legacy compensation arrangements entered into with our former parent. After the spin-off, the Compensation Committee began to phase out tax equalization benefits for the NEOs (other than certain grandfathered benefits pursuant to the legacy arrangements).

See the 2021 All Other Compensation Table in this CD&A for details regarding the perquisites received by our NEOs during 2021.

44	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

2021 NEO Compensation and Performance Summary

Below is a summary of our NEOs’ 2021 compensation—which includes base salary, annual cash bonus, and equity awards—and an overview of our NEOs’ 2021 performance relative to the annual performance goals.

Joey Wat Chief Executive Officer

2021 Performance Summary. The Compensation Committee determined Ms. Wat’s performance to be above target with an Individual Performance Factor of 130%. At the beginning of the year, the Compensation Committee set individual performance goals for Ms. Wat covering five pre-defined performance areas: (1) financial performance as measured by sales and profit growth; (2) ESG; (3) accelerating growth of leading brands; (4) growing new business initiatives and (5) building people, culture and organization.

Further, Ms. Wat was recognized for leading the Company’s crisis management team in tackling many challenges arising out of the COVID-19 pandemic in 2021 and continuing to execute the Company’s business plan through a disciplined review process. While the COVID-19 pandemic heavily impacted the Company’s business in the second half of 2021, Ms. Wat led the Company in delivering system sales growth of 10% and achieving delivery sales growth of 20% for KFC and 14% for Pizza Hut. Under Ms. Wat’s leadership, Pizza Hut’s revitalization program, which started in 2017, has significantly improved fundamentals, and Pizza Hut achieved remarkable growth in both sales and profit in 2021. The Company achieved record openings of 1,806 gross new stores with diversified store models and healthy unit economics. Since Ms. Wat’s appointment as CEO in early 2018, the Company’s TSR consistently outperformed that of the MSCI China Index. The Compensation Committee also attached importance to Ms. Wat’s management of the Company’s talent base. Under her direction, the Company initiated the building of a digital research and development center in three cities to support the multi-year end-to-end digitalization initiative. Ms. Wat also took an active role in guiding the Company’s ESG efforts. The Company’s 2021 ESG achievements included phasing-out disposable plastic cutlery, as well as gradually replacing non-degradable plastic bags with paper or biodegradable plastic bags. Ms. Wat also assembled a project team supported by external advisors to develop a long-term greenhouse gas emissions strategy leading to the Company’s announcement of its commitment to setting the Science Based Targets.

2021 Compensation Decisions. Effective February 1, 2021, the Compensation Committee decided to bring Ms. Wat’s 2021 target compensation levels closer in line with the median of the Company’s compensation peer group, after taking into account Ms. Wat’s experience in and knowledge of the China consumer market and global expertise. These decisions positioned Ms. Wat’s total target direct compensation at the 42nd percentile of the Company’s 2021 compensation peer group. After considering the advice of its compensation consultant, market practices, and Ms. Wat’s individual performance, the Compensation Committee made the following compensation decisions.

•	Base Salary. Ms. Wat’s base salary was increased from $1,250,000 to $1,350,000, an increase of 8%.

•

Annual Incentive Plan Target and Payout Level. Ms. Wat’s annual cash bonus target increased from 150% to 200% of her base salary, resulting in a blended bonus target for the year of $2,642,671. Ms. Wat’s 2021 annual cash bonus award payout was $3,607,246, reflecting a total payout of 137% of target based on the Team Performance Factor of 105% and Individual Performance Factor of 130%.

•

Long-Term Incentive Award. The Compensation Committee approved an annual long-term incentive award of $6,000,000 to Ms. Wat in February 2021, delivered equally in SARs and PSUs, which was increased from an annual long-term incentive award of $5,000,000 in 2020. Consistent with the Company’s usual practice of granting annual LTI awards in February, the number of shares subject to the May 2021 portion of Ms. Wat’s

YUM CHINA – Proxy Statement	45

EXECUTIVE COMPENSATION

PSU grant was determined based on the February 2021 stock price rather than the stock price on the grant date in May 2021, which resulted in larger grant date fair value of $6,203,901 as compared to the grant level approved in February 2021 due to higher stock price in May 2021. Ms. Wat also received a 2021 Chairman

Grant with a grant date fair value of $2,500,000. Inclusive of the Chairman Grant, target total direct compensation awarded in 2021 was positioned at the 56th percentile of the Company’s 2021 compensation peer group.

Andy Yeung Chief Financial Officer

2021 Performance Summary. The Compensation Committee determined Mr. Yeung’s performance to be above target with an Individual Performance Factor of 125%. Mr. Yeung was recognized for driving disciplined financial planning and vigorous cost management measures, achieving a year-over-year increase in Operating Profit despite the significant impact due to the resurgence of COVID-19 in the second half of 2021. He also led the development of the Company’s multi-year capital allocation strategy. With the Company becoming newly listed on the Hong Kong Stock Exchange in September 2020, he led the efforts for the Company’s compliance with the rules of the SEC and Hong Kong Stock Exchange. Mr. Yeung played an active role in ESG, including the Company’s strategy and roadmap relating to setting Science Based Targets. For new growth initiatives, Mr. Yeung was instrumental in formulating the long-term joint venture agreement with Lavazza Group. He also devised and implemented robust monthly financial reviews on all new growth initiatives, including the Lavazza Joint Venture, to complement the leadership team’s comprehensive business reviews on these growth initiatives and support disciplined, accelerated growth.

2021 Compensation Decisions. Effective February 1, 2021, the Compensation Committee set Mr. Yeung’s 2021 compensation levels after considering the advice of its compensation consultant, market practices and Mr. Yeung’s individual performance. Specifically, the compensation adjustments for Mr. Yeung were made to bring the components of his annual target total direct compensation closer in line with that of the median of the compensation peer group.

•	Base Salary. Mr. Yeung’s base salary was increased from $700,000 to $800,000.

•

Annual Incentive Plan Target and Payout Level. Mr. Yeung’s annual cash bonus target increased from 80% to 100% of his base salary, resulting in a blended bonus target for the year of $786,411. Mr. Yeung’s 2021 annual cash bonus award payout was $ 1,032,164, reflecting a total payout of 131% of target based on the Team Performance Factor of 105% and Individual Performance Factor of 125%.

•

Long-Term Incentive Award. The Compensation Committee approved an annual long-term incentive award of $1,500,000 to Mr. Yeung in February 2021, delivered equally in SARs and PSUs, which was increased from an annual long-term incentive award of $1,200,000 in 2020, which positioned Mr. Yeung’s annual target total direct compensation at the 41st percentile of the compensation peer group. Consistent with the Company’s usual practice of granting annual LTI awards in February, the number of shares subject to the May 2021 portion of Mr. Yeung’s PSU grant was determined based on the February 2021 stock price rather than the stock price on the grant date in May 2021, which resulted in larger grant date fair value of $1,551,056 as compared to the grant level approved in February 2021 due to higher stock price in May 2021. Mr. Yeung also received a 2021 Chairman Grant with a grant date fair value of $1,600,000. Inclusive of the Chairman Grant, target total direct compensation awarded in 2021 was positioned between the median and the upper quartile of the compensation peer group.

46	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

Joseph Chan Chief Legal Officer

2021 Performance Summary. The Compensation Committee determined Mr. Chan’s performance to be above target with an Individual Performance Factor of 125%. Mr. Chan also contributed significantly to the building and updating of the Company’s compliance and governance framework especially following its secondary listing on the Hong Kong Stock Exchange in September 2020. Mr. Chan also played an instrumental role in supporting the execution of strategic investments including transaction structuring, due diligence, definitive agreement drafting and negotiation and regulatory approvals. Mr. Chan also further enhanced the Company’s capability to manage and mitigate emerging risks such as cybersecurity and intellectual property protection. Mr. Chan was recognized for serving as a core member of the Company’s Sustainability Committee to lead and guide the Company’s sustainability disclosures to follow evolving regulatory requirements and market practices. He made significant contributions in the ESG strategy and roadmap formulation, including the Company’s commitment to setting Science Based Targets.

2021 Compensation Decisions. Effective February 1, 2021, the Compensation Committee set Mr. Chan’s 2021 compensation levels after considering the advice of its compensation consultant, market practices and Mr. Chan’s individual performance.

•	Base Salary. Mr. Chan’s base salary was increased from $540,000 to $600,000.

•

Annual Incentive Plan Target and Payout Level. Mr. Chan’s annual cash bonus target increased from 65% to 80% of his base salary, resulting in a blended bonus target for the year of $472,356. Mr. Chan’s 2021 annual cash bonus award payout was $619,967, reflecting a total payout of 131% of target based on the Team Performance Factor of 105% and Individual Performance Factor of 125%.

•

Long-Term Incentive Award. The Compensation Committee approved a long-term incentive award of $1,125,000 to Mr. Chan in February 2021, to be delivered equally in SARs and PSUs. Consistent with the Company’s usual practice of granting annual LTI awards in February, the number of shares subject to the May 2021 portion of Mr. Chan’s PSU grant was determined based on the February 2021 stock price rather than the stock price on the grant date in May 2021, which resulted in larger grant date fair value of $1,163,248 as compared to the grant level approved in February 2021 due to higher stock price in May 2021. Mr. Chan also received a 2021 Chairman Grant with a grant date fair value of $1,500,000.

Johnson Huang General Manager, KFC

2021 Performance Summary. During 2021, Mr. Huang served as General Manager, KFC, after returning from medical leave of absence during 2020. The Compensation Committee determined that Mr. Huang’s 2021 performance was on target with an Individual Performance Factor of 110%. Mr. Huang was recognized for driving KFC’s prompt actions in response to the disruptions due to the multiple waves of the COVID-19 outbreaks especially in the second half of 2021. The KFC Brand, under Mr. Huang’s leadership, delivered an 8% increase in system sales growth, and achieved delivery sales growth of 20%, openings of 1,232 gross new stores and new member acquisition of 55 million. Mr. Huang made significant progress in implementing KFC’s strategy in both expanding regionally-inspired menu items and adopting diversified store models. He also led the efforts to improve restaurant productivity through the use of digital technologies and automation, leading to labor productivity improvement and wastage reduction. Mr. Huang supported the Company’s ESG strategy by launching the first carbon neutral product and replacing disposable plastic straws, cutlery and bags, representing savings of over 7,000 tons of plastic in 2021. He supported the continued expansion of the KFC food bank project to 27 cities at the end of 2021.

YUM CHINA – Proxy Statement	47

EXECUTIVE COMPENSATION

2021 Compensation Decisions. Effective February 1, 2021, the Compensation Committee set Mr. Huang’s 2021 compensation levels after considering the advice of its compensation consultant, market practices, Mr. Huang’s individual performance and the strong performance of KFC.

•	Base Salary. Mr. Huang’s base salary remains unchanged at $740,000.

•

Annual Incentive Plan Target and Payout Level. Mr. Huang’s annual cash bonus target was increased from 90% to 100% of his base salary, resulting in a blended bonus target for the year of $733,715. Mr. Huang’s 2021 annual cash bonus award payout was $847,441, reflecting a total payout of 116% of target based on the blended Team Performance Factor of 105% and Individual Performance Factor of 110%.

•

Long-Term Incentive Award. The Compensation Committee approved a long-term incentive award of $1,250,000 to Mr. Huang in February 2021, to be delivered equally in SARs and PSUs, as the compensation review showed that the prior year award size, which had remained unchanged from that of the year before last, was under-competitive. Consistent with the Company’s usual practice of granting annual LTI awards in February, the number of shares subject to the May 2021 portion of Mr. Huang’s PSU grant was determined based on the February 2021 stock price rather than the stock price on the grant date in May 2021, which resulted in larger grant date fair value of $1,292,558 as compared to the grant level approved in February 2021 due to higher stock price in May 2021.

Aiken Yuen Chief People Officer

2021 Performance Summary. The Compensation Committee determined Mr. Yuen’s performance to be above target with an Individual Performance Factor of 125%. Mr. Yuen was recognized for his instrumental role in guiding and coordinating employees’ health and safety measures against the multiple waves of the COVID-19 outbreaks especially in the second half of 2021. In 2021, the Company upgraded the medical insurance coverage of our restaurant general managers, restaurant management teams and supervisors. To build organizational capability, he contributed significantly in building the Company’s digital research and development center and the Lavazza Joint Venture team from scratch. Mr. Yuen also served as a core member of the Company’s Sustainability Committee. He provided valuable guidance and input in enhancing the Company’s disclosures on human capital management in the Company’s Annual Report and Sustainability Report. In 2021, the Company was named to the Bloomberg Gender-Equality Index and was certified as a Top Employer 2021 in China by the Top Employers Institute, both for the third consecutive year.

2021 Compensation Decisions. Effective February 1, 2021, the Compensation Committee set Mr. Yuen’s 2021

compensation levels after considering the advice of its compensation consultant, market practices and Mr. Yuen’s individual performance.

•	Base Salary. Mr. Yuen’s base salary was increased from $560,000 to $600,000.

•

Annual Incentive Plan Target and Payout Level. Mr. Yuen’s annual cash bonus target increased from 65% to 70% of his base salary, resulting in a blended bonus target for the year of $417,452. Mr. Yuen’s 2021 annual cash bonus award payout was $547,906, reflecting a total payout of 131% of target based on the Team Performance Factor of 105% and Individual Performance Factor of 125%.

•

Long-Term Incentive Award. The Compensation Committee approved a long-term incentive award of $700,000 to Mr. Yuen in February 2021, to be delivered equally in SARs and PSUs, as the compensation review showed that the prior year annual long-term incentive award was under-competitive. Consistent with the Company’s usual practice of granting annual LTI awards in February, the number of shares subject to the

48	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

May 2021 portion of Mr. Yuen’s PSU grant was determined based on the February 2021 stock price rather than the stock price on the grant date in May 2021, which resulted in larger grant date fair value of $723,892 as compared to the grant level approved in February 2021 due to higher stock price in May 2021.

Danny Tan Former Chief Supply Chain Officer(through November 8, 2021) and Senior Advisor to the CEO (from November 9, 2021 to February 10, 2022)

2021 Performance Summary. The Compensation Committee determined Mr. Tan’s performance to be on target with an Individual Performance Factor of 100%. Mr. Tan was recognized for his contribution in managing and optimizing cost of sales, leading to significant savings for raw materials and logistics cost. He also provided valuable input in planning for the expansion of the Company’s logistics center network. In 2021, the Company acquired land for three logistics centers, of which the Company started greenfield construction for two. When serving as the chairperson of the Sustainability Committee, he was instrumental in formulating the Company’s ESG strategy and roadmap, including the Company’s commitment to setting Science Based Targets, and seeking alignment from key stakeholders. Under his leadership, the Company’s ESG efforts achieved progressive improvements, as demonstrated by the assessment results from third-party agencies, including DJSI, ISS and MSCI.

2021 Compensation Decisions. Effective February 1, 2021, the Compensation Committee set Mr. Tan’s 2021 compensation levels after considering the advice of its compensation consultant, market practices and Mr. Tan’s individual performance.

•	Base Salary. Mr. Tan’s base salary was increased from $670,000 to $700,000.

•	Annual Incentive Plan Target and Payout Level. Mr. Tan’s annual cash bonus target was set at 80% of his base salary, unchanged from the prior year, resulting in a bonus target for the year of $ 560,000. Mr. Tan’s 2021 annual cash bonus award payout was $588,000, reflecting a total payout of 105% of target based on the Team Performance Factor of 105% and Individual Performance Factor of 100%.

•

Long-Term Incentive Award. The Compensation Committee approved a long-term incentive award of $1,000,000 to Mr. Tan in February 2021, to be delivered equally in SARs and PSUs, as the compensation review shows that the prior year long-term incentive award, which had remained unchanged from the prior year, was under-competitive. Consistent with the Company’s usual practice of granting annual LTI awards in February, the number of shares subject to the May 2021 portion of Mr. Tan’s PSU grant was determined based on the February 2021 stock price rather than the stock price on the grant date in May 2021, which resulted in larger grant date fair value of $1,034,078 as compared to the grant level approved in February 2021 due to higher stock price in May 2021.

Please see the “Potential Payments upon a Termination or a Change in Control” section below for a quantification of the amounts Mr. Tan received in connection with his separation.

YUM CHINA – Proxy Statement	49

EXECUTIVE COMPENSATION

How Compensation Decisions Are Made

Executive Compensation Philosophy

A unique feature of the Company is that while incorporated in Delaware and listed on the NYSE and Hong Kong Stock Exchange, substantially all of its operations are located in China. As a result, knowledge and expertise of both U.S. and China regulatory regimes and business practices are required for many of the Company’s executive officers.

The Company’s executive compensation program has been designed to attract and retain the talent necessary to achieve superior stockholder results and support the long-term sustainable growth of the Company while simultaneously holding our executives accountable to continuously achieve results year after year. In addition, the program has been designed to reward performance, emphasize long-term value creation and drive an ownership mentality.

Role of the Compensation Committee

The Compensation Committee reviews and approves goals and objectives relevant to the compensation of the CEO and other executive officers, sets the compensation levels of each of the executive officers, and together with the other independent directors of the Board, approves the compensation of the CEO. While not members of the Compensation Committee, the CEO, the CFO, the Chief People Officer, and the Chief Legal Officer, when necessary, also attended meetings of the Compensation Committee in 2021 to contribute to and understand the Compensation Committee’s oversight of, and decisions relating to, executive compensation. The CEO, the CFO, the Chief People Officer, and the Chief Legal Officer did not attend portions of the meetings relating to their own compensation. The Compensation Committee regularly conducts executive sessions without management present. The Compensation Committee also engages in an ongoing dialogue with its compensation consultant, the CEO, and the Chief People Officer for the evaluation and establishment of the elements of our executive compensation program.

Role of the Independent Consultant

During 2021, the Compensation Committee retained Mercer (Hong Kong) Limited (“Mercer”) as its independent consultant to advise it on executive compensation matters. Mercer attended Compensation Committee meetings in 2021 and provided advice and guidance to the Compensation Committee on (i) the market competitiveness of the Company’s executive pay practices and levels; (ii) incentive compensation plan design market practice, including regulatory developments, and institutional shareholder views, and in relation to equity awards under the applicable JV Equity Plan; (iii) executive severance plan design benchmarks; (iv) the 2022 compensation peer group; (v) the results of equity compensation analytics and award valuations; (vi) the 2021 Chairman Grants; (vii) the Company’s stock ownership guidelines and retention policies; and (viii) pay disclosures, including this CD&A. The Compensation Committee has assessed the independence of Mercer pursuant to NYSE rules and conflicts of interest specifically enumerated by the SEC’s six factors, and the Company has concluded that Mercer’s work for the Compensation Committee does not raise any conflicts of interest. The Compensation Committee annually reviews its relationship with Mercer and determines whether to renew the engagement. Only the Compensation Committee has the right to approve the services to be provided by, or to terminate the services of, its compensation consultant.

Executive Compensation Peer Group

One of the key objectives of our executive compensation program is to retain and reward the right talent by providing reasonable and competitive compensation. One method that the Compensation Committee utilizes to attain this objective is by establishing a group of peer companies for comparison of executive compensation practices.

The peer group approved by the Compensation Committee based on the recommendations of Mercer consisted of companies in the restaurant, food and consumer services industries in the United States, Greater China and Europe, as these represent the sectors with which the Company

50	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

competes for executive talent. In addition, Mercer suggested that, for purposes of benchmarking compensation levels for NEOs other than the CEO, the peer group data be supplemented with compensation survey data to provide a broader perspective on market practices. References in this CD&A to market data refer to the peer group or survey data, as appropriate.

After considering the advice of Mercer, the Compensation Committee approved a revised peer group for evaluating 2021 compensation decisions for the NEOs, which consisted of the companies below. As part of these revisions, the Compensation Committee added Beyond Meat, Inc., China Mengniu Dairy, eBay Inc., Expedia Group,

Inc., Kellogg Company, Marriott International, Inc., and McCormick & Company, Incorporated and removed Hyatt Hotels Corporation, Melco International Development Limited, US Foods Holding Corp., Whitbread PLC, Wm Morrison Supermarkets PLC, Wynn Macau, Limited and X5 Retail Group N.V. These changes were made in order to further align the peer group with the Company’s size and operations. Founder CEOs at Beyond Meat, Inc., Haidilao International Holdings Ltd., and Want Want China Holdings Limited were excluded from the competitive market review. Our peer group reflects a median market capitalization of $23.6 billion and median annual revenues of $11.2 billion, both as of June 30, 2021, and consists of 17 U.S. and 10 non-U.S. companies.

2021 Executive Compensation Peer Group

Data from our 2021 peer group was supplemented by data from companies included in three executive compensation surveys conducted by Mercer in China, Hong Kong, and the U.S., size adjusted to reflect the Company’s revenue. During 2021, the Compensation Committee reviewed a report summarizing compensation levels at the 25th, 50th and 75th percentiles of the peer group and, as applicable, of the survey data for positions comparable to our NEOs. The report compared target and actual total cash compensation (base salary and annual incentives) and total direct compensation (base salary plus annual incentives plus long-term incentives) for each of the NEOs against these benchmarks. The Compensation Committee also reviewed detailed tally sheets that captured comprehensive compensation, benefits and stock ownership details, and comparisons of the CEO’s realized total direct compensation and realizable equity vis-à-vis that of the peer group.

In September 2021, the Compensation Committee revised the Company’s compensation peer group and decided to remove four (4) companies and add three (3) companies for reasons of industry appropriateness and disclosed data availability. The Compensation Committee removed Beyond Meat, Inc., eBay Inc., WH Group Limited and Want China Holdings Limited, and added DoorDash, Inc., General Mills, Inc. and Chow Tai Fook Jewellery Group Limited. The new compensation peer group consists of 17 U.S. and nine non-U.S. peers. These changes were made in order to further align the peer group with the Company’s size and operations. This revised peer group will be used to evaluate 2022 compensation decisions. The founder CEOs at DoorDash, Inc. and Haidilao International Holdings Ltd. are expected to be excluded from the CEO’s competitive market review.

YUM CHINA – Proxy Statement	51

EXECUTIVE COMPENSATION

Competitive Positioning and Setting Compensation

At the beginning of 2021, the Compensation Committee considered executive compensation peer group data as a frame of reference for establishing target compensation levels for base salary and annual and long-term incentive awards for each NEO. The Compensation Committee conducted an extensive review of market data and made the decision to position target total direct compensation close to the market median, with variation based on the marketability, performance and potential of each NEO and the criticality of the role on the organization.

Compensation Policies

Compensation Recovery Policy

Pursuant to the Company’s Compensation Recovery Policy, in the event of any restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will recover or cancel any performance awards that were awarded to a current or former executive officer as a result of achieving performance targets that would not have been met under the restated results. The Company’s recovery authority applies to any performance award received by a current or former executive officer during the three most-recently completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement. Under the terms of the policy, a performance award means any cash or equity-based award that is made, vests or is payable based wholly or in part on the results of a financial reporting measure.

Equity-Based Awards Grant Policy

The Company’s Equity-Based Awards Grant Policy provides for certain procedures with respect to the granting of equity awards, including specifying pre-determined dates for annual and off-cycle grants and specifying that the Company will not purposely accelerate or delay the public release of material information in consideration of pending equity grants. Generally, annual equity grants are effective as of the date that is two business days after the Company publicly discloses its results for the previous fiscal year.

Stock Ownership Guidelines and Retention Policy

To align the efforts of our executives with the long-term interests of our stockholders and to reinforce their commitment to the Company’s long-term objectives, the Compensation Committee established a stock ownership and retention policy that applies to our Section 16 Officers and all members of our Leadership Team. Under the stock ownership and retention policy, the executives have a five-year period from July 1, 2017 or, if later, the date of appointment to a covered position to attain the required ownership level. During the five-year phase-in period, the executives must retain, until the required ownership guideline levels have been achieved, at least 50% of the after-tax shares resulting from the vesting or exercise of equity awards, including PSUs. If the guideline is not achieved after such five-year compliance period, the executive officer will be required to retain 100% of after-tax shares resulting from the vesting or exercise of equity awards until the guideline is achieved.

The chart below shows stock ownership requirements as a multiple of annual base salary for our continuing NEOs. As of the record date, each continuing NEO is in compliance with the Company’s stock ownership requirements and retention policy.

NEO	Stock Ownership as a Multiple of Annual Base Salary
CEO	6X
CFO	3X
Chief Legal Officer	2X
General Manager, KFC	2X
Chief People Officer	2X

Hedging and Pledging of Company Stock

Under the Company’s Code of Conduct, no employee or director is permitted to engage in securities transactions that would allow such employee or director either to insulate himself or herself from, or profit from, a decline in the Company’s stock price. Similarly, no employee or director may enter into hedging transactions in Company stock. Such transactions include, without limitation, short sales as well as any hedging transactions in derivative securities (e.g., puts, calls, swaps or collars) or other speculative transactions related to the Company’s stock. Pledging of Company stock by executive officers and directors is also prohibited.

52	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on such review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement relating to its Annual Meeting of Stockholders, filed on April 14, 2022 and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Compensation Committee:

Ruby Lu (Chair)

Edouard Ettedgui

William Wang

Min (Jenny) Zhang

YUM CHINA – Proxy Statement	53

EXECUTIVE COMPENSATION

2021 SUMMARY COMPENSATION TABLE

The following table and footnotes summarize the total compensation awarded to, earned by or paid to the NEOs for fiscal year 2021 and, to the extent required by SEC executive compensation disclosure rules, fiscal years 2020 and 2019. The Company’s NEOs for the 2021 fiscal year are its CEO, CFO, the three other most highly compensated executive officers serving as executive officers as of December 31, 2021, and its former Chief Supply Chain Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option/ SAR Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(5)	Adjusted Total Compensation Without Legacy Tax Reimbursements(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Joey Wat	2021	1,341,667	—	5,703,920	3,000,004	3,607,246	2,902,835	16,555,672	13,993,639

Chief Executive Officer	2020	1,151,083	—	14,500,084	2,500,003	2,502,664	517,744	21,171,578	20,995,478

	2019	1,180,667	—	2,500,031	2,500,012	4,355,208	1,634,083	12,170,001	10,900,805

Andy Yeung	2021	791,512	—	2,401,075	750,014	1,032,164	135,769	5,110,534	5,110,534

Chief Financial Officer	2020	643,333	—	2,600,068	600,013	701,865	149,144	4,694,423	4,694,423

	2019	189,895	—	1,000,030	—	322,407	29,638	1,541,970	1,541,970

Joseph Chan	2021	595,000	—	2,100,748	562,502	619,967	177,468	4,055,685	4,055,685

Chief Legal Officer

Johnson Huang	2021	740,000	—	667,558	625,000	847,441	320,245	3,200,244	3,108,580

General Manager, KFC	2020	516,814	—	2,600,068	600,013	251,021	209,701	4,177,617	4,177,617

	2019	695,833	—	440,013	440,007	1,682,635	386,480	3,644,968	3,466,790

Aiken Yuen	2021	595,236	—	373,881	350,011	547,906	596,068	2,463,102	2,066,736

Chief People Officer	2020	517,413	100,566	1,825,078	325,011	461,599	542,754	3,772,421	3,388,514
	2019	512,527	99,552	228,005	228,010	882,224	193,251	2,143,569	2,107,840

Danny Tan	2021	695,544	—	534,074	500,004	588,000	1,542,364	3,859,986	2,605,097

Chief Supply Chain Officer	2020	618,431	—	1,975,039	475,001	631,166	602,913	4,302,550	3,968,872
	2019	624,689	—	380,023	380,013	1,313,575	666,369	3,364,669	2,956,605

(1)

The amounts reported in this column for 2021 represent the grant date fair value of the Annual PSU Awards granted to each Named Executive Officer and the 2021 Chairman Grants awarded in RSU granted to Ms. Wat and Messrs. Yeung and Chan, calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), Compensation—Stock Compensation. The grant date fair value for the Chairman Grants was calculated by multiplying the number of RSUs granted by the closing stock price of a share of Company common stock on the date of grant. The aggregate fair value of PSU awards with performance-based conditions are based on the closing price of our common stock on the date of grant and the probable satisfaction of the performance conditions for such awards as of the date of grant. The fair value of PSU awards with market–based conditions has been determined based on the outcome of a Monte-Carlo simulation model. The maximum value of the 2021 PSU awards at the grant date assuming that the highest level of performance conditions will be achieved is as follows: Ms. Wat, $4,907,768; Mr. Yeung, $1,227,058; Mr. Chan, $920,243; Mr. Huang, $1,022,582; Mr. Yuen, $572,710 and Mr. Tan, $818,107. See Note 15 to the Company’s Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2021 (the “Audited Financial Statements”) for further discussion of the relevant assumptions used in calculating these amounts.

(2)

The amounts reported in this column for 2021 represent the grant date fair value of the annual SAR awards granted to each of the NEOs, calculated in accordance with ASC 718. See Note 15 to the Company’s Audited Financial Statements for further discussion of the relevant assumptions used in calculating these amounts.

54	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

(3)

Amounts in this column reflect the annual incentive awards earned for the applicable fiscal year performance periods under the annual bonus program, which is described further in our CD&A under the heading “Annual Performance-Based Cash Bonuses.”

(4)	The amounts in this column for 2021 are detailed in the 2021 All Other Compensation Table and footnotes to that table, which follow.

(5)

Certain compensation included in the All Other Compensation column was denominated in Chinese Renminbi. Messrs. Tan and Yuen’s salaries and 2021 annual incentive and bonus awards were denominated in Hong Kong dollars. Compensation paid in Chinese Renminbi or Hong Kong dollars was converted to U.S. dollars using an exchange rate of 6.4489 and 7.7725, respectively, for disclosure purposes.

(6)

The amounts in this column are calculated by subtracting the legacy tax reimbursements reflected in the 2021 All Other Compensation Table below from the “Total” column. As noted in the CD&A, prior to our spin-off from YUM, certain of our NEOs were offered tax equalization benefits as an element of their compensation. These tax equalization benefits represent a legacy compensation arrangement entered into while we were a subsidiary of our former parent. After the spin-off, the Compensation Committee began to phase out tax equalization benefits with respect to the continuing NEOs (other than certain grandfathered benefits pursuant to the legacy arrangements from YUM). We are providing this supplemental Total as we believe it better reflects the compensation decisions made by the Compensation Committee because the compensation received pursuant to the grandfathered tax reimbursements represent legacy contractual agreements entered into prior to the spin-off. The amounts reported in this column differ from, and are not a substitute for, the amounts reported in the “Total” column, as calculated pursuant to the Summary Compensation Table rules.

YUM CHINA – Proxy Statement	55

EXECUTIVE COMPENSATION

2021 ALL OTHER COMPENSATION TABLE

The following table and footnotes summarize the compensation and benefits included under the “All Other Compensation” column in the 2021 Summary Compensation Table that were awarded to, earned by or paid to the Company’s NEOs for the fiscal year ended December 31, 2021.

Name	Perquisites and Other Personal Benefits ($)(1)	Tax Reimbursements ($)(2)	Retirement Scheme Contributions ($)(3)	Other ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)

Ms. Wat	150,590	2,562,032	134,108	56,105	2,902,835

Mr. Yeung	62,934	—	39,566	33,269	135,769

Mr. Chan	99,963	—	29,737	47,768	177,468

Mr. Huang	112,430	91,664	73,966	42,185	320,245

Mr. Yuen	113,224	396,366	59,524	26,954	596,068

Mr. Tan	176,881	1,254,888	69,583	41,012	1,542,364

(1)

Amounts in this column represent: for Ms. Wat, an education reimbursement ($28,960) and housing cost subsidy ($121,630); for Messrs. Yeung, Chan, Huang and Yuen, a housing cost subsidy; and for Mr. Tan, an education reimbursement ($44,765) and housing cost subsidy ($132,116). Such amounts are valued based on the amounts paid directly to the NEOs or the service providers, as applicable.

(2)

Amounts in this column for Ms. Wat, Messrs. Huang, Yuen and Tan represent legacy tax reimbursements for gains realized in 2021 on equity awards granted before 2018, and do not represent any new benefits but rather the settlement of existing contractual agreements.

(3)	This column represents contributions to the BSRCHLRS for all of our NEOs.

(4)

This column reports the total amount of other benefits provided. Such amounts, which are reflective of market practice for similarly situated global executives working in international companies based in mainland China, are paid directly to the NEOs or service providers, as applicable. Other than for certain benefits described below, none of the other benefits individually exceeded the greater of $25,000 or 10% of the total amount of these other benefits and the perquisites and other personal benefits shown in column (b) for the NEO. These other benefits consist of amounts paid for utilities, home leave expenses, transportation allowances, and executive physicals. In 2021, Ms. Wat received home leave reimbursement of $27,478.

56	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

2021 GRANTS OF PLAN-BASED AWARDS

The following table provides information on the annual incentive program that the Company’s NEOs participated in during 2021 and the SARs, Annual PSU Awards and Chairman Grants granted under the Company’s Long Term Incentive Plan in 2021 to the Company’s NEOs.

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option/ SAR Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option/ SAR Awards ($/Sh)(4)	Grant Date Fair Value of Stock, Option and SAR Awards ($)(5)

			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Ms. Wat	—		—	2,642,671	7,928,013	—	—	—	—	—	—	—

	2/5/2021		—	—	—	—	—	—	—	171,989	57.39	3,000,004

	2/5/2021		—	—	—	—	—	—	43,562	—	—	2,500,023

	2/5/2021	(6)	—	—	—	10,262	20,523	41,046	—	—	—	1,500,026

	5/25/2021	(6)	—	—	—	13,069	26,137	52,274	—	—	—	1,703,871

Mr. Yeung	—		—	786,411	2,359,233	—	—	—	—	—	—	—

	2/5/2021		—	—	—	—	—	—	—	42,998	57.39	750,014

	2/5/2021		—	—	—	—	—	—	27,880	—	—	1,600,033

	2/5/2021	(6)	—	—	—	2,566	5,131	10,262	—	—	—	375,025

	5/25/2021	(6)	—	—	—	3,268	6,535	13,070	—	—	—	426,017

Mr. Chan	—		—	472,356	1,417,068	—	—	—	—	—	—	—

	2/5/2021		—	—	—	—	—	—	—	32,248	57.39	562,502

	2/5/2021		—	—	—	—	—	—	26,137	—	—	1,500,002

	2/5/2021	(6)	—	—	—	1,924	3,848	7,696	—	—	—	281,250

	5/25/2021	(6)		—	—	2,451	4,901	9,802	—	—	—	319,496

Mr. Huang	—		—	733,715	2,201,145	—	—	—	—	—	—	—

	2/5/2021		—	—	—	—	—	—	—	35,831	57.39	625,000

	2/5/2021	(6)	—	—	—	2,138	4,276	8,552	—	—	—	312,533

	5/25/2021	(6)	—	—	—	2,723	5,446	10,892	—	—	—	355,025

Mr. Yuen	—		—	417,452	1,252,356	—	—	—	—	—	—	—

	2/5/2021		—	—	—	—	—	—	—	20,066	57.39	350,011

	2/5/2021	(6)	—	—	—	1,198	2,395	4,790	—	—	—	175,051

	5/25/2021	(6)	—	—	—	1,525	3,050	6,100	—	—	—	198,830

Mr. Tan	—		—	560,000	1,680,000	—	—	—	—	—	—	—

	2/5/2021		—	—	—	—	—	—	—	28,665	57.39	500,004

	2/5/2021	(6)	—	—	—	1,711	3,421	6,842	—	—	—	250,041

	5/25/2021	(6)	—	—	—	2,179	4,357	8,714	—	—	—	284,033

(1)

Amounts in columns (c), (d) and (e) provide the minimum, target and maximum amounts payable as annual incentive compensation to each NEO based on team and individual performance during 2021. The actual amounts of annual incentive compensation awards paid for 2021 performance are shown in the “Non-Equity Incentive Plan Compensation” column of the 2021 Summary Compensation Table. The performance measurements, performance targets and target bonus percentages are described in the CD&A, beginning under the heading “Annual Performance-Based Cash Bonuses.”

(2)

Amounts in column (i) represent the number of 2021 Chairman Grants awarded to selected Company executive officers and employees, including Ms. Wat and Messrs. Yeung and Chan. The 2021 Chairman Grants were granted in RSUs on February 5, 2021 and vest 100% on the third anniversary of the grant, subject to the recipient’s

YUM CHINA – Proxy Statement	57

EXECUTIVE COMPENSATION

continued employment through the vesting date. During the vesting period, the RSUs will be adjusted to reflect the accrual of dividend equivalents, which will be distributed as additional Company shares at the same time and to the extent the underlying shares vest.

(3)

SARs allow the grantee to receive the number of shares of the underlying common stock that is equal in value to the appreciation in the underlying common stock with respect to the number of SARs granted from the date of grant to the date of exercise. SARs become exercisable in equal installments on the first, second, third and fourth anniversaries of the grant date, subject to the recipient’s continued employment through the applicable vesting date.

(4)	The exercise price of the SARs equals the closing price of the underlying common stock on the grant date.

(5)

The amounts reported in this column for 2021 represent the grant date fair value of the annual SAR awards, the Annual PSU Awards granted to each of the NEOs and the Chairman Grants awarded to Ms. Wat and Messrs. Yeung and Chan, calculated in accordance with ASC 718. The aggregate fair value of PSU awards with performance-based conditions are based on the closing price of our common stock on the date of grant and the probable satisfaction of the performance conditions as of the date of grant. The fair value of PSU awards with market–based conditions has been determined based on the outcome of a Monte-Carlo simulation model. The grant date fair value of the RSUs was determined based on the closing stock price of Company common stock on the date of grant. See Note 15 to the Company’s Audited Financial Statements for further discussion of the relevant assumptions used in calculating the grant date fair value for the SAR, RSU and PSU awards.

(6)

Amounts reported in this row and associated with columns (f), (g) and (h) provide the threshold, target and maximum numbers of shares of common stock that may be received by the grantee upon vesting of the Annual PSU Awards. The Annual PSU Awards granted to each of the NEOs on February 5, 2021 and May 25, 2021 will be settled in shares of common stock, subject to the achievement of performance goals relating to rTSR, Adjusted Total Revenue Growth and Adjusted Diluted Earnings Per Common Share Growth during a performance period beginning on January 1, 2021 and extending through December 31, 2023, and the NEO’s continued employment through the last day of the performance period. Amounts reported in the “Threshold” column represent payout of 50% of target PSUs awarded, and amounts reported in the “Maximum” column represent payout of 200% of the target PSUs awarded.

58	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2021 YEAR-END

The following table shows the number of Company shares covered by exercisable and unexercisable SARs, unvested RSUs and unvested PSUs held by the Company’s NEOs on December 31, 2021. This table excludes any YUM shares received by the NEOs upon conversion of their outstanding YUM equity awards in connection with the spin-off.

		Option/SAR Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable(1)		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)	(i)		(j)
Ms. Wat	2/6/2015	27,063	—		22.32	2/6/2025	—		—	—		—

	3/25/2015	32,309	—		23.90	3/25/2025	—		—	—		—

	2/5/2016	41,316	—		21.06	2/5/2026	—		—	—		—

	11/11/2016	48,846	—		26.98	11/11/2026	—		—	—		—

	2/10/2017	111,774	—		26.56	2/10/2027	—		—	—		—

	2/9/2018	139,613	46,538	(i)	40.29	2/9/2028	—		—	—		—

	2/7/2019	93,050	93,050	(ii)	41.66	2/7/2029	—		—	—		—

	2/7/2020	46,765	140,298	(iii)	42.71	2/7/2030	—		—	23,213	(i)	1,156,926

	2/7/2020	—	—		—	—	—		—	312,666	(ii)	15,583,273

	2/5/2021	—	171,989	(iv)	57.39	2/5/2031	43,931	(i)	2,189,536	10,262	(iii)	511,433

	5/25/2021	—	—		—	—				13,069	(iii)	651,334
Mr. Yeung	11/1/2019	—	—		—	—	8,335	(ii)	415,440	—		—

	2/7/2020	11,224	33,672	(iii)	42.71	2/7/2030	—		—	5,571	(i)	277,669

	2/7/2020	—	—		—	—	—		—	52,112	(ii)	2,597,262

	2/5/2021	—	42,998	(iv)	57.39	2/5/2031	28,116	(i)	1,401,319	2,566	(iii)	127,865

	5/25/2021	—	—		—	—	—		—	3,268	(iii)	162,852
Mr. Chan	9/3/2019	—	—		—	—	3,571	(iv)	177,970	—		—

	2/7/2020	7,482	22,449	(iii)	42.71	2/7/2030	—		—	3,714	(i)	185,126

	2/7/2020	—	—		—	—	—		—	39,084	(ii)	1,947,947

	2/5/2021	—	32,248	(iv)	57.39	2/5/2031	26,359	(i)	1,313,712	1,924	(iii)	95,892

	5/25/2021	—	—		—	—	—		—	2,451	(iii)	122,133
Mr. Huang	2/6/2013	9,652	—		19.00	2/6/2023	—		—	—		—

	2/5/2014	6,797	—		21.30	2/5/2024	—		—	—		—

	2/5/2014	9,516	—		21.30	2/5/2024	—		—	—		—

	2/6/2015	10,149	—		22.32	2/6/2025	—		—	—		—

	2/5/2016	13,772	—		21.06	2/5/2026	—		—	—		—

	11/11/2016	24,423	—		26.98	11/11/2026	—		—	—		—

	2/10/2017	37,258	—		26.56	2/10/2027	—		—	—		—

	2/9/2018	24,407	8,136	(i)	40.29	2/9/2028	—		—	—		—

	2/7/2019	16,377	16,377	(ii)	41.66	2/7/2029	10,819	(iii)	539,194	—		—

	2/7/2020	11,224	33,672	(iii)	42.71	2/7/2030	—		—	5,571	(i)	277,669

	2/7/2020	—	—		—	—	—		—	52,112	(ii)	2,597,262

	2/5/2021	—	35,831	(iv)	57.39	2/5/2031	—		—	2,138	(iii)	106,558

	5/25/2021	—	—		—	—	—		—	2,723	(iii)	135,714

YUM CHINA – Proxy Statement	59

EXECUTIVE COMPENSATION

		Option/SAR Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable(1)		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)	(i)		(j)
Mr. Yuen	2/6/2013	3,591	—		19.00	2/6/2023	—		—	—		—

	2/5/2014	3,602	—		21.30	2/5/2024	—		—	—		—

	2/6/2015	4,060	—		22.32	2/6/2025	—		—	—		—

	2/6/2015	4,060	—		22.32	2/6/2025	—		—	—		—

	2/5/2016	4,614	—		21.06	2/5/2026	—		—	—		—

	2/10/2017	11,364	—		26.56	2/10/2027	—		—	—		—

	2/9/2018	12,647	4,216	(i)	40.29	2/9/2028	—		—	—		—

	2/7/2019	8,486	8,487	(ii)	41.66	2/7/2029	5,606	(iii)	279,398	—		—

	2/7/2020	6,079	18,240	(ii)	42.71	2/7/2030	—		—	3,018	(i)	150,417

	2/7/2020	—	—		—	—	—		—	39,084	(ii)	1,947,947

	2/5/2021	—	20,066	(iv)	57.39	2/5/2031	—		—	1,198	(iii)	59,683

	5/25/2021	—	—		—	—	—		—	1,525	(iii)	76,006
Mr. Tan(5)	11/11/2016	24,423	—		26.98	11/11/2026	—		—	—		—

	2/10/2017	37,258	—		26.56	2/10/2027	—		—	—		—

	2/9/2018	—	7,027		40.29	2/9/2028	—		—	—		—

	2/7/2019	—	14,144		41.66	2/7/2029	9,344		465,682	—		—

	2/7/2020	—	26,657		42.71	2/7/2030	—		—	4,410		219,814

	2/7/2020	—	—		—	—	—		—	39,084		1,947,947

	2/5/2021	—	28,665		57.39	2/5/2031	—		—	1,711		85,251

	5/25/2021	—	—		—	—	—		—	2,179		108,576

(1)	The actual vesting dates for unexercisable SARs are as follows:

(i)	Remainder of the unexercisable award vested on February 9, 2022.

(ii)	One-half of the unexercisable award vested or will vest on each of February 7, 2022 and 2023.

(iii)	One-third of the unexercisable award vested or will vest on each of February 7, 2022, 2023 and 2024.

(iv)	One-fourth of the unexercisable award vested or will vest on each of February 5, 2022, 2023, 2024 and 2025.

(2)

The RSUs reported in this column include additional RSUs received with respect to dividend equivalents, which remain subject to the same underlying vesting conditions. The actual vesting dates for unvested RSUs are as follows:

(i)	The RSUs will vest in full on February 5, 2024.

(ii)	The RSUs will vest on November 1, 2022.

(iii)	The RSUs vested in full on February 7, 2022.

(iv)	The RSUs will vest on September 3, 2022.

60	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

(3)	The market value of each award is calculated by multiplying the number of shares covered by the award by $49.84, the closing price of the Company’s stock on the NYSE on December 31, 2021.

(4)	The awards reported in this column represent PSU awards granted to the NEOs with the following vesting terms:

(i)

PSU awards that are scheduled to vest based on the Company’s Adjusted Total Revenue Growth and Adjusted Diluted Earnings Per Common Share Growth, with a rTSR payout modifier, over the January 1, 2020 through December 31, 2022 performance period, subject to the NEO’s continued employment through the last day of the performance period except as otherwise provided for in the underlying equity award agreement upon a qualifying termination of employment. In accordance with SEC disclosure rules, the amount reported for this award is reported assuming threshold payout. Based on performance, these PSUs will vest in full on December 31, 2022.

(ii)

PSU awards that are scheduled to vest based on the absolute Company stock price hurdles, Adjusted Total Revenue Growth, Adjusted EBITDA Growth and transformational objectives, over the January 1, 2020 through December 31, 2023 performance period, subject to the NEO’s continued employment through the last day of the performance period except as otherwise provided for in the underlying equity award agreement upon a qualifying termination of employment. The PSU swards are subject to different goals with different levels of projected performance and the amount reported for this award is reported assuming target payout. Based on performance, these PSUs will vest in full on December 31, 2023.

(iii)

PSU awards that are scheduled to vest based on the Company’s achievement of rTSR performance goals and the Company’s Adjusted Total Revenue Growth and Adjusted Diluted Earnings Per Common Share Growth, over the January 1, 2021 through December 31, 2023 performance period, subject to the NEO’s continued employment through the last day of the performance period except as otherwise provided for in the underlying equity award agreement upon a qualifying termination of employment. In accordance with SEC disclosure rules, the amount reported for this award is reported assuming threshold payout. Based on performance, these PSUs will vest in full on December 31, 2023.

(5)

In accordance with the terms of the award agreements, Mr. Tan has 90 days from the last day of employment to exercise his vested SARs, and all of his unvested equity awards were forfeited upon his departure.

YUM CHINA – Proxy Statement	61

EXECUTIVE COMPENSATION

2021 OPTION/SAR EXERCISES AND STOCK VESTED

The table below shows the number of Company shares acquired during 2021 upon the exercise of Company SAR awards and the vesting of Company stock awards and before payment of applicable withholding taxes and broker commissions. This table does not include any shares acquired upon the exercise or vesting of outstanding YUM equity awards.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Ms. Wat	—	—	145,218	8,064,169	(1)

Mr. Yeung	—	—	8,069	469,965

Mr. Chan	—	—	3,440	215,008

Mr. Huang	6,342	418,581	32,143	1,903,658

Mr. Yuen	1,480	81,570	5,812	354,909

Mr. Tan	34,112	1,668,564	9,688	591,535

(1)

This amount includes the number of shares acquired upon the vesting of the 2019 PSU award based on performance during the 2019-2021 performance period, with the value realized on vesting determined based on the closing stock price of our common stock on December 31, 2021.

Nonqualified Deferred Compensation

The Company offers certain executives working in China retirement benefits under the BSRCHLRS. Under this program, executives may make personal contributions and the Company provides a company-funded contribution ranging from 5% to 10% of an executive’s base salary. In 2021, Mr. Tan made a personal contribution to the BSRCHLRS equal to 5% of base salary. The Company’s contribution for 2021 was equal to 5% of salary for Messrs. Yeung and Chan, and 10% of salary for each of Ms. Wat and Messrs. Huang, Yuen and Tan. Participants may elect a variety of mutual funds in which to invest their account balances under the plan. Additionally, upon termination, participants receive a lump sum equal to a percentage of the Company’s contributions, including investment returns. This percentage is based on a vesting schedule that provides participants with a vested 30% interest upon completion of a minimum of three years of service, and an additional 10% vested interest for each additional completed year, up to a maximum of 100%. In connection with Mr. Tan’s departure in February 2022, Mr. Tan received a lump sum distribution from the BSRCHLRS.

62	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

2021 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)
	(a)	(b)	(c)	(d)	(e)

Ms. Wat	—	134,108	—	—	582,608	(5)

Mr. Yeung	—	39,566	—	—	83,893	(5)

Mr. Chan	—	29,737	—	—	71,240	(5)

Mr. Huang	—	73,966	—	—	499,617	(5)

Mr. Yuen	—	59,524	—	—	347,921	(5)

Mr. Tan	34,792	69,583	—	—	465,553	(5)

(1)	Amounts in this column reflect Mr. Tan’s personal contributions to the BSRCHLRS with respect to 2021.

(2)	Amounts in this column reflect registrant contributions to the BSRCHLRS for the NEOs and which are reflected in the 2021 Summary Compensation Table.

(3)

Under the Hong Kong Data Privacy Act, the administrator of the BSRCHLRS is restricted from disclosing individual account balances under the BSRCHLRS, and accordingly, the Company is unable to compile earnings information with respect to the BSRCHLRS. Under the terms of the BSRCHLRS, participants may elect a variety of mutual funds in which to invest their account balances under the BSRCHLRS.

(4)	The amounts reflected in this column are the estimated year-end balances for the NEOs under the BSRCHLRS.

(5)

This amount represents the aggregate amount of Company contributions, excluding investment returns. See note (3) to this table for further information regarding investment returns with respect to the BSRCHLRS. This amount was denominated in Hong Kong dollars and was converted to U.S. dollars using an exchange rate of 7.7725 Hong Kong dollars to U.S. dollars for disclosure purposes.

Potential Payments upon a Termination or a Change in Control

Termination of Employment without a Change in Control. As noted in the CD&A, during 2021, the Compensation Committee adopted the Executive Severance Plan, which provides severance benefits to our NEOs upon termination of employment by the Company without cause or, for participants subject to PRC law, termination for any statutory reason and subject to severance pay under PRC law (each, an “Executive Severance Plan Qualifying Termination”). In the event of an Executive Severance Plan Qualifying Termination, the NEO would receive, in lieu of any severance benefits under any other arrangement with the participant (including, without limitation, the Restrictive Covenant Letter Agreements and the Company’s change in control severance plan, pro-vided that in the event of a qualifying termination under the change in control severance plan, the terms of the change in control severance plan will govern), the following severance benefits:

•

Cash severance benefits consisting of the greater of (i) the sum of statutory severance payable under PRC law and an amount equal to five times the participant’s average monthly salary in the 12 months prior to the Executive Severance Plan Qualifying Termination as consideration for compliance with certain restrictive covenants, including covenants relating to

YUM CHINA – Proxy Statement	63

EXECUTIVE COMPENSATION

non-competition as further described below and (ii) the sum of the participant’s monthly base salary plus 1/12 of the participant’s target annual bonus, multiplied by a severance multiple of 24, in the case of the CEO, and 12 for all other participants;

•

Any accrued, but unpaid as of the date of the Executive Severance Plan Qualifying Termination, annual cash bonus for any completed fiscal year preceding an Executive Severance Plan Qualifying Termination; and

•

If the Executive Severance Plan Qualifying Termination occurs on or after June 30, a pro-rated annual bonus for the year of the Executive Severance Plan Qualifying Termination based on actual performance and pro-rated for the employment period during the year.

In the event of a participant’s material breach of a material obligation to the Company pursuant to any award or agreement between the participant and the Company, including a material breach of the restrictive covenants set forth in any offer letter, restrictive covenant or other agreement entered into by the participant with the Company or a determination that an event constituting “cause” has occurred, then the Compensation Committee may (i) terminate the participant’s right to receive payments under the Executive Severance Plan and (ii) seek the recoupment of any payments previously made to the participant under the Executive Severance Plan, including through exercising rights of set-off, forfeiture or cancellation, to the full extent permitted by law, with respect to any other awards, benefits or payments otherwise due to the participant from the Company or any of its affiliates.

The Company is party to Restrictive Covenant Letter Agreements with each NEO. The Restrictive Covenant Letter Agreements include restrictive covenants relating to non-disclosure, non-competition, non-solicitation and non-disparagement, as well as cooperation in investigations and litigation clauses. As consideration for the restrictive covenants, the Company is obligated to pay an amount equivalent to five times the NEO’s average monthly salary upon a termination of employment, other than in the case of a change-in-control-related termination or the NEO’s death. Such amount would be offset by amounts otherwise owed under any other termination-related agreement between the employee and the Company (including the Executive Severance Plan) so that there is no duplication of payments.

The Company’s equity awards provide for pro-rata vesting for terminations due to death, retirement (age 55 and ten years of service or age 65 and five years of service) or involuntary termination by the Company without cause, with PSUs determined based on actual performance. Outstanding equity awards are forfeited upon a termination for cause. If the NEOs’ employment had terminated as of December 31, 2021 without cause or due to death or retirement, they would have been entitled to pro-rata vesting of their outstanding RSUs, SARs and PSUs as follows: Ms. Wat, $12,360,918; Mr. Yeung, $ 2,550,850; Mr. Chan, $1,955,632; Mr. Huang, $2,677,732 and Mr. Yuen, $1,712,176, assuming target performance for purposes of this disclosure. As of December 31, 2021, Messrs. Huang and Yuen were retirement eligible.

The below table shows the maximum amount of payments and other benefits that each continuing NEO would have received upon a qualifying termination under the Executive Severance Plan on December 31, 2021 and the Company’s equity award agreements, assuming target performance of the PSUs for purposes of this disclosure.

	Wat $	Yeung $	Chan $	Huang $	Yuen $
Cash Severance	8,100,000	1,600,000	1,080,000	1,480,000	1,020,000
Release Payment	1,551	1,551	1,551	1,551	1,551
Pro-rata Vesting of SARs	1,061,916	73,358	48,908	205,978	108,461
Pro-rata Vesting of RSUs	669,025	497,421	460,735	524,216	271,637
Pro-rata Vesting of PSUs	10,629,977	1,980,070	1,445,989	1,947,537	1,332,078

TOTAL	20,462,469	4,152,400	3,037,183	4,159,282	2,733,727

64	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

Termination of Employment Following a Change in Control. As noted in the CD&A, the Company maintains a change in control severance plan, which provides severance benefits to our NEOs in the event of a termination of employment by the Company without “cause” or by the NEO due to “good reason,” in each case within 24 months following a change in control (a “CIC Qualifying Termination”). Each NEO has executed a participation and restrictive covenant agreement to participate in the Change in Control Severance Plan, which contains restrictive covenants in favor of the Company relating to non-competition, non-solicitation, non-disclosure, and non-disparagement. In the event of a CIC Qualifying Termination under the Change in Control Severance Plan, the NEO would receive, in lieu of any severance benefits under any other arrangement with the participant, the following severance benefits:

•

An amount equal to the “Severance Multiple” multiplied by the sum of (x) such NEO’s monthly base salary in effect immediately prior to a CIC Qualifying Termination (or prior to any reduction for purposes of good reason) and (y) 1/12 of the greater of such NEO’s annual target cash bonus for the calendar year in which the CIC Qualifying Termination occurs and the most recent annual cash bonus paid to the NEO, with such amounts payable over the 12-month period following the NEO’s termination of employment. The Severance Multiple is 30 for the CEO and 24 for each of the other participating NEOs.

•

Any accrued, but unpaid as of the date of the CIC Qualifying Termination, annual cash bonus for any completed fiscal year preceding a CIC Qualifying Termination, to be paid within 60 days of the CIC Qualifying Termination.

•	Accrued benefits under any retirement plan or health or welfare plan.

•	If permitted by the terms of the Company’s health plan and applicable law, continued health insurance coverage, subsidized by the Company at active employee rates, through the earlier of the one-year anniversary of the participant’s termination of employment and the participant becoming eligible for health insurance coverage under another employer’s plan.

•	Outplacement services, in an aggregate cost to the Company not to exceed $25,000, for a one-year period (or, if earlier, until the NEO accepts an offer of employment).

Under the terms of our equity agreements, all outstanding SARs and RSUs would fully and immediately vest following a change in control of the Company if the NEO is employed on the date of the change in control and is involuntarily terminated (other than for cause) on or within two years following the change in control. Under the terms of Annual PSU Awards starting from 2020 and the 2020 Partner PSU Awards, if the NEO is employed on the date of the change in control and resigns for good reason or is involuntarily terminated other than for cause within two years following a change in control, then vesting shall be measured based on the greater of (i) actual performance for the performance period through the date of termination of employment and (ii) target performance (provided, however, that if the change in control and termination of employment occur during the first year of the performance period, then performance will be measured based on target performance). In addition, beginning with the 2020 equity awards, if awards are not effectively assumed in a change in control of the Company, then the awards will vest in full upon such change in control with any stock price performance goal vesting based on the per share transaction price in such change in control and the other performance goals vesting at the greater of actual performance through the date of the change in control and target performance (provided, however, if the change in control occurs during the first year of the performance period, then performance will be measured based on target performance).

YUM CHINA – Proxy Statement	65

EXECUTIVE COMPENSATION

The below table shows the maximum amount of payments and other benefits that each continuing NEO would have received upon a change in control and qualifying termination on December 31, 2021 under the terms of the change in control severance plan and the Company’s equity award agreements, assuming target performance of the PSUs for purposes of this disclosure.

	Wat $	Yeung $	Chan $	Huang $	Yuen $
Cash Severance	10,125,000	3,200,000	2,160,000	2,960,000	2,123,198
Continued Health Insurance Coverage	18,885	11,517	17,770	11,517	13,487
Outplacement Services	25,000	25,000	25,000	25,000	25,000
Accelerated Vesting of SARs	2,205,912	240,081	160,061	451,744	239,738
Accelerated Vesting of RSUs	2,189,536	1,816,760	1,491,682	539,194	279,398
Accelerated Vesting of PSUs	21,063,899	3,920,908	2,882,072	3,823,308	2,628,266

TOTAL	35,628,232	9,214,266	6,736,585	7,810,763	5,309,087

Arrangement with Mr. Tan

In connection with Mr. Tan’s departure, the Company entered into a post-termination agreement with Mr. Tan (the “Tan Termination Agreement”). Under the Tan Termination Agreement, the Company agreed to pay Mr. Tan’s 2021 annual cash bonus based on actual performance, which was paid at the same time that the 2021 annual cash bonuses were paid to the other NEOs, a payment of HK$2,260,415 ($290,236, based on the exchange rate of 7.7882 Hong Kong dollars to U.S. dollars), representing five times Mr. Tan’s average gross monthly salary in the past 12 months pursuant to the terms of his prior Restrictive Covenant Letter Agreement, as well as a release payment of RMB10,000 ($1,564, based on the exchange rate of 6.3949 RMB to U.S. dollars) and a long-service payment of HK$375,000 ($48,150, based on the exchange rate of 7.7882 Hong Kong dollars to U.S. dollars) in accordance with applicable local requirements. If Mr. Tan receives a tax rebate with respect to the long-service payment, Mr. Tan is required to return such rebate to the Company. In accordance with the terms of the award agreements, Mr. Tan has 90 days from the last date of employment to exercise his vested SARs, and all of his unvested equity awards were forfeited upon his departure. The Tan Termination Agreement provides for restrictive covenants in favor of the Company relating to non-competition, non-solicitation, non-disparagement, and non-disclosure.

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Ms. Wat.

Identification of Median Pay Employee

The Company employed over 450,000 persons as of year-end 2021, and substantially all of them are based in China. Given the nature of its operations, approximately 90% of the Company’s employees were restaurant crewmembers. Approximately 75% of the 405,000 crewmembers worked part-time, approximately 41% of whom attended university at the same time, and were paid on an hourly basis. Our wage rates for crewmembers are determined based on a number of factors, including but not limited to cost of living, labor supply and demand, and competitive market pay rates in the city in which the crewmember works.

We selected December 31, 2021, as the date on which to determine our median employee. For purposes of identifying the median employee from the employee population base (excluding Ms. Wat), we considered the total compensation of all of our employees, as compiled from our payroll records. In addition, we measured compensation for purposes of determining the median employee using

66	YUM CHINA – Proxy Statement

EXECUTIVE COMPENSATION

December 2021 payroll records. Compensation paid in foreign currencies was converted to U.S. dollars based on a weighted average exchange rate for the relevant period.

Using this methodology, our median employee was identified as a part-time crewmember located in a second-tier city in China.

Ratio

For 2021:

•	The annual total compensation of the median employee, as identified above, was $6,738.

•	Ms. Wat’s annual total compensation, as reported in the Total column of the 2021 Summary Compensation Table, was $16,555,672.

•	Based on this information, the ratio of the annual total compensation of Ms. Wat to the median of the annual total compensation of all employees is approximately 2,457 to 1.

Our pay ratio is significantly impacted by the fact that substantially all of our employees are based in China, approximately 75% of our 405,000 crewmembers are employed on a part-time and hourly basis, and typical wages vary between the cities in which our restaurants are located.

The above ratio and annual total compensation amount of the median employee are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. The ratio and annual total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee may vary significantly among companies.

To provide supplemental disclosure and not as a substitute for the pay ratio calculated in accordance with SEC executive compensation disclosure rules, we also reviewed the CEO pay ratio excluding the value of the one-time Chairman Awards granted in February 2021. Excluding such awards, the CEO’s 2021 annual total compensation would have been $14,055,649 and the CEO pay ratio for fiscal 2021 would have been 2,086 to 1.

YUM CHINA – Proxy Statement	67

2021 DIRECTOR COMPENSATION

The Company primarily uses stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. The Nominating and Governance Committee of the Board considers advice from the compensation consultant and reviews and makes recommendations to the Board with respect to the compensation and benefits of directors on an annual basis. The Company’s director compensation structure for 2021 is discussed below.

Employee Directors. Employee directors do not receive additional compensation for serving on the Board of Directors. Please see the 2021 Summary Compensation Table for the compensation received by Ms. Wat during 2021 for her role as CEO of the Company.

Non-Employee Directors Retainer. Our non-employee directors were each compensated with an annual retainer equal to $275,000, payable in Company common stock or, if requested by a director, up to one-half in cash. The annual retainers were paid in June 2021 to compensate the directors for their services from June 1, 2021 to May 31, 2022.

Chairman and Committee Chairperson Retainer. In addition to the annual retainer paid to all non-employee directors, the Chairman of the Board (Dr. Hu) received an additional annual cash retainer of $225,000. The Chairperson of the Audit Committee (Mr. Bassi) received an additional $30,000 stock retainer, the Chairperson of the Compensation Committee (Ms. Lu) received an additional $20,000 stock retainer, the Chairperson of the Nominating and Governance Committee (Dr. Hu) received an additional $15,000 stock retainer, and the Chairperson of the Food Safety and Sustainability Committee (Mr. Shao) received an additional $15,000 stock retainer. All such retainers were paid in June 2021 to compensate the directors for their services from June 1, 2021 to May 31, 2022.

The table below summarizes cash compensation earned by and stock retainers granted to each non-employee director during 2021.

Name	Fees Earned or Paid in Cash($)		Stock Awards ($)(5)	All Other Compensation ($)		Total ($)
(a)	(b)		(c)	(d)		(e)

Peter A. Bassi	137,500	(1)	167,500	—		305,000

Edouard Ettedgui	—		275,000	—		275,000

Cyril Han	—		275,000	—		275,000

Louis T. Hsieh	137,500	(1)	137,500	—		275,000

Fred Hu	225,000	(2)	290,000	—		515,000

Ruby Lu	—		295,000	—		295,000

Zili Shao	—		290,000	—		290,000

William Wang	—		275,000	—		275,000

Min (Jenny) Zhang	137,500	(3)	137,500	—		275,000

Christian L. Campbell	—		—	127,500	(6)	127,500

Ed Yiu-Cheong Chan	—	(4)	—	—		—

(1)	Represents the portion of the annual retainer that Messrs. Bassi and Hsieh elected to receive in cash rather than equity.

(2)	Represents the annual cash retainer paid to Dr. Hu as Chairman of the Board.

68	YUM CHINA – Proxy Statement

2021 DIRECTOR COMPENSATION

(3)	Represents the portion of the annual retainer that Ms. Zhang elected to receive in cash rather than equity. Ms. Zhang was first elected to the Board at the 2021 Annual Meeting of Stockholders.

(4)

Mr. Chan did not stand for re-election at the 2021 Annual Meeting of Stockholders. While Mr. Chan served as a director during 2021, he did not receive any compensation in 2021 with respect to such service, as his 2020 equity grant that was reported in the 2020 Director Compensation Table represented compensation for his service until May 2021.

(5)

Represents the grant date fair value for annual stock retainer awards granted in 2021. Each director received shares of Company common stock determined by dividing the applicable annual retainer by the closing market price of a share of Company common stock on the date of grant, with any fractional shares paid in cash rather than equity.

(6)

Mr. Campbell did not stand for re-election at the 2021 Annual Meeting of Stockholders. While Mr. Campbell served as a director during 2021, he did not receive any compensation in 2021 with respect to such service, as his 2020 equity grant that was reported in the 2020 Director Compensation Table represented compensation for his service until May 2021. On July 15, 2021, Mr. Campbell entered into a senior advisor service contract with the Company, pursuant to which Mr. Campbell will provide governance and other advisory services to the Board from July 1, 2021 to May 31, 2022, with a monthly retainer of $21,000. Pursuant to the senior advisor service contract, hours in excess of 42 hours per quarter were paid at $1,500 per hour. The amount represents the advisory retainer paid to Mr. Campbell in 2021.

Stock Ownership Requirements. Although our directors are not subject to the Stock Ownership Guidelines, we nevertheless expect our directors to own a meaningful number of shares of Company common stock, and we have a share retention policy in place for directors. Pursu-

ant to the share retention policy, no director may sell any shares received as director compensation until at least 12 months following the director’s retirement or departure from the Board.

YUM CHINA – Proxy Statement	69

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, as of December 31, 2021, the equity compensation we may issue to our directors, officers, employees and other persons under the 2016 LTIP, which was approved by YUM as the Company’s sole stockholder prior to the Company’s spin-off from YUM.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)

Equity compensation plans approved by security holders	12,811,477	(1)	31.65	(2)	10,060,206	(3)

Equity compensation plans not approved by security holders	—		—		—

TOTAL	12,811,477		31,65		10,060,206

(1)	Includes 1,988,944 shares issuable in respect of RSUs and PSUs.

(2)	RSUs and PSUs do not have an exercise price. Accordingly, this amount represents the weighted-average exercise price of outstanding SARs and stock options.

(3)

After the spin-off, full value awards granted to the Company’s employees under the 2016 LTIP, including RSUs and PSUs, will reduce the number of shares available for issuance by two shares. SARs granted to the Company’s employees under the 2016 LTIP will reduce the number of shares available for issuance only by one share.

70	YUM CHINA – Proxy Statement

ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained Georgeson LLC to act as a proxy solicitor for a fee estimated to be $25,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares of Company common stock.

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Shareholders, Banks and Brokers

Call Toll Free:

866-316-3922

International Number:

781-575-2137

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering this proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders or they participate in electronic delivery of proxy materials.

Stockholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024, or to Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030 People’s Republic of China, Attention: Investor Relations, or by calling +86 21 2407 7556 / +852 2267 5801.

YUM CHINA – Proxy Statement	71

ADDITIONAL INFORMATION

May I propose actions for consideration at next year’s Annual Meeting of the Company’s stockholders or nominate individuals to serve as directors?

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and proxy card for presentation at the 2023 annual meeting of the Company’s stockholders, the proposal must be received by our Corporate Secretary at our principal executive offices, Yum China Holdings, Inc., 7100 Corporate Drive, Plano, Texas 75024, or Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030, People’s Republic of China, by December 16, 2022. We strongly encourage any stockholder interested in submitting a proposal to contact our Chief Legal Officer in advance of this deadline to discuss the proposal. Stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a proposal does not guarantee that we will include it in our proxy statement.

In addition, our Bylaws include provisions permitting, subject to certain terms and conditions, stockholders owning at least 3% of the outstanding shares of Company common stock for at least three consecutive years to use our annual meeting proxy statement to nominate a number of director candidates not to exceed 20% of the number of directors in office, subject to reduction in certain circumstances (the “Proxy Access”). Pursuant to our Proxy Access bylaw, stockholder nomination of directors to be included in our proxy statement and proxy card for the 2023 annual meeting of the Company’s stockholders must be received by our Corporate Secretary no earlier than November 15, 2022 and no later than December 15, 2022. Stockholders must also satisfy the other requirements specified in our Bylaws. You may contact the Company’s Corporate Secretary at the addresses mentioned above for a copy of the relevant bylaw provisions regarding the requirements for nominating director candidates pursuant to Proxy Access.

Under our Bylaws, stockholders may also nominate persons for election as directors at an annual meeting or introduce an item of business that is not included in our proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting must be submitted in writing to our Corporate Secretary at our principal executive offices, and the stockholder submitting any such nomination or item of business must include information set forth in our Bylaws. For the 2023 annual meeting of the Company’s stockholders, we must receive the notice of your intention to introduce a nomination or to propose an item of business no earlier than January 27, 2023 and no later than February 26, 2023, unless we hold the 2023 annual meeting before April 27, 2023 or after June 26, 2023, in which case notice must be received no later than 10 days after notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs. Stockholders must also satisfy the other requirements specified in our Bylaws. You may contact the Company’s Corporate Secretary at the addresses mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 28, 2023.

72	YUM CHINA – Proxy Statement

ADDITIONAL INFORMATION

Is any other business expected to be conducted at the Special Meeting?

The Board is not aware of any matters that are expected to come before the Special Meeting other than those referred to in this proxy statement. If any other matter should come before the Special Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the Special Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, including, without limitation, statements regarding the timeline and completion of the Proposed Primary Conversion and statements regarding our future compensation arrangements, including pursuant to the 2022 LTIP. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this proxy statement are only made as of the date of this proxy statement, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the SEC (including the information set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

YUM CHINA – Proxy Statement	73

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

YUM CHINA HOLDINGS, INC.

2022 LONG TERM INCENTIVE PLAN

SECTION 1.

General

1.1 Purpose. This Yum China Holdings, Inc. 2022 Long Term Incentive Plan (the “Plan”) has been established by Yum China Holdings, Inc. (the “Company”) to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) align the interests of Participants with those of the Company’s shareholders. The Plan replaces the Yum China Holdings, Inc. Long Term Incentive Plan (the “2016 Plan”) and the 2016 Plan shall continue to govern awards granted prior to the Effective Date (as defined below) but no new awards shall be granted under the 2016 Plan following the Effective Date.

1.2 Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals on the basis of their contributions to the development and growth of the Group, as determined by the Company, those persons who will be granted one or more Awards under the Plan, and thereby become a “Participant” in the Plan.

1.3 Operation, Administration, and Definitions. The operation and administration of the Plan shall be vested in the Committee, as described in Section 7. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9 hereof).

SECTION 2.

Options and SARS

2.1 Definitions.

(a)

The grant of an “Option” entitles the Participant to purchase shares of Stock at an Exercise Price and during a specified time established by the Committee. Any Option granted under this Section 2 may be either a non-qualified option (an “NQO”) or an incentive stock option (an “ISO”), as determined in the discretion of the Committee. An “NQO” is an Option that is not intended to be an “incentive stock option” as that term is described in Code Section 422(b). An “ISO” is an Option that satisfies the requirements applicable to an “incentive stock option” described in Code Section 422(b) and which is designated at the time of grant as an “incentive stock option.” An Option will be deemed to be a NQO unless it is specifically designated by the Committee as an ISO and/or to the extent that it does not meet the requirements of an ISO.

(b)

The grant of a stock appreciation right (an “SAR”) entitles the Participant to receive, in cash or Stock (as determined in accordance with the terms of the Plan and specified in the applicable Award Agreement), value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

74	YUM CHINA – Proxy Statement

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

2.2 Eligibility. The Committee shall designate the Participants to whom Options or SARs are to be granted under this Section 2 and shall determine the number of shares of Stock subject to each such Option or SAR and the other terms and conditions thereof, not inconsistent with the Plan. Without limiting the generality of the foregoing, the Committee may not grant dividends or dividend equivalents (current or deferred) with respect to any Option or SAR granted under the Plan. ISOs may only be granted to employees of the Company or a Subsidiary.

2.3 Limits on ISOs. If the Committee grants ISOs, then to the extent that the aggregate fair market value of shares of Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year (under all plans of the Company, any parent and all Subsidiaries) exceeds the amount (currently $100,000) established by the Code, such Options shall be treated as NQOs to the extent required by Code Section 422. Any Option that is intended to constitute an ISO shall satisfy any other requirements of Code Section 422 and, to the extent such Option does not satisfy such requirements, the Option shall be treated as an NQO.

2.4 Exercise Price. The “Exercise Price” of each Option or SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided, however, that the Exercise Price shall not be less than the higher of (i) the Fair Market Value of a share of Stock on the date of grant (which must be a NYSE trading day) and (ii) the average Fair Market Value of a Share of common stock for the five NYSE trading days immediately preceding the date of grant (or, if greater, the par value of a share of Stock on such date(s)). Notwithstanding the foregoing and subject to approval, waiver, confirmation or otherwise as applicable from the HKEx, Options and SARs granted under the Plan in replacement for awards under plans and arrangements of the Company or a Subsidiary that are assumed in business combinations or similar corporate transactions may provide for Exercise Prices that are less than the Fair Market Value of the Stock at the time of the replacement grants, if the Committee determines that such Exercise Price is appropriate to preserve the economic benefit of the award.

2.5 Exercise/Vesting. Except as otherwise expressly provided in the Plan, an Option or SAR granted under the Plan shall be exercisable in accordance with the following:

(a)

The terms and conditions relating to exercise and vesting of an Option or SAR shall be established by the Committee to the extent not inconsistent with the Plan and may include, without limitation, conditions relating to completion of a specified period of service, achievement of performance standards as assessed in accordance with the Performance Measures prior to exercise or the achievement of stock ownership guidelines by the Participant.

(b)

No Option or SAR may be exercised by a Participant prior to the date on which it is exercisable (or vested) or after the ten-year anniversary of the date on which the Option or SAR was granted (or such shorter period as determined by the Committee at the time of grant or as required by law or the rules of any stock exchange on which the Stock is listed or the Code).

2.6 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

(a)

Subject to the following provisions of this subsection 2.6, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.6(c), payment may be made as soon as practicable after the exercise).

(b)

The Exercise Price shall be payable in cash or by way of a net exercise through authorizing the Company to withhold whole shares of Stock which would otherwise be delivered having an aggregate Fair Market

YUM CHINA – Proxy Statement	75

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, or in any combination thereof, as determined by the Committee.

(c)

The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

2.7 Post-Exercise Limitations. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the exercise of an Option or SAR as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, conformity with the Company’s recoupment or clawback policies and such other factors as the Committee determines to be appropriate.

2.8 Tandem Grants of Options and SARS. An Option may but need not be in tandem with an SAR, and an SAR may but need not be in tandem with an Option (in either case, regardless of whether the original award was granted under this Plan or another plan or arrangement). If an Option is in tandem with an SAR, the Exercise Price of both the Option and SAR shall be the same, and the exercise of the corresponding tandem SAR or Option shall cancel the corresponding tandem SAR or Option with respect to such share. If an SAR is in tandem with an Option but is granted after the grant of the Option, or if an Option is in tandem with an SAR but is granted after the grant of the SAR, the later granted tandem Award shall have the same Exercise Price as the earlier granted Award, but in any event subject to subsection 2.4.

2.9 No Repricing. Except for either adjustments pursuant to subsection 4.2 (relating to the adjustment of shares) or reductions of the Exercise Price approved by the Company’s shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Company as consideration for the grant of a replacement Option or SAR with a lower Exercise Price or a Full Value Award. Except as approved by the Company’s shareholders, in no event shall any Option or SAR granted under the Plan be surrendered to the Company in consideration for a cash payment if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a share of Stock. In the event of a repricing, the Exercise Price shall still be subject to any other requirements imposed or waivers granted under applicable laws or applicable rules of any stock exchange on which the Stock is listed.

SECTION 3.

Full Value Awards and Cash Incentive Awards

3.1 Definitions.

(a)

A “Full Value Award” is a grant of one or more shares of Stock or a right to receive one or more shares of Stock in the future (including restricted stock, restricted stock units, performance shares, and performance units) which is contingent on continuing service, the achievement of performance objectives as assessed in accordance with the Performance Measures during a specified performance period, or other restrictions as determined by the Committee. The grant of Full Value Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to dividend or dividend equivalent rights and deferred payment or settlement. Notwithstanding the foregoing, no dividends or dividend equivalent rights will be paid or settled on Full Value Awards that have not been earned or vested.

(b)

A “Cash Incentive Award” is the grant of a right to receive a payment of cash (or in the discretion of the Committee, shares of Stock having value equivalent to the cash otherwise payable) that is contingent on achieve-

76	YUM CHINA – Proxy Statement

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

ment of performance objectives as assessed in accordance with the Performance Measures over a specified period established by the Committee. The grant of Cash Incentive Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee, including provisions relating to deferred payment.

3.2 Restrictions on Full Value Awards. Each Full Value Award shall be subject to such conditions, restrictions and contingencies set forth in this Plan and as the Committee shall determine and which are consistent with this Plan.

3.3 No Purchase Price. Grants of Full Value Awards shall be made based on the basis of their contributions to the development and growth of the Group, as determined by the Company, and the Participant is not required to pay any purchase price of shares of Stock awarded under the Full Value Award and the Cash Incentive Award.

SECTION 4.

Stock Reserved and Limitations

4.1 Shares Reserved and Other Amounts Subject to the Plan/Limitations. The shares of Stock for which Awards (which, for the avoidance of doubt, includes Options, SARs and Full Value Awards) may be granted under the Plan shall be subject to the following:

(a)	The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued.

(b)

Subject to the following provisions of this subsection 4.1 and the provisions of subsection 4.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 32,000,000; provided, however, that the maximum number of shares of Stock in respect of all Awards which may be granted under this Plan (the “Scheme Mandate Limit”) shall be the lower of (i) 32,000,000 shares of Stock and (ii) such number of shares of Stock representing 10% of the total number of shares of Stock outstanding as of the date of approval of the Plan by the Company’s shareholders (the “10% Limit”). The foregoing Scheme Mandate Limit shall be reduced by the number of shares of Stock (or, with respect to Full Value Awards, two times the number of shares of Stock) subject to any grants that occur under the 2016 Plan between August 24, 2022 and the Effective Date. For purposes of applying the limitations of this paragraph 4.1(b), each share of Stock delivered pursuant to Section 3 (relating to Full Value Awards) shall be counted as covering two shares of Stock, and shall reduce the number of shares of Stock available for delivery under this paragraph 4.1(b) by two shares.

(c)

To the extent provided by the Committee and set forth in the Award Agreement, any Award may be settled in cash rather than Stock. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

(d)

To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because they have already lapsed in accordance with the terms of this Plan, including due to forfeiture, termination, or expiration of the Award, then such shares shall not reduce the Scheme Mandate Limit and shall remain available for grant under the Plan. In addition, only the shares subject to a stock-settled SAR that are issued to a Participant upon exercise of such stock-settled SAR shall reduce the Scheme Mandate Limit. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because (i) the shares of Stock were subject to an Option and were not issued or delivered upon the net settlement or net

YUM CHINA – Proxy Statement	77

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

exercise of such Option or (ii) the shares of Stock were withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding Award, then such shares shall not reduce the Scheme Mandate Limit and shall remain available for grant under the Plan. In addition, subject to the 10% Limit, (x) shares withheld by the Company after August 24, 2022 to pay the withholding taxes related to an outstanding Award granted under the 2016 Plan and (y) shares subject to Awards granted under the 2016 Plan between August 24, 2022 and the Effective Date which are not delivered to a Participant or beneficiary because they have lapsed in accordance with the terms of the 2016 Plan, including due to forfeiture, termination, or expiration of the Award, in each case, shall become available for grant under the Plan. Shares of Stock repurchased by the Company on the open market with the proceeds of an Option exercise shall be cancelled and shall not again be available for delivery under the Plan.

(e)

Subject to the terms and conditions of the Plan, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries with respect to ISOs under the Plan shall be 32,000,000; provided, however, that to the extent that shares not issued must be counted against this limit as a condition of satisfying the rules applicable to ISOs, such rules shall apply to the limit on ISOs granted under the Plan.

(f)	Subject to subsection 4.2, the following additional maximums are imposed under the Plan:

(i)

Within the Scheme Mandate Limit, the maximum number of shares of Stock that may be issued in respect of all Awards granted to any Eligible Individual pursuant to Section 2 (relating to Options and SARs) shall be 9,000,000 shares during any five calendar-year period and shall be subject to any other requirements imposed under applicable laws or applicable rules of any stock exchange on which the Stock is listed. If an Option is in tandem with an SAR, such that the exercise of the Option or SAR with respect to a share of Stock cancels the tandem SAR or Option right, respectively, with respect to such share, the tandem Option and SAR rights with respect to each share of Stock shall be counted as covering one share of Stock for purposes of applying the limitations of this subparagraph (i).

(ii)

For Full Value Awards, no more than 3,000,000 shares of Stock may be subject to such Awards granted to any Eligible Individual during any five-calendar-year period (regardless of when such shares are deliverable) and shall be subject to any other requirements imposed under applicable laws or applicable rules of any stock exchange on which the Stock is listed.

(iii)

To the extent any grant of an Award to an Eligible Individual would result in the shares of Stock issued or to be issued in respect of all Awards granted to such individual (excluding any Awards that have been forfeited or lapsed in accordance with the terms of the Plan) in the 12-month period up to and including the date of such grant representing in the aggregate more than the limit set out in the HKEx Listing Rules (which is currently 1% of the shares of Stock of the Company issued as of such date (the “1% Individual Limit”)), such grant must be separately approved by the shareholders of the Company in accordance with the HKEx Listing Rules.

(iv)

In the case of any Award to a Non-employee Director, in no event shall the dollar value of the Award granted to any Non-employee Director for any calendar year (determined as of the date of grant) exceed $1,500,000.

(g)

The Company shall in any event comply with all applicable requirements, including the approval requirement, in respect of grants beyond applicable individual limits under any applicable laws or applicable rules of any stock exchange on which the Stock is listed.

78	YUM CHINA – Proxy Statement

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

4.2 Adjustments to Shares of Stock and Stock Awards. In the event of a capitalization issue, rights issue, subdivision or consolidation of shares or reduction of capital, the number and class of securities available under this Plan, the terms of each outstanding Option and SAR (including the number and class of securities subject to each outstanding Option or SAR and the Exercise Price or base price per share) and the terms of each outstanding Full Value Award (including the number and class of securities subject thereto), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and SARs in accordance with Section 409A of the Code and Rule 17.03(13) of the HKEx Listing Rules to the extent applicable. Only where approval, waiver, confirmation or otherwise as applicable from the HKEx is obtained, in the event of any other equity restructuring event as defined under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard, or any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to the extent necessary to prevent dilution or enlargement of rights of participants. In case of an adjustment pursuant to this Section 4.2, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

4.3 Grant of Awards to Directors, Chief Executive Officer or Substantial Shareholders. Where an Award is to be granted to a Director, chief executive officer or substantial shareholder of the Company or any of their associates (as determined in accordance with the HKEx Listing Rules) or any other connected persons of the Company (as defined under the HKEx Listing Rules), the grant shall be subject to approval requirements under applicable laws or applicable rules of any stock exchange on which the Stock is listed.

4.4 Refreshment of the Scheme Mandate Limit. Subject to the requirements of the HKEx Listing Rules in force from time to time, the Scheme Mandate Limit may be refreshed by the shareholders in a general meeting after three years from the date of the Company’s shareholders’ approval for the last refreshment (or the adoption of this Plan). Additional “refreshment” within any three year period must be approved by independent shareholders of the Company in a manner compliant with Chapter 17 of the Listing Rules in force from time to time. The Scheme Mandate Limit so refreshed shall not exceed 10% of the total number of issued shares of Stock as at the date of the shareholders’ approval of the refreshing of the Scheme Mandate Limit.

4.5 Grants beyond the Scheme Mandate Limit. The Company may seek separate approvals from the shareholders for granting Awards beyond the Scheme Mandate Limit in a manner as allowed under the HKEx Listing Rules.

4.6 Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the date on which the Award is granted; provided, that the following Awards granted to Employee Participants shall not be subject to the foregoing minimum vesting requirement: any (i) Substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries, (ii) shares of Stock subject to a minimum holding period of 12 months which are delivered to an Employee Participant under his/her compensation arrangements with the Company, including shares of stock delivered to a Non-employee Director in respect of such Non-employee Director’s annual retainer, (iii) Awards to Non-employee Directors that vest on earlier of the one-year anniversary of the date of grant and the next annual meeting of shareholders which is at least 50 weeks after the immediately preceding year’s annual meeting, and (iv) any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the Scheme Mandate Limit pursuant to Section 4.1(b) (subject to adjustment under Section 4.2) in respect of (A) sign-on or make-whole grants to new Employee Participants, (B) grants of Awards with performance-based vesting conditions, (C) grants of Awards that are made in batches for administrative or compliance reasons, (D) grants of Awards that vest evenly over a period of 12 months or more, and

YUM CHINA – Proxy Statement	79

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

(E) grants of Awards with a total vesting and holding period of more than 12 months; and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any award in cases of retirement, separation, retention arrangements, death, disability or a Change in Control, in the terms of the Award Agreement or otherwise. The Committee shall when determining the vesting period of each grant of Award consider the purpose of the Plan, including but not limited to attraction and retention of individuals to the Company, motivation of performance and provision of competitive incentive opportunities.

4.7 Lapse of Awards. Unless otherwise set forth in the Award Agreement or determined by the Committee, Awards shall cease to vest upon a termination of the Participant’s employment or service with the Company or the Participant ceasing to be an Eligible Individual. In the event an Option or SAR expires without being exercised during the period prescribed under section 2.5(b) or an Award do not vest, such Award shall lapse, automatically forfeited and cancelled by the Company without action on the part of the Participant and for no consideration. The Company shall owe no liability to any participant for the lapse of any Award under this paragraph.

SECTION 5.

Change in Control

Subject to the provisions of subsection 4.2 (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, if a Change in Control occurs prior to the date on which an Award is vested and prior to the Participant’s separation from service and if the Participant’s employment is involuntarily terminated by the Company (other than for cause) on or within two years following the Change in Control, then:

(a)	All outstanding Options (regardless of whether in tandem with SARs) shall become fully exercisable.

(b)	All outstanding SARs (regardless of whether in tandem with Options) shall become fully exercisable.

(c)

All Full Value Awards (including any Award payable in Stock which is granted in conjunction with a Company deferral program) shall become fully vested and the Committee shall determine the extent to which performance conditions as assessed in accordance with the Performance Measures are met in accordance with the terms of the Plan and the applicable Award Agreement.

In no event shall the application of this Section 5 cause the vesting period of any Award of any Participant who is not an Employee Participant to be less than 12 months.

Notwithstanding anything in this Plan or any Award agreement to the contrary, to the extent any provision of this Plan or an Award agreement would cause a payment of deferred compensation that is subject to Code Section 409A to be made upon the occurrence of a Change in Control, then such payment shall not be made unless such Change in Control also constitutes a “change in ownership”, “change in effective control” or “change in ownership of a substantial portion of the Company’s assets” within the meaning of Code Section 409A.

SECTION 6.

Miscellaneous

6.1 Effective Date; Duration. Subject to its prior approval by the Company’s shareholders, this Plan shall become effective as of the effective date of the dual primary listing of the Stock on the Main Board of HKEx (the “Effective Date”). This Plan shall terminate as of the tenth anniversary of the date on which it was approved by the Company’s shareholders, unless terminated earlier by the Board. Upon termination of the Plan, no further Award will be offered but the provisions of this Plan shall remain in full force and effect in all other respects. Termination of this Plan

80	YUM CHINA – Proxy Statement

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

shall not affect the terms or conditions of any Award granted prior to termination. Awards granted but not yet exercised or vested shall continue to be valid and exercisable in accordance with this Plan.

6.2 General Restrictions. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)

Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b)

In the case of a Participant who is subject to Section 16(a) and 16(b) of the Exchange Act, the Committee may, at any time, add such conditions and limitations to any Award to such Participant, or any feature of any such Award, as the Committee, in its sole discretion, deems necessary or desirable to comply with Section 16(a) or 16(b) of the Exchange Act and the rules and regulations thereunder or to obtain any exemption therefrom.

(c)

To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

6.3 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through (i) cash payment by the Participant, (ii) net settlement by authorizing the Company to withhold whole shares of Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of settlement, equal to the amount necessary to satisfy such withholding obligation, (iii) the Participant irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon settlement of the Award and remit to the Company a sufficient portion of the sale proceeds to pay the tax withholding resulting from such settlement, or (iv) any other means approved by the Committee and permitted under applicable law; provided, however, previously-owned Stock that has been held by the Participant or Stock to which the Participant is entitled under the Plan may only be used to satisfy the minimum tax withholding required by applicable law (or, if permitted by the Company, such other rate as shall not cause adverse accounting consequences under the accounting rules then in effect).

6.4 Grant and Use of Awards. Subject to subsection 4.1, in the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Except as required by applicable law, a Participant is not required to pay any amount in order to apply or accept an Award. Subject to subsection 2.9, Awards may be granted as alternatives to or replacement of awards granted or outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary). Subject to applicable laws and applicable rules of any stock exchange on which the Stock is listed and the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

6.5 Timing on the grant of Awards. No Awards shall be granted in the periods prohibited under applicable law or the applicable rules of any stock exchange on which the Stock is listed.

YUM CHINA – Proxy Statement	81

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

6.6 Settlement and Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment (other than Option or SAR other than to the extent permitted by Code Section 409A), subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

6.7 Transferability. Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution, or, if provided by the Committee, pursuant to a qualified domestic relations order (within the meaning of the Code and applicable rules thereunder), in each case, to the extent permitted by applicable law. To the extent that Participant who receives an Award under the Plan has the right to exercise such Award, the Award may be exercised during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing provisions of this subsection 6.7, if provided by the Committee and subject to approval, waiver, confirmation or otherwise (as applicable) from the HKEx, Awards may be transferred to or for the benefit of the Participant’s family (including, without limitation, to a trust or partnership for the benefit of a Participant’s family), subject to such procedures as the Committee may establish. In no event shall an ISO be transferable to the extent that such transferability would violate the requirements applicable to such option under Code Section 422.

6.8 Rights as Shareholder. No Participant shall have any right as a shareholder of the Company with respect to any shares of Stock unless and until such Participant becomes a shareholder of record with respect to such shares of Stock. Once a Participant becomes a shareholder of record with respect to the shares of Stock subject to the Award, the Participant shall have all rights as a shareholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution or dividend with respect to shares of Stock subject to vesting conditions, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Stock with respect to which such distribution was made.

6.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

6.10 Agreement with Company. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an “Award Agreement” regardless of whether any Participant signature is required.

6.11 Notices. Any notice or document required to be filed with the Committee under the Plan shall be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company or the Subsidiary, as applicable, at its principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan (other than a notice of election) may be waived by the person entitled to notice.

82	YUM CHINA – Proxy Statement

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

6.12 Action by Company or Subsidiary. Any action required or permitted to be taken under the Plan by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more non-employee members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company, or by any employee of the Company or a Subsidiary who is delegated by the board of directors authority to take such action.

6.13 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

6.14 Limitation of Implied Rights.

(a)

Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any of the Subsidiaries whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any of the Subsidiaries, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any of the Subsidiaries, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any of the Subsidiaries shall be sufficient to pay any benefits to any person.

(b)

The Plan does not constitute a contract of employment or continued service, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or a Subsidiary or the right to continue to provide services to the Company or a Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and shares of Stock are registered in his name.

6.15 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

6.16 Misconduct. If the Committee determines that a present or former employee has (a) used for profit or disclosed to unauthorized persons, confidential or trade secrets of the Company or any Subsidiary; (b) breached any contract with or violated any fiduciary obligation to the Company or any Subsidiary; or (c) engaged in any conduct which the Committee determines is injurious to the Company or its Subsidiaries, the Committee may cause that employee to forfeit his or her outstanding awards under the Plan, provided, however, that during the pendency of a Potential Change in Control and as of and following the occurrence a Change in Control, no outstanding awards under the Plan shall be subject to forfeiture pursuant to this subsection 6.16. Nothing in this Plan or otherwise is intended to, or does, prohibit an Eligible Individual from (i) filing a charge or complaint with, providing truthful information to, or cooperating with an investigation being conducted by a governmental agency (such as the U.S. Equal Employment Opportunity Commission, another other fair employment practices agency, the U.S. National Labor Relations Board, the U.S. Department of Labor, or the U.S. Securities and Exchange Commission (the “SEC”)); (ii) engaging in other legally-protected activities; (iii) giving truthful testimony or making statements under oath in response to a subpoena or other valid legal process or in any legal proceeding; (iv) otherwise making truthful statements as required by law or valid legal process; or (v) disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law. Accordingly, an Eligible Individual shall not be

YUM CHINA – Proxy Statement	83

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In the event an Eligible Individual files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Eligible Individual may disclose the trade secret(s) of the Company to his attorney and use the trade secret information in the court proceeding, if the Eligible Individual (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to court order. In accordance with applicable law, and notwithstanding any other provision of this Plan, nothing in this Plan or any of any policies or agreements of the Company or any affiliate applicable to the Eligible Individual (i) impedes an Eligible Individual’s right to communicate with the SEC or any other governmental agency about possible violations of federal securities or other laws or regulations or (ii) requires an Eligible Individual to provide any prior notice to the Company or its affiliates or obtain their prior approval before engaging in any such communications.

6.17 Restrictions on Shares and Awards. The Committee, in its discretion, may impose such restrictions on shares of Stock acquired pursuant to the Plan, whether pursuant to the exercise of an Option or SAR, settlement of a Full Value Award or Cash Incentive Award or otherwise, as it determines to be desirable, including, without limitation, restrictions relating to disposition of the shares and forfeiture restrictions based on service, performance, Stock ownership by the Participant, conformity with the Company’s recoupment, compensation recovery, or clawback policies and such other factors as the Committee determines to be appropriate. Without limiting the generality of the foregoing, unless otherwise specified by the Committee, any awards under the Plan and any shares of Stock issued pursuant to the Plan shall be subject to the Company’s compensation recovery, clawback, and recoupment policies as in effect from time to time.

6.18 Applicable Law. The provisions of the Plan shall be construed in accordance with the laws of the State of Delaware, without giving effect to choice of law principles. In the event any term of this Plan shall be inconsistent with or not in compliance with the applicable rules of the NYSE or the HKEx, the applicable rules of the NYSE or the HKEx shall prevail.

6.19 Foreign Individuals. Notwithstanding any other provision of the Plan to the contrary, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan. In furtherance of such purposes, the Committee may make such modifications, amendments, procedures and subplans as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or any of the Subsidiaries operates or has employees. The foregoing provisions of this subsection 6.19 shall not be applied to increase the share limitations of Section 4 or to otherwise change any provision of the Plan that would otherwise require the approval of the Company’s shareholders.

6.20 Liability for Cash Payments. Subject to the provisions of this Section 6, each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such payment is attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

SECTION 7.

Committee

7.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee of the Board (the “Committee”) in accordance with this Section 7. The Committee shall be

84	YUM CHINA – Proxy Statement

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

selected by the Board, and shall consist solely of two or more non-employee members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the principal stock exchange on which the Stock is then traded. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. As of the Effective Date, the Committee shall mean the Compensation Committee of the Board.

7.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)

Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance targets, restrictions, and other provisions of such Awards, and, subject to the restrictions imposed by Section 8, to cancel or suspend Awards, reissue or repurchase Awards, and accelerate the exercisability or vesting of any Award. In making such Award determinations, the Committee may take into account the nature of services rendered by the respective employee, the individual’s contributions to the Company’s or a Subsidiary’s success and such other factors as the Committee deems relevant.

(b)

To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c)

The Committee will have the authority and discretion to conclusively interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)	Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)

In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

7.3 Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange on which the Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

7.4 Information to be Furnished to Committee. The Company and the Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and the Subsidiaries as to an individual’s or Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

YUM CHINA – Proxy Statement	85

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

7.5 Limitation on Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or any Subsidiary be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or Subsidiary. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Company against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

SECTION 8.

Amendment and Termination

The Board may, at any time, amend or terminate the Plan (and the Committee may amend any Award Agreement); provided, however, that:

(a)

no amendment or termination of the Plan or amendment of any Award Agreement may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect in any material way the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment or termination is adopted by the Board or the Committee, as applicable, unless the Committee expressly reserved the right to do so at the time the Award was granted;

(b)	adjustments pursuant to subsection 4.2 shall not be subject to the foregoing limitations of this Section 8;

(c)

all material amendments to the Plan, including but not limited to amendments to the provisions of subsection 2.9 (relating to Option and SAR repricing), amendments expanding the group of Eligible Individuals, and amendments to or increases in the number of shares reserved under the Plan pursuant to paragraphs 4.1(b) (total shares reserved), 4.1(e) (relating to the limitations on ISOs), and 4.1(f) (relating to individual limits) will not be effective unless approved by the Company’s shareholders, in each case, to the extent required by applicable law;

(d)

if applicable laws or the rules of any stock exchange on which the Stock is listed require any amendment to the Plan, the Award Agreement and the terms of the Awards to seek the approval from the Company’s shareholders, the Board, the independent directors of the Board or the Committee, as applicable, such approval shall be obtained. It is the intention of the Company that, to the extent that any provisions of this Plan or any Awards granted hereunder are subject to Code Section 409A, the Plan and the Awards comply with the requirements of Code Section 409A and that the Board shall have the authority to amend the Plan as it deems necessary or desirable to conform to Code Section 409A. Notwithstanding the foregoing, neither the Company nor the Subsidiaries guarantee that Awards under the Plan will comply with Code Section 409A and the Committee is under no obligation to make any changes to any Award to cause such compliance; and

(e)	the amended Plan or the amended Award Agreement must still comply with the relevant applicable laws or applicable rules of any stock exchange on which the Stock is listed.

86	YUM CHINA – Proxy Statement

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

SECTION 9.

Defined Terms

In addition to the other definitions contained herein, the following definitions shall apply:

(a)	1% Individual Limit. The term “1% Individual Limit” is defined in subsection 4.1(f)(iii).

(b)	10% Limit. The term “10% Limit” is defined in subsection 4.1(b).

(c)	Award. The term “Award” shall mean any award or benefit granted under the Plan, including, without limitation, the grant of Options, SARs, or Full Value Awards.

(d)	Award Agreement. The term “Award Agreement” is defined in subsection 6.10.

(e)	Board. The term “Board” shall mean the Board of Directors of the Company.

(f)	Change in Control. A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following subparagraphs shall have occurred:

(i)

any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of subparagraph (iii) below; or

(ii)

the following individuals cease for any reason to constitute a majority of the number of directors then serving; individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company), whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)

there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation, other than (I) a merger or consolidation (A) immediately following which those individuals who, immediately prior to the consummation of such merger or consolidation, constituted the Board, constitute a majority of the board of directors of the Company or the surviving or resulting entity or any parent thereof, or (B) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company (or such surviving entity or any parent thereof) outstanding immediately after such merger or consolidation, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially

YUM CHINA – Proxy Statement	87

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions. Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. For purposes of this definition, the following terms shall have the meaning specified:

(I)	“Affiliate” shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act.

(II)

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

(III)

“Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(g)	Code. The term “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended. A reference to any Code provision shall include reference to any successor provision of the Code.

(h)	Committee. The term “Committee” is defined in subsection 7.1.

(i)	Director. For purposes of the Plan, the term “Director” shall mean a member of the Board.

(j)	Effective Date. The term “Effective Date” is defined in subsection 6.1.

(k)

Eligible Individual. For purposes of the Plan, the term “Eligible Individual” shall mean Employee Participants and any officers, directors or other employees of associated companies of the Company in which the Company has an equity interest, and persons who are expected to become Employee Participants or officers, directors or other employees of associated companies of the Company in which the Company has an equity interest (but effective no earlier than the date on which such individual begins to provide services to the Company, a Subsidiary or an associated company of the Company).

(l)

Employee Participant. For purposes of the Plan, “Employee Participant” shall mean any officers, directors or other employees of the Company (including, for the avoidance of doubt, Non-employee Directors) or any of its Subsidiaries, and persons who are expected to become officers, directors or other employees of the Company or any of its Subsidiaries.

(m)	Exchange Act. The term “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time.

88	YUM CHINA – Proxy Statement

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

(n)	Exercise Price. The term “Exercise Price” is defined in subsection 2.4.

(o)	Fair Market Value. The “Fair Market Value” of a share of Stock means, as of any date, the value determined in accordance with the following rules:

(i)

If the Stock is at the time listed or admitted to trading on the New York Stock Exchange, then the Fair Market Value shall be the closing price per share of Stock on such date on the New York Stock Exchange or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

(ii)

If the Stock is not listed or admitted on the New York Stock Exchange and at the time listed or admitted to trading on another exchange, then the Fair Market Value shall be the closing price per share of Stock on such date on the exchange on which the Stock is then listed or admitted to trading or, if no such sale is reported on that date, on the last preceding date on which a sale was so reported.

(iii)

If the Stock is not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing average of the closing bid and asked price of a share of Stock on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

(iv)	If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the Fair Market Value shall be as determined by the Committee in good faith.

(p)	Group. The term “Group” shall mean the Company and its Subsidiaries.

(q)	HKEx. The term “HKEx” shall mean The Stock Exchange of Hong Kong Limited.

(r)	HKEx Listing Rules. The term “HKEx Listing Rules” shall mean the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

(s)	Non-employee Director. For purposes of the Plan, the term “Non-employee Director” shall mean a member of the Board, who is not an officer or employee of the Company or any Subsidiary.

(t)	NYSE. The term “NYSE” shall mean the New York Stock Exchange.

(u)	Other Awards. The term “Other Awards” shall mean all categories of Awards excluding Options and SARs.

(v)	Participant. The term “Participant” is defined in subsection 1.2.

(w)

Performance Measures. The term “Performance Measures” shall mean any one or more of the following corporate-wide or subsidiary, division, operating unit, line of business, project, geographic or individual measures: cash flow; earnings; earnings per share; market value added or economic value added; profits; return on assets; return on equity; return on investment; sales; revenues; stock price; total shareholder return; customer satisfaction metrics; restaurant unit development; and such other goals as the Committee may determine whether or not listed herein, or any combination of the foregoing. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of

YUM CHINA – Proxy Statement	89

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, investments or to assets or net assets. Performance Measures may be applied on a pre- or post-tax basis and may be adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of any Adjustment Events. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

(x)

Potential Change in Control. A “Potential Change in Control” shall exist during any period in which the circumstances described in subparagraphs (i), (ii), (iii) or (iv), below, exist (provided, however, that a Potential Change in Control shall cease to exist not later than the occurrence of a Change in Control):

(i)

the Company or any successor or assign thereof enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; provided that a Potential Change in Control described in this subparagraph (i) shall cease to exist upon the expiration or other termination of all such agreements.

(ii)

Any Person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; provided that a Potential Change in Control described in this subparagraph (ii) shall cease to exist upon the withdrawal of such intention, or upon a reasonable determination by the Board that there is no reasonable chance that such actions would be consummated.

(iii)

Any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company’s then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or any of its Affiliates). However, a Potential Change in Control shall not be deemed to exist by reason of ownership of securities of the Company by any person, to the extent that such securities of the Company are acquired pursuant to a reorganization, recapitalization, spin-off or other similar transactions (including a series of prearranged related transactions) to the extent that immediately after such transaction or transactions, such securities are directly or indirectly owned in substantially the same proportions as the proportions of ownership of the Company’s securities immediately prior to the transaction or transactions.

(iv)

The Board adopts a resolution to the effect that, for purposes of this Plan, a potential change in control exists; provided that a Potential Change in Control described in this subparagraph (iv) shall cease to exist upon a reasonable determination by the Board that the reasons that give rise to the resolution providing for the existence of a Potential Change in Control have expired or no longer exist.

(y)	Scheme Mandate Sublimit. The term “Scheme Mandate Sublimit” is defined in subsection 4.1(b).

(z)

Subsidiaries. The term “Subsidiary” shall mean (i) any entity which is accounted for and consolidated in the audited consolidated accounts of another entity as a subsidiary pursuant to the accounting standards adopted

90	YUM CHINA – Proxy Statement

APPENDIX A – YUM CHINA HOLDINGS, INC. 2022 LONG TERM INCENTIVE PLAN

by the Company; and (ii) any entity which will, as a result of acquisition of its equity interest by another entity, be accounted for and consolidated in the next audited consolidated accounts of such other entity as a subsidiary pursuant to the accounting standards adopted by the Company.

(aa)

Substitute Award. The term “Substitute Award” means an Award granted or shares of Stock issued by the Company in assumption of, or in substitution or exchange for, an award previously granted, or the right or obligation to make a future award, in all cases by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines. In no event shall the issuance of Substitute Awards change the terms of such previously granted awards such that the change, if applied to a current Award, would be prohibited under the provisions of subsection 2.9.

(bb)	Stock. The term “Stock” shall mean shares of common stock of the Company which shall rank pari passu in all respects with other fully-paid shares of Stock in issue.

YUM CHINA – Proxy Statement	91

PRELIMINARY PROXY CARD DATED AUGUST 15, 2022

SUBJECT TO COMPLETION

w SCAN TO VIEW MATERIALS & VOTE YUM CHINA HOLDINGS, INC. 7100 CORPORATE DRIVE PLANO, TX 75024 VOTE BY INTERNET Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 a.m. on May 26, 2022 Beijing/Hong Kong time / 11:59 p.m. on May 25, 2022 U.S. Eastern time. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/YUMC2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 a.m. on May 26, 2022 Beijing/Hong Kong time / 11:59 p.m. on May 25, 2022 U.S. Eastern time. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. D74754-P70528 YUM CHINA HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain Nominees: 1a. Fred Hu For Abstain Against 1b. Joey Wat The Board of Directors recommends you vote FOR proposals 2 and 3. 1c. Peter A. Bassi 2. Ratification of the Appointment of KPMG Huazhen LLP as the Company’s Independent Auditor for 2022 1d. Edouard Ettedgui 3. Advisory Vote to Approve Executive Compensation NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof. 1e. Cyril Han 1f. Louis T. Hsieh 1g. Ruby Lu 1h. Zili Shao 1i. William Wang 1j. Min (Jfcenny) Zhang Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. October 10 www.virtualshareholdermeeting.com/YUMC2022SM October 9 1. To approve the Board of Director’s continuing authority to approve issuances of shares of common stock or convertible securities in an amount not to exceed 20% of Yum China’s total number of outstanding shares of common stock as of the date of the Special Meeting, effective from the effective date of the conversion of the Yum China’s listing status on the Hong Kong Stock Exchange to primary listing until the earlier of the date the next annual meeting is held or June 26, 2023. 2. To approve the Board of Director’s continuing authority to approve the repurchases of shares of common stock in an amount not to exceed 20% of Yum China’s total number of outstanding shares of common stock as of the date of the Special Meeting, effective from the effective date of the conversion of the Yum China’s listing status on the Hong Kong Stock Exchange to primary listing until the earlier of the date the next annual meeting is held or June 26, 2023. 3. To approve the Yum China Holdings, Inc. 2022 Long Term Incentive Plan. NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

D74755-P70528 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. YUM CHINA HOLDINGS, INC. Annual Meeting of Stockholders 8:00 a.m. on May 27, 2022 Beijing/Hong Kong Time / 8:00 p.m. on May 26, 2022 U.S. Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Andy Yeung and Joseph Chan, or either of them, as proxies, each with the power to appoint his substitute, revoking all proxies previously given, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Yum China Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held via a live webcast at www.virtualshareholdermeeting.com/YUMC2022 at 8:00 a.m. on May 27, 2022 Beijing/Hong Kong Time / 8:00 p.m. on May 26, 2022 U.S. Eastern Time, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side Special Special October 11 October 10 Special October 11 www.virtualshareholdermeeting.com/YUMC2022SM October 10